Exhibit 10.2

SECOND LIEN TERM LOAN AGREEMENT

Dated as of November 1, 2005

by and among

PENHALL INTERNATIONAL CORP.,

as Borrower

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Agent

and

DEUTSCHE BANK SECURITIES INC.

as Sole Lead Arranger and Sole Bookrunner

and

THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO

as Lenders

TABLE OF CONTENTS

SECTION 1.

THE LOAN
1.1.	Loans
1.2.	Evidence of Debt; Register; Lenders’ Books and Records; Notes
1.3.	Interest on Loans
1.4.	Conversion/Continuation
1.5.	Default Interest
1.6.	Fees
1.7.	Repayments
1.8.	Prepayments and Repayment Premiums
1.9.	Mandatory Prepayments
1.10.	Application of Prepayments
1.11.	Application of Prepayments of Loans to ABR Loans and Eurodollar Rate Loans
1.12.	General Provisions Regarding Payments
1.13.	Ratable Sharing
1.14.	Making or Maintaining Eurodollar Rate Loans
1.15.	Reserve Requirements; Change in Circumstances
1.16.	Taxes
1.17.	Obligation to Mitigate
1.18.	Removal or Replacement of a Lender

SECTION 2.

AFFIRMATIVE COVENANTS

2.1.	Compliance with Laws and Contractual Obligations
2.2.	Insurance; Damage to or Destruction of Collateral
2.3.	Inspection; Lender Meeting
2.4.	Organizational Existence
2.5.	Environmental Matters
2.6.	Landlords’ Agreements, Mortgagee Agreements, Bailee Letters and Real Estate Purchases
2.7.	Conduct of Business
2.8.	Further Assurances
2.9.	Cash Management Systems

i

SECTION 3.

NEGATIVE COVENANTS

3.1.	Indebtedness
3.2.	Liens and Related Matters
3.3.	Investments
3.4.	Contingent Obligations
3.5.	Restricted Payments
3.6.	Restriction on Fundamental Changes; Permitted Acquisitions
3.7.	Disposal of Assets or Subsidiary Stock
3.8.	Transactions with Affiliates
3.9.	Conduct of Business
3.10.	Changes Relating to Indebtedness; Prepayments of Certain Indebtedness
3.11.	Change of Name or Location
3.12.	Fiscal Year
3.13.	Bank Accounts
3.14.	Hazardous Materials
3.15.	ERISA
3.16.	Sale-Leasebacks
3.17.	Changes to BRS Management Services Agreement
3.18.	Interest Rate Protection
3.19.	Amendment to Existing Preferred Stock

SECTION 4.

FINANCIAL COVENANTS/REPORTING

4.1.	Consolidated Capital Expenditures Limits
4.2.	Minimum Interest Coverage Ratio
4.3.	Maximum Leverage Ratio
4.4.	Financial Statements and Other Reports

SECTION 5.

REPRESENTATIONS AND WARRANTIES

5.1.	Disclosure
5.2.	No Material Adverse Effect
5.3.	No Conflict
5.4.	Organization, Powers, Capitalization and Good Standing
5.5.	Financial Statements and Projections
5.6.	Intellectual Property
5.7.	Investigations, Audits, Etc
5.8.	Employee Matters
5.9.	Solvency
5.10.	Litigation; Adverse Facts

5.11.	Use of Proceeds; Margin Regulations
5.12.	Ownership of Property; Liens
5.13.	Environmental Matters
5.14.	ERISA
5.15.	Brokers
5.16.	Deposit Accounts
5.17.	Agreements and Other Documents
5.18.	Insurance

SECTION 6.

DEFAULT, RIGHTS AND REMEDIES

6.1.	Event of Default
6.2.	Acceleration and Other Remedies
6.3.	Performance by Agent
6.4.	Application of Proceeds

SECTION 7.

CONDITIONS TO LOANS

SECTION 8.

THE AGENT

8.1.	Appointment of Agent
8.2.	Powers and Duties
8.3.	General Immunity
8.4.	Notice of Default
8.5.	Agents Entitled to Act as Lender
8.6.	Lenders’ Representations, Warranties and Acknowledgement
8.7.	Right to Indemnity
8.8.	Successor Agents
8.9.	Loan Documents
8.10.	No Liability
8.11.	Withholdings

SECTION 9.

MISCELLANEOUS

9.1.	Notices
9.2.	Survival of Agreement
9.3.	Binding Effect
9.4.	Successors and Assigns
9.5.	Expenses; Indemnity

9.6.	Adjustments; Setoff
9.7.	Governing Law
9.8.	Waivers; Amendment
9.9.	Interest Rate Limitation
9.10.	Entire Agreement
9.11.	WAIVER OF JURY TRIAL
9.12.	Severability
9.13.	Counterparts
9.14.	Headings
9.15.	Jurisdiction; Consent to Service of Process
9.16.	Confidentiality
9.17.	Acknowledgments
9.18.	Accounting Changes
9.19.	Construction
9.20.	Patriot Act
9.21.	Delivery of Termination Statements and Mortgage Releases
9.22.	Subordination of Intercompany Debt

INDEX OF APPENDICES

Annexes

Annex A	-	Definitions
Annex B	-	Pro Rata Shares and Commitment Amounts
Annex C	-	Closing Checklist
Annex D	-	Pro Forma
Annex E	-	Principal Office

Exhibits

Exhibit 1.1(a)	-	Note
Exhibit 1.1(b)	-	Notice of Borrowing
Exhibit 1.3(b)	-	Notice of Continuation/Conversion
Exhibit 1.16(d)	-	Non-Bank Certificate
Exhibit 3.1(c)	-	Intercompany Note
Exhibit 4.4(j)	-	Compliance Certificate
Exhibit 9.4(c)	-	Assignment and Acceptance
Exhibit A-1	-	Guaranty
Exhibit A-2	-	Intercreditor Agreement

Schedules

Schedule 2.8(b)	-	Outstanding Lien Search Results
Schedule 3.1	-	Existing Indebtedness
Schedule 3.2	-	Liens
Schedule 3.3(e)	-	Investments

Schedule 3.4	-	Contingent Obligations
Schedule 3.7	-	Permitted Dispositions
Schedule 3.8	-	Affiliate Transactions
Schedule 5.4(a)	-	Jurisdictions of Organization and Qualifications
Schedule 5.4(b)	-	Capitalization
Schedule 5.6	-	Intellectual Property
Schedule 5.7	-	Investigations and Audits
Schedule 5.8	-	Employee Matters
Schedule 5.10	-	Litigation
Schedule 5.11	-	Use of Proceeds
Schedule 5.12	-	Real Estate
Schedule 5.13	-	Environmental Matters
Schedule 5.14	-	ERISA
Schedule 5.16	-	Deposit and Disbursement Accounts
Schedule 5.17	-	Agreements and Other Documents
Schedule 5.18	-	Insurance

v

SECOND LIEN TERM LOAN AGREEMENT

This SECOND LIEN TERM LOAN AGREEMENT is dated as of November 1, 2005 and entered into by and among PENHALL INTERNATIONAL CORP., an Arizona corporation (“Borrower”), the financial institutions who are or hereafter become parties to this Agreement as Lenders, and DEUTSCHE BANK TRUST COMPANY AMERICAS (in its individual capacity “DBTCA”), as Agent.

R E C I T A L S:

WHEREAS, Borrower desires that Lenders extend a second lien term loan facility to Borrower to fund the repayment of certain indebtedness and preferred stock of Borrower; and

WHEREAS, the Guarantors are willing to guaranty all of the Obligations of Borrower; and

WHEREAS, each Credit Party has agreed to secure all of the Obligations by granting to Agent, for the benefit of Agent and Lenders, a security interest in and lien upon all of its existing and after-acquired personal and real property that is collateral for the First Lien Obligations; and

WHEREAS, all capitalized terms herein shall have the meanings ascribed thereto in Annex A hereto, which is incorporated herein by reference.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Borrower, Lenders and Agent agree as follows:

SECTION 1.

THE LOAN

1.1.                            Loans.

(a)                                 Commitments.  Subject to the terms and conditions hereof, each Lender severally agrees to make, on the Closing Date, a Loan to Borrower in an amount equal to such Lender’s Commitment.  Borrower may make only one borrowing under the Commitments, which shall be on the Closing Date.  Any amount borrowed under this Section 1.1 and subsequently repaid or prepaid may not be reborrowed.  Subject to Sections 1.7 through 1.10, all amounts owed hereunder with respect to the Loans shall be paid in full no later than the Maturity Date.  Each Lender’s Commitment shall terminate immediately and without further action on the Closing Date after giving effect to the funding of such Lender’s Commitment on such date.  Notwithstanding the foregoing, all the Commitments shall automatically terminate at 5:00 p.m., New York City time, on the date that is three Business Days after the date of this Agreement, if the Closing Date shall not have occurred by such time.

(b)                                 Borrowing Mechanics for Loans.  Borrower shall deliver to the Agent a fully executed Notice of Borrowing no later than 11:00 a.m. (New York City time) one (1) Business Day prior to the Closing Date.  Promptly upon receipt by the Agent of such Notice of Borrowing, the Agent shall notify each Lender of the proposed borrowing.  Each Lender shall make its Loan available to the Agent not later than 12:00 p.m. (New York City time) on the Closing Date, by wire transfer of same day funds in Dollars, at the Agent’s Principal Office.  Upon satisfaction or waiver of the conditions precedent specified herein, the Agent shall make the proceeds of the Loans available to Borrower on the Closing Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Loans received by the Agent from the Lenders to be credited to the account of Borrower at the Agent’s Principal Office or to such other account as may be designated in writing to the Agent by Borrower.

1.2.                            Evidence of Debt; Register; Lenders’ Books and Records; Notes.

(a)                                 Lenders’ Evidence of Debt.  Each Lender shall maintain on its internal records an account or accounts evidencing the Obligations of Borrower to such Lender, including the amounts of the Loans made by it and each repayment and prepayment in respect thereof.  Any such recordation shall be prima facie evidence of the matters so recorded; provided that the failure to make any such recordation, or any error in such recordation, shall not affect any Lender’s Commitments or Borrower’s Obligations in respect of any Loans.

(b)                                 Register.  The Agent shall, on behalf of Borrower, maintain at its Principal Office a register for the recordation of the names and addresses of Lenders and the Commitments and Loans of each Lender from time to time (the “Register”).  The Register shall be available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.  The Agent shall record in the Register the Commitments and the Loans, the Type of Loan thereof and, if applicable, the Interest Period applicable thereto, each repayment or prepayment in respect of the principal amount of the Loans and each assignment thereof pursuant to Section 9.4(c), and any such recordation shall be prima facie evidence of the matters so recorded; provided failure to make any such recordation, or any error in such recordation, shall not affect Borrower’s Obligations in respect of any Loan.  Borrower hereby designates DBTCA to serve as Borrower’s representative solely for purposes of maintaining the Register as provided in this Section 1.2(b), and Borrower hereby agrees that, to the extent DBTCA serves in such capacity, DBTCA and its Related Parties shall constitute “Indemnitees.”

(c)                                  Notes.  If so requested by any Lender by written notice to Borrower (with a copy to the Agent) at least two Business Days prior to the Closing Date, or at any time thereafter, Borrower shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to Section 9.4(c)) on the Closing Date (or, if such notice is delivered after the Closing Date, promptly after Borrower’s receipt of such notice) a Note or Notes to evidence such Lender’s Loan.

1.3.                            Interest on Loans.

(a)                                 Except as otherwise set forth herein, the Loans shall bear interest on the unpaid principal amount thereof from the date made through repayment (whether by acceleration or otherwise) thereof as follows:

(A)            if an ABR Loan, at the Alternative Base Rate plus the Applicable Margin; and

(B)            if a Eurodollar Loan, at the Adjusted Eurodollar Rate plus the Applicable Margin.

The basis for determining the rate of interest with respect to any Loan and the Interest Period with respect to any Eurodollar Loan shall be selected by Borrower and notified to the Agent and Lenders pursuant to the applicable Notice of Borrowing or Notice of Conversion/Continuation, as the case may be; provided (i) unless otherwise agreed by the Administrative Agent, the Loans initially shall be made as ABR Loans until the date which is five (5) Business Days following the Closing Date and (ii) until the date that the Administrative Agent notifies Borrower that the primary syndication of the Loans has been completed, as determined by the Administrative Agent, the Loans shall be maintained as either (1) Eurodollar Loans having an Interest Period of no longer than one month or (2) ABR Loans.

(b)                                 If on any day a Loan is outstanding with respect to which a Notice of Borrowing or Notice of Conversion/Continuation has not been delivered to the Agent in accordance with the terms hereof specifying the applicable basis for determining the rate of interest, then for that day such Loan shall be an ABR Loan.

(c)                                  In connection with Eurodollar Loans there shall be no more than 4 (four) Interest Periods outstanding at any time.  In the event Borrower fails to specify between an ABR Loan or a Eurodollar Loan in the applicable Notice of Borrowing or Notice of Conversion/Continuation (or, in the case of the conversion or continuation of a Loan, fails to deliver a Notice of Conversion/Continuation with respect thereto), such Loan (if outstanding as a Eurodollar Loan) will be automatically converted into an ABR Loan on the last day of the then current Interest Period for such Loan (or if outstanding as an ABR Loan will remain as, or (if not then outstanding) will be made as, an ABR Loan).  In the event Borrower fails to specify an Interest Period for any Eurodollar Loan in the applicable Notice of Borrowing or Notice of Conversion/Continuation, Borrower shall be deemed to have selected an Interest Period of one month.  As soon as practicable after 10:00 a.m. (New York City time) on each Interest Rate Determination Date, the Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the Eurodollar Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Borrower and each Lender.

(d)                                 Interest payable pursuant to Section 1.7(a) shall be computed (i) in the case of ABR Loans, on the basis of a 365/366-day year for the actual number of days elapsed in the period during which such interest accrues, and (ii) in the case of Eurodollar Loans, on the basis of a 360-day year for the actual number of days elapsed in the period during which it accrues.  In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to an ABR Loan being converted from a Eurodollar Loan, the date of conversion of such Eurodollar Loan to such ABR Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to an ABR Loan being converted to a Eurodollar Loan, the date of conversion of such ABR Loan to such Eurodollar Loan, as the case may be, shall be excluded; provided if a Loan is repaid on the same day on which it is made, one day’s interest shall be paid on that Loan.

(e)                                  Except as otherwise set forth herein, interest on each Loan shall be payable in arrears on and to (i) each Interest Payment Date; (ii) upon any prepayment of that Loan, whether voluntary or mandatory, to the extent accrued on the amount being prepaid; and (iii) at maturity, including the Maturity Date.

1.4.                            Conversion/Continuation.

(a)                                 Subject to Section 1.14 and so long as (x) no Event of Default shall have occurred and then is continuing, Borrower shall have the option:

(i)                                     to convert at any time all or any part of any Loan equal to $5,000,000 and integral multiples of $1,000,000 in excess of that amount from one Type of Loan to another Type of Loan; provided a Eurodollar Loan may only be converted on the expiration of the Interest Period applicable to such Eurodollar Loan unless Borrower shall pay all amounts due under Section 1.14 in connection with any such conversion; or

(ii)                                  upon the expiration of any Interest Period applicable to any Eurodollar Loan, to continue all or any portion of such Loan equal to $1,000,000 and integral multiples of $1,000,000 in excess of that amount as a Eurodollar Loan.

(b)                                 In order to exercise any conversion option pursuant to Section 1.4(a)(i) or continuation option pursuant to Section 1.4(a)(ii), Borrower shall deliver a Notice of Conversion/Continuation to the Agent no later than 1:00 p.m. (New York City time) at least one Business Day in advance of the proposed conversion date (in the case of a conversion to an ABR Loan) and at least three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a Eurodollar Loan).  Except as otherwise provided herein, a Notice of Conversion/Continuation for conversion to, or continuation of, any Eurodollar Loans shall be irrevocable on and after the related Interest Rate Determination Date, and Borrower shall be bound to effect a conversion or continuation in accordance therewith.  If Borrower shall fail to give any required notice as described in Section 1.4(a) or if such continuation is not permitted pursuant thereto, such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period.

1.5.                            Default Interest.  Upon the occurrence and during the continuance of an Event of Default under Section 6.1(a), the principal amount of all Loans outstanding and any interest payments on the Loans or any fees or other amounts owed hereunder shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable on demand at a rate that is equal to the lesser of (a) 2.0% per annum in excess of the interest rate otherwise payable hereunder with respect to the applicable Loans (or, in the case of any such fees and other amounts, at a rate which is 2.0% per annum in excess of the interest rate otherwise payable hereunder for ABR Loans) and (b) the maximum rate of interest permitted under applicable law; provided in the case of Eurodollar Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective such Eurodollar Loans shall thereupon become ABR Loans and shall thereafter bear interest payable upon demand at a rate which is equal to the lesser of (i) 2.0% per annum in excess of the interest rate otherwise payable hereunder for ABR Loans and (ii) the maximum rate of interest permitted under applicable law.  Payment or acceptance of the increased rates of interest provided for in this Section 1.5 is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Agent or any Lender.

1.6.                            Fees   Borrower agrees to pay to Agent and Deutsche Bank Securities Inc. such fees in the amounts and at the times separately agreed upon.  Once paid, none of the fees referred to in this Section 1.6 shall be refundable under any circumstances.

1.7.                            Repayments.  The Loans and all other amounts owed hereunder with respect thereto, shall, in any event, be paid in full no later than the Maturity Date.

1.8.                            Prepayments and Repayment Premiums.

(a)                                 Voluntary Prepayments.

(i)                                     At any time and from time to time:

(A)            with respect to ABR Loans, Borrower may prepay any such Loans on any Business Day in whole or in part; provided that each partial prepayment shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $1,000,000 in excess of that amount; and

(B)            with respect to Eurodollar Loans, Borrower may prepay any such Loans on any Business Day in whole or in part; provided that each partial prepayment shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $1,000,000 in excess of that amount.

(ii)                                  All such prepayments shall be made:

(A)            upon not less than one Business Day’s prior written or telephonic notice in the case of ABR Loans; and

(B)            upon not less than three Business Days’ prior written or telephonic notice in the case of Eurodollar Loans,

in each case given to the Agent by 1:00 p.m. (New York City time) on the date required and, if given by telephone, promptly confirmed in writing to the Agent (and the Agent will promptly transmit such telephonic or original notice for Loans by facsimile or telephone to each applicable Lender).  Upon the giving of any such notice, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein.  Any such voluntary prepayment shall be applied as specified in Sections 1.10 and 1.11.

(b)                                 Repayment Premium.  In the event that the Loans are prepaid or repaid pursuant to Section 1.8(a) , Section 1.9(a), (b) or (d) or Section 1.18 in whole or in part prior to the two-year anniversary of the Closing Date, Borrower shall pay to the Lenders a repayment premium (expressed as a percentage of the principal amount of Loans prepaid or repaid) on the amount so prepaid or repaid in the amount set forth opposite the time period below in which such prepayment or repayment occurs:

Period	Repayment Premium
Following the Closing Date but on or prior to the one year anniversary of the Closing Date	2.0%

Following the one-year anniversary of the Closing Date but prior to the two-year anniversary of the Closing Date	1.0%

1.9.                            Mandatory Prepayments.  The Loans shall be repaid in the manner provided in Sections 1.9(a) through 1.9(e) below (together with any repayment premium required in accordance with Section 1.8(b)):

(a)                                 Not later than the third Business Day following the completion of any Specified Asset Disposition or the occurrence of any Specified Recovery Event, Borrower shall apply 100% of the Net Proceeds received with respect thereto to prepay outstanding Loans in accordance with Section 1.10; provided that (x) the Net Proceeds from any Specified Asset Disposition or Specified Recovery Event shall not be required to be applied as provided herein on such date if and to the extent that Borrower delivers an officers’ certificate to the Agent within three Business Days after the date of such Specified Asset Disposition or Specified Recovery Event stating that the Net Proceeds therefrom shall be reinvested in capital assets of Borrower or any of its Subsidiaries in each case within 180 days following the date of such Specified Asset Disposition or such Specified Recovery Event (which certificate shall set forth the estimates of the proceeds to be so expended), and (y) if all or any portion of such Net Proceeds not so applied as provided herein is not allocated to reinvestment in respect of a project that shall have been commenced, and for which binding contractual commitments have been entered into to be completed within 180 days after such 180-day period, prior to the end of such 180-day period, such remaining portion shall be applied on the last day of such period (or if any Net Proceeds allocated to such an investment on such 180th day shall cease to be so allocated or any such contractual commitment shall cease to be in effect and contractually committed or shall not actually have been so expended on or prior to the 180th day following such 180 day period, such remaining portion shall be applied on the date it ceases to be so allocated and contractually committed or on the 181st day following such 180-day period) as specified in this Section 1.9(a); provided, further, that to the extent any such Net Proceeds are applied to a permanent repayment of Indebtedness (with a corresponding reduction in the commitments) permitted by Section 3.1(d), such Net Proceeds shall not be required to be applied pursuant to this Section 1.9(a).

(b)                                 In the event that Borrower or any of its Subsidiaries shall receive Net Proceeds from the issuance or other incurrence of Indebtedness by Borrower or any of its Subsidiaries pursuant to Section 3.1(i) in excess of $25,000,000 for all such Indebtedness issued during the term of this Agreement, Borrower shall, substantially simultaneously with (and in any event not later than the third Business Day next following) the receipt of such Net Proceeds by Borrower or such Subsidiary, apply an amount equal to 100% of such Net Proceeds to prepay outstanding Loans in accordance with Section 1.10.

(c)                                  In the event that Borrower’s Leverage Ratio as of the last day of any Excess Cash Flow Period of Borrower exceeds 4.00:1.00, then no later than the earlier of (i) 90 days after the end of such Excess Cash Flow Period, commencing with the Excess Cash Flow Period ending on June 30, 2006, and (ii) the date on which the financial statements with respect to the Fiscal Year ending on the last day of such Excess Cash Flow Period are delivered pursuant to Section 4.4(c), Borrower shall prepay outstanding Loans in accordance with Section 1.10, in an aggregate principal amount equal to 50% of Excess Cash Flow for such Excess Cash Flow Period.

(d)                                 In the event that, without duplication, Borrower shall receive Net Proceeds from any Specified Equity Issuance, Borrower shall, not later than the third Business Day next following the date of receipt of such Net Proceeds, apply an amount equal to 100% of such Net Proceeds to prepay outstanding Loans in accordance with Section 1.10; provided that to the extent any such Net Proceeds are applied to a permanent repayment of Indebtedness (with a corresponding reduction in the commitments) permitted by Section 3.1(d), such Net Proceeds shall not be required to be applied pursuant to this Section 1.9(d)..

(e)                                  Borrower shall deliver to the Agent, at the time of each prepayment required under this Section 1.9, (i) a certificate signed by a Responsible Officer of Borrower setting forth in reasonable detail the calculation of the amount of such prepayment and (ii) to the extent practicable, at least three days’ prior written notice of such prepayment.  Each notice of prepayment shall specify the prepayment date and the principal amount of each Loan (or portion thereof) to be prepaid.  In the event that Borrower shall subsequently determine that the actual amount received exceeded the amount set forth in such certificate, Borrower shall promptly make an additional prepayment of the Loans in an amount equal to such excess, and Borrower shall concurrently therewith deliver to the Agent a certificate of a Responsible Officer of Borrower demonstrating the derivation of such excess.

1.10.                     Application of Prepayments.  Any prepayment of any Loans pursuant to Section 1.8 or Section 1.9 shall, subject to Section 1.11, be applied to prepay the Loans on a pro rata basis to the full extent thereof.

1.11.                     Application of Prepayments of Loans to ABR Loans and Eurodollar Rate Loans.  Any prepayment of Loans shall be applied first to any outstanding ABR Loans to the full extent thereof before application to Eurodollar Loans, in each case in a manner which minimizes the amount of any payments required to be made by Borrower pursuant to Section 1.14(c).

1.12.                     General Provisions Regarding Payments.

(a)                                 All payments by Borrower of principal, interest, fees and other Obligations shall be made in Dollars in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to the Agent not later than 12:00 p.m. (New York City time) on the date due at the Agent’s Principal Office for the account of the Lenders.

(b)                                 All payments in respect of the principal amount of any Loan shall be accompanied by payment of accrued interest and any required repayment premium pursuant to Section 1.8(b) on the principal amount being repaid or prepaid.

(c)                                  The Agent shall promptly distribute to each Lender at such address as such Lender shall indicate in writing, such Lender’s applicable Pro Rata Share of all payments and prepayments of principal and interest due hereunder, together with all other amounts due with respect thereto, including, without limitation, all fees payable with respect thereto (or, to the extent any such amounts are paid with respect to any such Lender’s interests individually, the Agent shall promptly distribute to such Lender such amounts), to the extent received by the Agent.

(d)                                 Notwithstanding the foregoing provisions hereof, if any Notice of Conversion/Continuation is withdrawn as to any Affected Lender or if any Affected Lender makes ABR Loans in lieu of its Pro Rata Share of any Eurodollar Rate Loans, the Agent shall give effect thereto in apportioning payments received thereafter.

(e)                                  Subject to the provisos set forth in the definition of “Interest Period”, whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder.

(f)                                   Borrower hereby authorizes the Agent to charge Borrower’s accounts with the Agent in order to cause timely payment to be made to the Agent of all principal, interest, fees and expenses due hereunder (subject to sufficient funds being available in its accounts for that purpose).

(g)                                  The Agent shall deem any payment by or on behalf of Borrower hereunder that is not made in same day funds prior to 1:00 p.m. (New York City time) at the Agent’s Principal Office to be a non-conforming payment.  Any such payment shall not be deemed to have been received by the Agent until the later of (i) the time such funds become available funds, and (ii) the applicable next Business Day.  The Agent shall give prompt telephonic notice to Borrower and each applicable Lender (confirmed in writing) if any payment is non-conforming.  Any non-conforming payment may constitute or become a Default or Event of Default in accordance with the terms of Section 6.  Interest shall continue to accrue on any principal as to which a non-conforming payment is made until such funds become available funds (but in no event less than the period from the date of such payment to the next succeeding applicable Business Day) at the rate determined pursuant to Section 1.5 from the date such amount was due and payable until the date such amount is paid in full.

(h)                                 If an Event of Default shall have occurred and not otherwise been waived, and the maturity of the Obligations shall have been accelerated pursuant to Section 6, all payments or proceeds received by the Agent hereunder in respect of any of the Obligations shall be applied in accordance with Section 6.4.

1.13.                     Ratable Sharing.  Except to the extent that this Agreement or any other Loan Document provides for payments to be allocated to a particular Lender or Lenders (and except as provided in the Collateral Documents with respect to amounts realized from the exercise of rights with respect to Liens on the Collateral), the Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms hereof), through the exercise of any right of set off or banker’s lien, by counterclaim or cross-action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, fees and other amounts then due and owing to such Lender hereunder or under the other Loan Documents (collectively, the

“Aggregate Amounts Due” to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (a) notify the Agent and each other Lender of the receipt of such payment and (b) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Borrower or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest.  Borrower expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker’s lien, set off or counterclaim with respect to any and all monies owing by Borrower to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.  The provisions of this Section 1.13 shall be subject to the terms of the Intercreditor Agreement.

1.14.                     Making or Maintaining Eurodollar Rate Loans.

(a)                                 Inability to Determine Applicable Interest Rate.  In the event that (x) the Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any Eurodollar Loans, that by reason of circumstances affecting the London interbank market adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of “Adjusted Eurodollar Rate”, or (y) prior to the commencement of any Interest Period with respect to Eurodollar Loans the Agent is advised by the Requisite Lenders that the Adjusted Eurodollar Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining such Eurodollar Loans for such Interest Period, the Agent shall on such date give notice (by facsimile or by telephone confirmed in writing) to Borrower and each Lender of such determination, whereupon (i) no Loans may be made as, or converted to, Eurodollar Loans until such time as the Agent notifies Borrower and Lenders that the circumstances giving rise to such notice no longer exist, and (ii) any Notice of Borrowing or Notice of Conversion/Continuation given by Borrower with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded by Borrower.

(b)                                 Illegality or Impracticability of Eurodollar Loans.  In the event that on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with Borrower and the Agent) that the making, maintaining or continuation of its Eurodollar Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), or (ii) has become impracticable, as a result of contingencies occurring after the date hereof which materially and adversely affect the London interbank market or the position of such Lender in that market, then, and in any such event, such Lender shall be an “Affected Lender” and it shall on that day give notice (by facsimile or by telephone confirmed in writing) to Borrower and the Agent of such determination (which notice the Agent shall promptly transmit to each other Lender).  Thereafter (1) the obligation of the Affected Lender to make Loans as, or to convert Loans to, Eurodollar Loans shall be suspended until such notice shall be withdrawn by the Affected Lender, (2) to the extent such determination by the Affected Lender relates to a Eurodollar Loan then being requested by Borrower pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, the Affected Lender shall make such Loan as (or continue such Loan as or convert such Loan to, as the case may be) an ABR Loan, (3) the Affected Lender’s obligation to maintain its outstanding Eurodollar Loans (the “Affected Loans”) shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (4) the Affected Loans shall automatically convert into ABR Loans on the date of such termination.  Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a Eurodollar Loan then being requested by Borrower pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, Borrower shall have the option, subject to the provisions of Section 1.14(c), to rescind such Notice of Borrowing or Notice of Conversion/Continuation as to all Lenders by giving notice (by facsimile or by telephone confirmed in writing) to the Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission the Agent shall promptly transmit to each other Lender).  Except as provided in the immediately preceding sentence, nothing in this Section 1.14(b) shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, Eurodollar Loans in accordance with the terms hereof.

(c)                                  Indemnity for Breakage or Non-Commencement of Interest Periods.  Borrower shall indemnify each Lender against any loss or expense that such Lender may sustain or incur as a consequence of (i) any event, other than a default by such Lender in the performance of its obligations hereunder, which results in (A) such Lender receiving or being deemed to receive any amount on account of the principal of any Eurodollar Loan prior to the end of the Interest Period in effect therefor, (B) the conversion of any Eurodollar Loan to an ABR Loan, or the conversion of the Interest Period with respect to any Eurodollar Loan, in each case other than on the last day of the Interest Period in effect therefor, or (C) a borrowing of any Eurodollar Loan does not occur on a date specified therefor in a Notice of Borrowing or a conversion to or continuation of any Eurodollar Loan does not occur on a date specified therefor in a Notice of Conversion/Continuation (any of the events referred to in this clause (i) being called a “Breakage Event”) or (ii) any default in the making of any payment or prepayment required to be made hereunder.  In the case of any Breakage Event, such loss shall include an amount equal to the excess, as reasonably determined by such Lender, of (A) its cost of obtaining funds for the Eurodollar Loan that is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or that would have been in effect) for such Loan over (B) the amount of interest likely to be realized by such Lender in redeploying the funds released or not utilized by reason of such Breakage Event for such period.  A certificate of any Lender setting forth in reasonable detail the calculation of any amount or amounts which such Lender is entitled to receive pursuant to this Section 1.14(c) shall be delivered to Borrower and shall be conclusive absent manifest error.

1.15.                     Reserve Requirements; Change in Circumstances.

(a)                                 Notwithstanding any other provision of this Agreement, if any Change in Law shall:

(i)                                     impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or the Agent (except any such reserve requirement which is reflected in the Adjusted Eurodollar Rate);

(ii)                                  subject any Lender to any tax of any kind whatsoever with respect to this Agreement or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 1.16 and the imposition of, or any change in the rate of, any Excluded Taxes payable by such Lender); or

(iii)                               impose on any Lender or the Agent or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to any Lender or the Agent or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender or the Agent to be material, then Borrower will pay to such Lender or the Agent, as the case may be, upon demand such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b)                                 If any Lender or the Agent shall have determined that any Change in Law regarding capital adequacy has or would have the effect of reducing the rate of return on such Lender’s or the Agent’s capital or on the capital of such Lender’s or the Agent’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or the Agent or such Lender’s or the Agent’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Agent’s policies and the policies of such Lender’s or the Agent’s holding company with respect to capital adequacy), then from time to time Borrower shall pay to such

Lender or the Agent, as the case may be, such additional amount or amounts as will compensate such Lender or the Agent or such Lender’s or the Agent’s holding company for any such reduction suffered.

(c)                                  A certificate of a Lender or the Agent setting forth a calculation in reasonable detail of the amount or amounts necessary to compensate such Lender or the Agent or its holding company, as applicable, as specified in Section 1.15(a) or (b) shall be delivered to Borrower and shall be conclusive absent manifest error.  Borrower shall pay such Lender or the Agent, as the case may be, the amount or amounts shown as due on any such certificate delivered by it within 10 days after its receipt of the same.

(d)                                 Failure or delay on the part of any Lender or the Agent to demand compensation pursuant to this Section 1.15 shall not constitute a waiver of such Lender’s or the Agent’s right to demand such compensation; provided that Borrower shall not be under any obligation to compensate any Lender or the Agent under clause (a) or (b) of this Section 1.15 for increased costs or reductions with respect to any period prior to the date that is more than 180 days prior to such request if such Lender or the Agent knew or could reasonably have been expected to know of the circumstances giving rise to such increased costs or reductions and of the fact that such circumstances would result in a claim for increased compensation by reason of such increased costs or reductions; provided, further, that the foregoing limitation shall not apply to any increased costs or reductions arising out of the retroactive application of any Change in Law within such 180-day period.  The protection of this Section 1.15 shall be available to each Lender and the Agent regardless of any possible contention of the invalidity or inapplicability of the Change in Law that shall have occurred or been imposed.

1.16.                     Taxes.

(a)                                 Any and all payments by or on account of any obligation of Borrower or any other Credit Party hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if any Indemnified Taxes or Other Taxes are required to be withheld or deducted from such payments, then (i) the sum payable by Borrower shall be increased as necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional sums payable under this Section 1.16) the Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower or such other Credit Party shall make (or cause to be made) such deductions and (iii) Borrower or such other Credit Party shall pay (or cause to be paid) the full amount deducted to the relevant Governmental Authority in accordance with applicable law.  In addition, without limiting the foregoing provisions, Borrower or any other Credit Party hereunder shall pay (or cause to be paid) any Other Taxes to the relevant Governmental Authority in accordance with applicable law.  The obligation of Borrower or any other Credit Party to a Foreign Lender under this Section 1.16(a) is subject to the Foreign Lender’s compliance with the obligation imposed on such Foreign Lender in Section 1.16(d) below.

(b)                                 Borrower shall indemnify the Agent and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Agent or such Lender, as the case may be, or any of their respective Affiliates, on or with respect to any payment by or on account of any obligation of Borrower or any Credit Party hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 1.16) and any penalties, interest and expenses arising therefrom or with respect thereto (other than penalties or interest attributable to (i) a failure or delay by the Agent or such Lender, as applicable, in making such written demand to Borrower or (ii) the gross negligence or willful misconduct of the Agent or such Lender, as applicable (in each case, as determined by a final and nonappealable decision of a court of competent jurisdiction)), whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to Borrower by a Lender, or by the Agent on its behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(c)                                  As soon as practicable (and in any event within 30 days) after any payment of Indemnified Taxes or Other Taxes by Borrower or any other Credit Party to a Governmental Authority, Borrower shall deliver (or cause to be delivered) to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.

(d)                                 Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to Borrower (with a copy to the Agent), at the reasonable written request of Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding; provided that such Lender is legally entitled to complete, execute and deliver such documentation.  In addition, any Lender, if requested by Borrower or the Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by Borrower or the Agent as will enable Borrower or the Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Without limiting the generality of the foregoing, any Foreign Lender shall deliver to Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon request of Borrower or the Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:  (i) two accurate and complete originally executed U.S. IRS Form W-8BEN (or successor form) or (ii) an accurate and complete U.S. IRS Forms W-8ECI (or successor form), certifying, in either case, to such Foreign Lender’s legal entitlement to an exemption from or reduction in U.S. federal withholding tax with respect to all interest payments hereunder; provided that any Foreign Lender that is not a “bank” within the meaning of Section 881(c)(3)(A) of the IRC and is relying on the so-called “portfolio interest exemption” shall also furnish a “Non-Bank Certificate” in the form of Exhibit 1.16(d) together with two accurate and complete originally executed U.S. IRS Forms W-8BEN (or successor form) and such other documentation reasonably requested by Borrower to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of interest payable under this Agreement or any other document related thereto.

(e)                                  Any Lender that is a United States person, as defined in Section 7701(a)(30) of the IRC, and is not an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c) shall deliver to Borrower (with a copy to the Agent), at the time or times prescribed by applicable law or reasonably requested by Borrower, two accurate and complete original signed copies of IRS Form W-9, or any successor form that such person is entitled to provide at such time in order to comply with United States backup withholding requirements.

(f)                                   If the Agent or a Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by Borrower or with respect to which Borrower has paid additional amounts pursuant to this Section 1.16, it shall pay to Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by Borrower under this Section 1.16 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that Borrower, upon the request of the Agent or such Lender, agrees to repay the amount paid over to Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Agent or such Lender in the event the Agent or such Lender is required to repay such refund to such Governmental Authority.  This Section 1.16(f) shall not be construed to require the Agent or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to Borrower or any other Person.

(g)                                  Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this Section 1.16 shall survive the payment in full of all amounts due hereunder.

1.17.                     Obligation to Mitigate.  Each Lender agrees that, as promptly as practicable after the officer of such Lender responsible for administering its Loans becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender to receive payments under Section 1.14, 1.15 or 1.16, it will, to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, use reasonable efforts to (a) make, fund or maintain its Loans, including any Affected Loans, through another office of such Lender, or (b) take such other measures as such Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such

Lender pursuant to Section 1.14, 1.15 or 1.16 would be materially reduced and if, as determined by such Lender in its sole discretion, the making, issuing, funding or maintaining of such Loans through such other office or in accordance with such other measures, as the case may be, would not otherwise adversely affect such Loans or the interests of such Lender; provided such Lender will not be obligated to utilize such other office pursuant to this Section 1.17 unless Borrower agrees to pay all incremental expenses incurred by such Lender as a result of utilizing such other office as described in clause (a) above.  A certificate as to the amount of any such expenses payable by Borrower pursuant to this Section 1.17 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender to Borrower (with a copy to the Agent) shall be conclusive absent manifest error.

1.18.                     Removal or Replacement of a Lender.  Anything contained herein to the contrary notwithstanding, in the event that: (a) (i) any Lender (an “Increased-Cost Lender”) shall give notice to Borrower that such Lender is an Affected Lender or that such Lender is entitled to receive payments under Section 1.14, 1.15 or 1.16, (ii) the circumstances which have caused such Lender to be an Affected Lender or which entitle such Lender to receive such payments shall remain in effect, and (iii) such Lender shall fail to withdraw such notice within five Business Days after Borrower’s request for such withdrawal; or (b) in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions of this Agreement as contemplated by Section 9.8, the consent of the Requisite Lenders shall have been obtained but the consent of one or more of such other Lenders (each a “Non-Consenting Lender”) whose consent is required shall not have been obtained; then, with respect to each such Increased-Cost Lender or Non-Consenting Lender (the “Terminated Lender”), Borrower may, by giving written notice to the Agent and any Terminated Lender of its election to do so, elect to cause such Terminated Lender (and such Terminated Lender hereby irrevocably agrees) to assign its outstanding Loans, in full, to one or more Eligible Assignees (each a “Replacement Lender”) in accordance with the provisions of Section 9.4(c) and Borrower shall pay any fees payable thereunder in connection with such assignment; provided (1) on the date of such assignment, the Replacement Lender shall pay to the Terminated Lender an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Terminated Lender, together with any repayment premium pursuant to Section 1.8(b) that would be payable were the Loans of such Terminated Lender being optionally repaid on such date; (2) on the date of such assignment, Borrower shall pay any amounts payable to such Terminated Lender pursuant to Section 1.14(c), 1.15 or 1.16 or otherwise as if it were a prepayment; and (3) in the event such Terminated Lender is a Non-Consenting Lender, each Replacement Lender shall consent, at the time of such assignment, to each matter in respect of which such Terminated Lender was a Non-Consenting Lender.  Upon the prepayment of all amounts owing to any Terminated Lender, such Terminated Lender shall no longer constitute a “Lender” for purposes hereof (and without any further action required by such Terminated Lender); provided any rights of such Terminated Lender to indemnification hereunder shall survive as to such Terminated Lender.

SECTION 2.

AFFIRMATIVE COVENANTS

Borrower agrees that from and after the date hereof and until the Maturity Date:

2.1.                            Compliance with Laws and Contractual Obligations.  Borrower will (a) comply with and shall cause each of its Subsidiaries to comply with (i) the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority (including, without limitation, laws, rules, regulations and orders relating to taxes, employer and employee contributions, securities, employee retirement and welfare benefits and employee health and safety) as now in effect and which may be imposed in the future in all jurisdictions in which Borrower or any of its Subsidiaries is now doing business or may hereafter be doing business; provided that this clause (i) shall not include environmental protection matters which shall be governed by Section 2.5 and (ii) the obligations, covenants and conditions contained in all Contractual Obligations of Borrower or any of its Subsidiaries other than those arising under the First Lien Credit Agreement and those laws, rules, regulations, orders and provisions of such Contractual Obligations the noncompliance with which could not be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect, and (b) maintain or obtain and shall cause each of its Subsidiaries to maintain or obtain all licenses, qualifications and permits now held or hereafter required to be held by Borrower or any of its Subsidiaries, for which the loss, suspension, revocation or failure to obtain or renew, could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.  This Section 2.1 shall not preclude Borrower or its Subsidiaries from contesting any taxes or other payments, if they are being diligently contested in good faith in a manner which stays enforcement of any Lien in respect thereof and if appropriate expense provisions have been recorded in conformity with GAAP, subject to Section 3.2.  Borrower represents and warrants that it (i) is in compliance and each of its Subsidiaries is in compliance with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority and the obligations, covenants and conditions contained in all Contractual Obligations other than those laws, rules, regulations, orders and provisions of such Contractual Obligations the noncompliance with which could not be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect, and (ii) maintains and each of its Subsidiaries maintains all licenses, qualifications and permits referred to above.

2.2.                            Insurance; Damage to or Destruction of Collateral.

(a)                                 Borrower shall, at its sole cost and expense, maintain the policies of insurance described on Schedule 5.18 as in effect on the date hereof or otherwise in form and amounts and with insurers reasonably acceptable to Agent.  Such policies of insurance (or the loss payable and additional insured endorsements delivered to Agent) shall contain provisions pursuant to which the insurer agrees to provide 30 days prior written notice to Agent in the event of any non-renewal, cancellation or amendment of any such insurance policy.  If Borrower at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay all premiums relating thereto, Agent may at any time or times thereafter obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto that Agent deems advisable.  Agent shall have no obligation to obtain insurance for Borrower or any Subsidiary or pay any premiums therefor.  By doing so, Agent shall not be deemed to have waived any Default arising from Borrower’s failure to maintain such insurance or pay any premiums therefor.  All sums so disbursed, including reasonable attorneys’ fees, court costs and other charges related thereto, shall be payable on demand by Borrower to Agent and shall be additional Obligations hereunder secured by the Collateral.

(b)                                 Borrower shall deliver to Agent from time to time a report of a reputable insurance broker, reasonably satisfactory to Agent, with respect to its insurance policies.

(c)                                  Borrower shall deliver to Agent, in form and substance reasonably satisfactory to Agent, endorsements to (i) all “All Risk” and business interruption insurance naming Agent, on behalf of itself and Lenders, as loss payee as its interest may appear, and (ii) all general liability and other liability policies naming Agent, on behalf of itself and Lenders, as additional insured.  Each Credit Party irrevocably makes, constitutes and appoints Agent (and all officers, employees or agents designated by Agent), so long as any Event of Default has occurred and is continuing, as each Credit Party’s true and lawful agent and attorney-in-fact for the purpose of making, settling and adjusting claims under such “All Risk” policies of insurance, endorsing the name of each Credit Party on any check or other item of payment for the proceeds of such “All Risk” policies of insurance and for making all determinations and decisions with respect to such “All Risk” policies of insurance.  Agent shall have no duty to exercise any rights or powers granted to it pursuant to the foregoing power-of-attorney.  For the avoidance of doubt, subject to Section 1.9(a), Borrower shall be entitled to retain any insurance proceeds received by it so long as no Event of Default is continuing.

2.3.                            Inspection; Lender Meeting.  Borrower and each of its Subsidiaries shall permit any authorized representatives of Agent to visit, audit and inspect any of the properties of Borrower and its Subsidiaries, including its and their financial and accounting records, and to make copies and take extracts therefrom, and to discuss its and their affairs, finances and business with its and their officers and certified public accountants, at such reasonable times during normal business hours and as often as may be reasonably requested.  Representatives of each Lender will be permitted to accompany representatives of Agent during each visit, inspection and discussion referred to in the immediately preceding sentence.  Without in any way limiting the foregoing, Borrower and its Subsidiaries will, upon request by Agent, participate and will cause key management personnel of Borrower and its Subsidiaries to participate in a meeting with Agent and Lenders once during each year, which meeting shall be held at such time and such place as may be reasonably requested by Agent.

2.4.                            Organizational Existence.  Except as otherwise permitted by Section 3.6, Borrower will and will cause its Subsidiaries to at all times preserve and keep in full force and effect its organizational existence and all rights and franchises material to its business.

2.5.                            Environmental Matters.  Borrower shall and shall cause each of its Subsidiaries and each other Person within its control to (a) conduct its operations and keep and maintain its Real Estate in compliance with all Environmental Laws and Environmental Permits other than noncompliance that could not reasonably be expected to have a Material Adverse Effect; (b) implement any and all investigation, remediation, removal and response actions that are appropriate or necessary to maintain the value and marketability of the Real Estate or to otherwise comply in all material respects with Environmental Laws and Environmental Permits pertaining to the presence, generation, treatment, storage, use, disposal, transportation or Release of any Hazardous Material on, at, in, under, above, to, from or about any of its Real Estate; (c) notify Agent promptly after Borrower or any Person within its control becomes aware of any violation of Environmental Laws or Environmental Permits or any Release on, at, in, under, above, to, from or about any Real Estate that is reasonably likely to result in Environmental Liabilities to Borrower or its Subsidiaries in excess of $500,000; and (d) promptly forward to Agent a copy of any order, notice, request for information or any communication or report received by Borrower or any Person within its control in connection with any such violation or Release or any other matter relating to any Environmental Laws or Environmental Permits that could reasonably be expected to result in Environmental Liabilities in excess of $500,000, in each case whether or not the Environmental Protection Agency or any Governmental Authority has taken or threatened any action in connection with any such violation, Release or other matter.  If Agent at any time has a reasonable basis to believe that there may be a violation of any Environmental Laws or Environmental Permits by Borrower or any Person under its control or any Environmental Liability arising thereunder, or a Release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate, that, in each case, could reasonably be expected to have a Material Adverse Effect, then Borrower and its Subsidiaries shall, upon Agent’s written request (i) cause the performance of such environmental audits including subsurface sampling of soil and groundwater, and preparation of such environmental reports, at Borrower’s expense, as Agent may from time to time reasonably request, which shall be conducted by reputable environmental consulting firms reasonably acceptable to Agent and shall be in form and substance reasonably acceptable to Agent, and (ii) permit Agent or its representatives to have access to all Real Estate for the purpose of conducting such environmental audits and testing as Agent deems appropriate, including subsurface sampling of soil and groundwater.  Borrower shall reimburse Agent for the costs of such audits and tests and the same will constitute a part of the Obligations secured hereunder.

2.6.                            Landlords’ Agreements, Mortgagee Agreements, Bailee Letters and Real Estate Purchases.  Unless the Agent shall have waived such requirement with respect to any property, Borrower shall use reasonable efforts to obtain a landlord’s agreement, mortgagee agreement or bailee letter, as applicable, from the lessor of each leased property, mortgagee of owned property or bailee with respect to any warehouse, processor or converter facility or other location where Collateral is stored or located, which agreement or letter shall contain a waiver or subordination of all Liens or claims that the landlord, mortgagee or bailee may assert against the Collateral at that location, and shall otherwise be reasonably satisfactory in form and substance to Agent.  Borrower shall and shall cause its Subsidiaries to timely and fully pay and perform their obligations under all leases and other agreements with respect to each leased location or public warehouse where any Collateral is or may be located except for such obligations being diligently contested in good faith and in respect of which, if appropriate, expense provisions have been recorded in accordance with GAAP.

2.7.                            Conduct of Business.  Borrower shall, and shall cause its Subsidiaries to, at all times maintain, preserve and protect all of its assets and properties used or useful in the conduct of their respective businesses, and keep the same in good repair, working order and condition in all material respects (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices; continue to conduct its business substantially as now conducted or as otherwise permitted hereunder.

2.8.                            Further Assurances.

(a)                                 Each Credit Party shall, from time to time, execute or authorize the execution of such guaranties, financing statements, documents, control agreements, security agreements and reports as Agent or Requisite Lenders at any time may reasonably request to evidence, perfect or otherwise implement the guaranties and security for repayment of the Obligations contemplated by the Loan Documents.

(b)                                 Promptly, and in any event within ninety (90) days after the Closing Date (unless otherwise extended by the Agent), (i) each Credit Party will take such actions as is required to perfect the security interest of the Agent in all vehicles subject to certificate of title laws in California, Arizona and Minnesota and (ii) for all other motor vehicles owned by each Credit Party as of the Closing Date, the Credit Parties shall, subject to requirements of law and the Intercreditor Agreement, take such action as may be reasonably requested by the Agent to perfect the Agent’s Lien on such vehicles.  Promptly, and in any event within ten (10) Business Days following the Closing Date (unless otherwise extended by the Agent), the Credit Parties shall amend each existing Control Agreement in favor of the First Lien Agent or enter into a separate Control Agreement in favor of Agent, in each case, subject to the terms of the Intercreditor Agreement, to provide the Agent with “control” over such Deposit Accounts within the meaning of the Code.  Promptly following the Closing Date, each Credit Party shall use commercially reasonably efforts to deliver such landlord waivers and bailee letters as further described in Section 2.6 that the First Lien Agent has received pursuant to the Revolving Credit Agreement . Promptly, and in any event with 30 days after the Closing Date (unless otherwise extended by Agent), each Credit Party shall deliver lien search results in each of the jurisdictions set forth on Schedule 2.8(b).

(c)                                  Each Credit Party shall, from time to time, cause all chattel paper (excluding written lease agreements governing Short-Term Rentals) owned by such Credit Party with an individual value in excess of $100,000 (provided that the aggregate value of all chattel paper (excluding written lease agreements governing Short Term Rentals) not so legended does not exceed $1,000,000) to be conspicuously legended to indicate that it is subject to a Lien in favor of Agent.

(d)                                 In the event any Credit Party acquires an ownership interest in real property after the Closing Date with a fair market value in excess of $1,000,000, such Credit Party shall deliver to Agent a fully executed mortgage or deed of trust over such real property in form and substance similar to the Mortgages delivered concurrently herewith, with such variations as may be reasonably required by Agent in order to conform to and/or take advantage of laws of the state in which such real property is located, together with such title insurance policies, surveys, appraisals, evidence of insurance, legal opinions, environmental assessments and other documents and certificates as shall be reasonably required by Agent.

(e)                                  Promptly, and in any event within 30 days (unless otherwise extended by the Agent) after the acquisition by Borrower or its Subsidiaries of assets or personal property of the type that would have constituted Collateral on the Closing Date and investments of the type that would have constituted Collateral on the Closing Date, Borrower will take, or will cause its Subsidiaries to take, all necessary action, including (i) the filing of appropriate financing statements under the applicable provisions of the UCC, applicable foreign, domestic or local laws, rules or regulations in each of the offices where such filing is necessary or appropriate, (ii) the execution and delivery of Control Agreements (subject to Section 3.13), and (iii) the notation of the Lien of Agent on any certificate of title, in each case, to create and perfect a perfected Lien in such Collateral (or comparable interest under foreign law in the case of foreign Collateral) pursuant to and to the full extent required by the Security Agreements and this Agreement (or otherwise in form sufficient to perfect the Agent’s security interest therein as reasonably determined by Agent).

(f)                                   Borrower shall (i) cause each Person, upon its becoming a Subsidiary of Borrower, promptly to guaranty the Obligations and to grant to Agent, for the benefit of Agent and Lenders, a security interest (subject to the thresholds and exclusions otherwise set forth in the Loan Documents) in the real, personal and mixed property of such Person to secure the Obligations and (ii) pledge, or cause to be pledged, to Agent, for the benefit of Agent and Lenders, all of the Stock of such Subsidiary to secure the Obligations.  The documentation for such guaranty, security and pledge shall be substantially similar to the Loan Documents executed concurrently herewith with such modifications as are reasonably requested by Agent and shall be accompanied by such legal opinions and other documents as Agent may reasonably request.  Notwithstanding the foregoing, in the event that a Person becomes a Subsidiary of Borrower and such Person is a “controlled foreign corporation”, as defined in Section 957(a) of the IRC (a “CFC”), of Borrower, then Borrower shall (a) not be obligated to cause such CFC to comply with clause (i) of this subsection (f) and nothing in this Agreement shall cause any CFC to have any obligation under this Agreement, and (b) pledge or cause to be pledged no more than sixty-five percent (65%) of all of the Stock of such CFC; provided that Borrower shall not be obligated to pledge or cause to be pledged any assets owned by any CFC (including the Stock of such CFC owned by another CFC).

(g)                                  In the event that any Credit Party takes any action (other than delivery of Collateral to the First Lien Agent) to grant a security interest to secure the First Lien Obligations or to perfect any security interest for the benefit of the First Lien Obligations, then notwithstanding that Borrower would not otherwise be required by the Loan Documents to take such action to grant or perfect a security interest for the Obligations, Borrower shall, or shall cause its applicable Subsidiary to, grant or perfect such security interest to secure the Obligations subject to the terms of the Intercreditor Agreement.

2.9.                            Cash Management Systems.  Borrower shall, and shall cause each of its Subsidiaries to, promptly enter into Control Agreements with respect to each deposit account (other than Excluded Accounts) maintained by Borrower or any Subsidiary after the Closing Date.  Each such Control Agreement shall be in form and substance satisfactory to Agent.

SECTION 3.

NEGATIVE COVENANTS

Borrower agrees that from and after the date hereof until the Maturity Date:

3.1.                            Indebtedness.  Borrower shall not and shall not cause or permit its Subsidiaries directly or indirectly to create, incur, assume, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness (other than pursuant to a Contingent Obligation permitted under Section 3.4) except:

(a)                                 the Obligations and any Permitted Refinancing Indebtedness in respect thereof;

(b)                                 existing Indebtedness described in Schedule 3.1 and Permitted Refinancing Indebtedness in respect thereof;

(c)                                  Indebtedness consisting of intercompany loans and advances made by any Credit Party to another Credit Party; provided that (i) such obligor Credit Party shall have executed and delivered to each such obligee Credit Party a demand note (as amended, modified, extended, substituted or replaced from time to time, an “Intercompany Note” and, collectively the “Intercompany Notes”) to evidence any such intercompany Indebtedness owing at any time by such obligor Credit Party to such obligee Credit Party, which Intercompany Notes shall be substantially in the form of Exhibit 3.1(c) and shall be pledged and, following the First Lien Loan Termination Date, delivered to Agent pursuant to the applicable Pledge Agreement or Security Agreement as additional collateral security for the Obligations; (ii) the obligations of such obligor Credit Party under any such Intercompany Notes shall be subordinated to the Obligations of such obligor Credit Party hereunder pursuant to Section 9.22;  (iii) at the time any such intercompany loan or advance is made to such obligor Borrower and after giving effect thereto, such obligor Credit Party shall be Solvent; and (iv) no Default or Event of Default would occur and be continuing after giving effect to any such proposed intercompany loan.

(d)                                 Indebtedness of Borrower under the Revolving Credit Facility and Indebtedness of the Guarantors under any guarantees in respect of the Revolving Credit Facility and Indebtedness of Credit Parties under any Permitted Refinancing Indebtedness in respect of any such Indebtedness in an aggregate principal amount not to exceed (x) $61,000,000 minus (y) the amount by which the commitments thereunder are permanently reduced (other than in connection with the incurrence of a like amount of Permitted Refinancing Indebtedness);

(e)                                  Indebtedness at any time outstanding secured by purchase money Liens or incurred with respect to Capital Leases which together with principal Indebtedness does not exceed $7,500,000 in the aggregate in principal (or notional principal) at any time outstanding;

(f)                                   any other Indebtedness not to exceed $1,000,000 in aggregate principal amount at any time outstanding;

(g)                                  Indebtedness in an amount not to exceed $2,000,000 arising from a Permitted Acquisition that is either (x) unsecured or secured by the assets so acquired and issued to the seller in such Permitted Acquisition or (y) unsecured or secured only be specific assets or properties of the Target and which was not created in contemplation of such Permitted Acquisition;

(h)                                 Indebtedness in respect of Interest Rate Obligations;

(i)                                     Qualified Subordinated Debt; provided that to the extent the Net Proceeds therefrom during the term of this Agreement exceed $25,000,000, Borrower shall apply such excess amount of Net Proceeds to a prepayment of the Loans pursuant to Section 1.9(b);

(j)                                    surety bonds issued in the ordinary course of business which are permitted to be secured pursuant to Section 3.2; and

(k)                                 prior to December 16, 2005, Indebtedness in respect of the Senior Unsecured Notes; provided that the Senior Unsecured Notes are irrevocably called for redemption on the Closing Date and funds sufficient to pay the redemption price therefor are deposited with the trustee under the Senior Unsecured Notes Indenture on the Closing Date.

3.2.                            Liens and Related Matters.

(a)                                 No Liens.  Borrower shall not and shall not cause or permit its Subsidiaries to directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any property or asset of Borrower or any such Subsidiary, whether now owned or hereafter acquired, or any income or profits therefrom, except Permitted Encumbrances (including, without limitation, those Liens constituting Permitted Encumbrances existing on the date hereof and renewals and extensions thereof, as set forth on Schedule 3.2).

(b)                                 No Negative Pledges.  Borrower shall not and shall not cause or permit its Subsidiaries to directly or indirectly enter into or assume any agreement (other than the Loan Documents, subject to the terms of the Intercreditor Agreement, the First Lien Credit Agreement and other secured Indebtedness permitted by this Agreement (with respect to the assets securing such Indebtedness)) prohibiting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired securing the Obligations.

(c)                                  No Restrictions on Subsidiary Distributions to Borrower.  Except as provided herein and in the First Lien Credit Agreement (and other Indebtedness of Borrower that is no more restrictive than the terms of this Agreement or the First Lien Credit Agreement), Borrower shall not and shall not cause or permit its Subsidiaries to directly or indirectly create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary to (1) pay dividends or make any other distribution on any of such Subsidiary’s Stock owned by Borrower or any other Subsidiary; (2) pay any Indebtedness owed to Borrower or any other Subsidiary; (3) make loans or advances to Borrower or any other Subsidiary; or (4) transfer any of its property or assets to Borrower or any other Subsidiary.

3.3.                            Investments.  Borrower shall not and shall not cause or permit its Subsidiaries to directly or indirectly make or own any Investment in any Person except:

(a)                                 Borrower and its Subsidiaries may make and own Investments in Cash Equivalents;

(b)                                 subject to Section 9.22, any Credit Party may make intercompany loans to other Credit Parties to the extent permitted under Section 3.1;

(c)                                  Borrower and its Subsidiaries may make loans and advances to employees for moving, entertainment, travel and other similar expenses in the ordinary course of business not to exceed $500,000 in the aggregate at any time outstanding;

(d)                                 Investments by Borrower or any Subsidiary in any Credit Party;

(e)                                  Borrower and its Subsidiaries may own the Investments listed on Schedule 3.3(e) and outstanding on the Closing Date and any continuation, renewal or amendment thereof that does not increase the amount thereof;

(f)                                   Borrower may make Investments constituting Permitted Acquisitions;

(g)                                  Investments in Credit Parties;

(h)                                 Investments in Interest Rate Obligations; and

(i)                                     other Investments in an aggregate amount outstanding at any time not to exceed $3,000,000.

3.4.                            Contingent Obligations.  Borrower shall not and shall not cause or permit its Subsidiaries to directly or indirectly create or become or be liable with respect to any Contingent Obligation except:

(a)                                 letters of credit under the First Lien Credit Agreement;

(b)                                 Interest Rate Obligations;

(c)                                  those resulting from endorsement of negotiable instruments for collection in the ordinary course of business;

(d)                                 those existing on the Closing Date and described in Schedule 3.4;

(e)                                  those arising under indemnity agreements to title insurers to cause such title insurers to issue to Agent mortgagee title insurance policies;

(f)                                   those arising with respect to customary indemnification obligations incurred in connection with Asset Dispositions permitted hereunder;

(g)                                  those incurred in the ordinary course of business with respect to surety and appeal bonds, performance and return-of-money bonds and other similar obligations;

(h)                                 those incurred with respect to Indebtedness permitted by Section 3.1 and of other obligations not prohibited hereunder; provided that any such Contingent Obligation is subordinated to the Obligations to the same extent as the Indebtedness to which it relates is subordinated to the Obligations;

(i)                                     Contingent Obligations arising from the guarantee by any Credit Party of any Indebtedness otherwise permitted by Section 3.1; and

(j)                                    any other Contingent Obligation not expressly permitted by clauses (a) through (h) above, so long as any such other Contingent Obligations, in the aggregate at any time outstanding, do not exceed $1,000,000.

3.5.                            Restricted Payments.  The Credit Parties shall not and shall not cause or permit their Subsidiaries to directly or indirectly declare, order, pay, make or set apart any sum for any Restricted Payment, except that:

(a)                                 Omitted;

(b)                                 Omitted;

(c)                                  Subsidiaries of Borrower may make Restricted Payments to any Credit Party;

(d)                                 the redemption of the Preferred Stock to be Redeemed within 35 days of the Closing Date in accordance with its terms as in effect on the Closing Date;

(e)                                  Borrower may pay management fees and reasonable out-of-pocket expenses payable semi-annually pursuant to the BRS Management Services Agreement as in effect on the Closing Date; provided that no Default or Event of Default exists at the time of any such Restricted Payment or would occur as a result thereof; and

(f)                                   So long as no Default or Event of Default is continuing, Borrower may repurchase Stock owned by employees, officers or directors of Borrower or any of its Subsidiaries or their authorized representatives upon the death, disability or termination of employment of such employees, officers or directors, or as otherwise required by employment agreements, in an aggregate amount not to exceed (x) one million dollars ($1,000,000) in any calendar year or (y) three million dollars ($3,000,000) during the term of this Agreement, plus, (i) the aggregate cash proceeds actually received from any issuance of Stock during such calendar year by Borrower or any of its Subsidiaries to employees, officers or directors of Borrower or its Subsidiaries and (ii) the aggregate cash proceeds actually received in such calendar year from any payments on life insurance policies in which Borrower or any of its Subsidiaries is the beneficiary with respect to any employees, officers or directors of Borrower or any of its Subsidiaries which proceeds are used to purchase the Stock of Borrower held by any such employees, officers or directors.

3.6.                            Restriction on Fundamental Changes; Permitted Acquisitions.

(a)                                 Borrower shall not and shall not cause or permit its Subsidiaries to directly or indirectly:

(i)                                     amend, modify or waive any term or provision of its organizational documents, including its articles of incorporation, certificates of designations pertaining to preferred stock (other than the amendments to Borrower’s preferred stock contemplated by Section 3.19), by-laws, partnership agreement or operating agreement in any way materially adversely affecting the Lenders unless required by law;

(ii)                                  enter into any transaction of merger or consolidation except, upon not less than five (5) Business Days’ prior written notice to Agent, any Subsidiary of Borrower may be merged with or into Borrower or any Subsidiary of Borrower (and in connection therewith Borrower will take such action as may be required to preserve and protect the Liens of the Agent on the Collateral); provided that if the Subsidiary so merged is a Credit Party, the surviving company shall be a Credit Party;

(iii)                               liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution) except, upon not less than five (5) Business Days’ prior written notice to Agent, any Subsidiary of Borrower may be liquidated or dissolved and its assets distributed to any Credit Party (and in connection therewith Borrower will take such action as may be required to preserve and protect the Liens of the Agent on the Collateral); or

(iv)                              acquire by purchase or otherwise all or any substantial part of the business or assets of any other Person other than in a Permitted Acquisition.

(b)                                 Borrower may acquire all or substantially all of the assets or Stock of any Person (the “Target”) (in each case, a “Permitted Acquisition”) subject to the satisfaction of each of the following conditions:

(i)                                     Agent shall receive at least thirty (30) days’ prior written notice (or such shorter notice as to which Agent may consent in its sole discretion) of such proposed Permitted Acquisition, which notice shall include a reasonably detailed description of such proposed Permitted Acquisition;

(ii)                                  such Permitted Acquisition shall be consensual and shall have been approved by the Target’s board of directors and Borrower and Target (and the seller thereof) shall have received all necessary regulatory and third-party approvals in connection with such Permitted Acquisition;

(iii)                               the sum of all amounts payable by Borrower and its Subsidiaries in connection with all Permitted Acquisitions during the term hereof (including all transaction costs and all Indebtedness, liabilities and Contingent Obligations incurred or assumed in connection therewith or otherwise reflected on a consolidated balance sheet of Borrower and Target) shall not exceed $12,000,000 in any Fiscal Year of Borrower or $25,000,000 in the aggregate for all such Permitted Acquisitions during the term of this Agreement;

(iv)                              on a pro forma basis, no Event of Default has occurred and is continuing or would result after giving effect to such Permitted Acquisition and Borrower would have been in compliance with the financial covenants set forth in Section 4 for the four quarter period reflected in the Compliance Certificate most recently delivered to Agent pursuant to Section 4.9(j) prior to the consummation of such Permitted Acquisition

(after giving effect to such Permitted Acquisition and all Indebtedness issued, assumed, incurred or guaranteed, in connection therewith as if made on the first day of such period);

(v)                                 concurrently with delivery of the notice referred to in clause (i) above, Borrower shall have delivered to Agent, in form and substance reasonably satisfactory to Agent:

(A)                               in the case of any Permitted Acquisition involving aggregate consideration in excess of $1,000,000, a pro forma consolidated balance sheet, income statement and cash flow statement of Borrower and its Subsidiaries (the “Acquisition Pro Forma”), based on recent financial statements, which shall be complete and shall fairly present in all material respects the assets, liabilities, financial condition and results of operations of Borrower and its Subsidiaries in accordance with GAAP consistently applied, but taking into account such Permitted Acquisition and the financing thereof;

(B)                               a certificate of the chief financial officer of Borrower to the effect that: (x) Borrower will be Solvent upon the consummation of the Permitted Acquisition; (y) if required pursuant to clause (A) above, the Acquisition Pro Forma fairly presents the financial condition of Borrower and its Subsidiaries (on a consolidated basis) as of the date thereof after giving effect to the Permitted Acquisition; and (z) the other conditions set forth in this Section 3.7(b) have been satisfied; and

(vi)                              on or prior to the date of such Permitted Acquisition, Agent shall, to the extent requested, have received copies of the acquisition agreement and related agreements and instruments, and all opinions, certificates, lien search results and other documents reasonably requested by Agent.

3.7.                            Disposal of Assets or Subsidiary Stock.  Except as described on Schedule 3.7, Borrower shall not and shall not cause or permit its Subsidiaries to directly or indirectly convey, sell, lease, sublease, license, assign, transfer or otherwise dispose of, or grant any Person an option to acquire, in one transaction or a series of related transactions, any of its property, business or assets, whether now owned or hereafter acquired, except for (a) sales of inventory in good faith to customers for fair value in the ordinary course of business and dispositions of equipment and parts and supplies not used or useful in the business, (b) Asset Dispositions by Borrower and its Subsidiaries if all of the following conditions are met:  (i) the fair market value of assets sold or otherwise disposed of does not exceed $2,000,000 in any Fiscal Year; (ii) the consideration received is at least equal to the fair market value of such assets; (iii) the consideration received by Borrower and its Subsidiaries in such transaction is at least 75% in the form of cash and Cash Equivalents; (iv) the Net Proceeds of any Specified Asset Disposition are applied as required by Section 1.9; (v) after giving effect to the Asset Disposition and the repayment of Indebtedness with the proceeds thereof, Borrower is in compliance on a pro forma basis with the covenants set forth in Section 4 recomputed for the most recently ended Fiscal Quarter for which information is available and is in compliance with all other terms and conditions of this Agreement; and (vi) no Default or Event of Default then exists or would result from such Asset Disposition, (c) transactions permitted by Section 3.3 and Section 3.6(a) and (d) Permitted Sale-Leasebacks.

3.8.                            Transactions with Affiliates.  Borrower shall not and shall not cause or permit its Subsidiaries to directly or indirectly enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any management, consulting, investment banking, advisory or other similar services) with any Affiliate or with any director, officer or employee of Borrower or any of its Subsidiaries, except (a) as set forth on Schedule 3.8, (b) transactions in the ordinary course of and pursuant to the reasonable requirements of the business of Borrower or any of its Subsidiaries and upon fair and reasonable terms that are no less favorable to Borrower or any of its Subsidiaries than would be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate, (c) payment of reasonable compensation to officers and employees for services actually rendered to Borrower or any of its Subsidiaries, (d) payment of customary director’s fees and (e) transactions between Credit Parties.

3.9.                            Conduct of Business.  Borrower shall not and shall not cause or permit its Subsidiaries to directly or indirectly engage in any business other than businesses of the type conducted by Borrower and its Subsidiaries on the Closing Date and other businesses reasonably related thereto.

3.10.                     Changes Relating to Indebtedness; Prepayments of Certain Indebtedness.  Borrower shall not and shall not cause or permit its Subsidiaries to directly or indirectly:

(i)                                     change or amend the terms of the First Lien Credit Agreement in any manner that would violate the provisions of the Intercreditor Agreement;

(ii)                                  change or amend the terms of any Qualified Subordinated Debt in any manner that would cause such Indebtedness to cease to meet the definition of Qualified Subordinated Debt; or

(iii)                               prepay, repay, redeem or otherwise acquire for value any Qualified Subordinated Debt prior to the stated maturity thereof.

3.11.                     Change of Name or Location.  Borrower shall not and shall not cause or permit any of its Subsidiaries to (a) change its name as it appears in official filings in the state of its incorporation or organization, (b) change its offices or warehouses or locations at which Collateral is held or stored, or the location of its records concerning the Collateral, (c) change the type of entity that it is, (d) change its organization identification number, if any, issued by its state of incorporation or organization, or (e) change its state of incorporation or organization, in each case without at least thirty (30) days’ prior written notice to Agent (or such shorter period as to which Agent may agree) and after taking any reasonable action requested by Agent in connection therewith, including to continue the perfection of any Liens in favor of Agent, on behalf of Lenders, in any Collateral, has been completed or taken; provided that any such new location shall, except in the ordinary course of business, be in the continental United States.  Without limiting the foregoing, Borrower shall not and shall not cause or permit any of its Subsidiaries to change its name, identity or limited liability company (or corporate, as the case may be) structure in any manner that might make any financing or continuation statement filed in connection herewith seriously misleading within the meaning of Section 9-506 or 9-507 of the Code or any other then applicable provision of the Code except upon prior written notice to Agent and after taking any reasonable action requested by Agent in connection therewith to continue the perfection of any Liens in favor of Agent, on behalf of Lenders, in any Collateral.

3.12.                     Fiscal Year.  Borrower shall not change its Fiscal Year or permit any of its Subsidiaries to change their respective fiscal years.

3.13.                     Bank Accounts.  Borrower shall not and shall not cause or permit their Subsidiaries to establish any new bank accounts (other than Excluded Accounts) without prior written notice to Agent and, except in the case of Excluded Accounts, unless Agent and the bank at which the account is to be opened enter into a Control Agreement regarding such bank account in form and substance reasonably satisfactory to Agent (it being understood that a Control Agreement which provides that Agent shall only have the right to exercise control over an account only after the First Lien Loan Termination Date shall be sufficient so long as otherwise reasonably satisfactory to the Agent).

3.14.                     Hazardous Materials.  Borrower shall not and shall not cause or permit its Subsidiaries to cause or permit a Release of any Hazardous Material on, at, in, under, above, to, from or about any of the Real Estate where such Release would (a) violate in any respect, or form the basis for any Environmental Liabilities by Borrower or any of its Subsidiaries under, any Environmental Laws or Environmental Permits or (b) otherwise adversely impact the value or marketability of any of the Real Estate or any of the Collateral, other than such violations or Environmental Liabilities that could not reasonably be expected to have a Material Adverse Effect.

3.15.                     ERISA.  Borrower shall not and shall not cause or permit any ERISA Affiliate to, cause or permit to occur an ERISA Event to the extent such ERISA Event could reasonably be expected to have a Material Adverse Effect.

3.16.                     Sale-Leasebacks.  Borrower shall not and shall not cause or permit any of their Subsidiaries to engage in any sale-leaseback, synthetic lease or similar transaction involving any of its assets except for Permitted Sale-Leasebacks.

3.17.                     Changes to BRS Management Services Agreement.  Borrower shall not and shall not cause or permit any of their Subsidiaries to change or amend the terms of the BRS Management Services Agreements in any manner that would be adverse in any material respect to the Lenders.

3.18.                     Interest Rate Protection.  Within 90 days of the Closing Date, Borrower shall obtain, and thereafter shall caused to be maintained, interest rate protection agreements with terms and counterparties reasonably satisfactory to the Agent sufficient to ensure that at least 50% of Borrower’s Consolidated Total Debt effectively bears interest at a fixed rate for a period of not less than three years from the Closing Date.

3.19.                     Amendment to Existing Preferred Stock.  Within 30 days of the Closing Date, Borrower shall amend the terms of its existing preferred stock (other than the Preferred Stock to be Redeemed) in order to eliminate the mandatory redemption provisions contained therein.

SECTION 4.

FINANCIAL COVENANTS/REPORTING

Borrower covenants and agrees that from and after the date hereof until the Maturity Date, Borrower shall perform and comply with, and shall cause each of its Subsidiaries to perform and comply with, all covenants in this Section 4 applicable to such Person.

4.1.                            Consolidated Capital Expenditures Limits.  Borrower and its Subsidiaries on a consolidated basis shall not make Consolidated Capital Expenditures (excluding for purposes of this Section 4.1, (a) any reinvestment of the Net Proceeds of any Specified Asset Sale or Specified Recovery Event or (b) any reinvestment of the net proceeds of the dispositions of Equipment and Part and Supplies not used or useful in the business) during any of the following periods that exceed in the aggregate the amount set forth opposite such period (the “Capex Limit”):

Period	Maximum Consolidated Capital Expenditures per Period

Fiscal Year ending June 30, 2006	$17,000,000

Fiscal Year ending June 30, 2007	$17,000,000

Fiscal Year ending June 30, 2008	$17,000,000

Fiscal Year ending June 30, 2009	$17,000,000

Fiscal Year ending June 30, 2010	$17,000,000

Fiscal Year ending June 30, 2011	$17,000,000

; provided, however, that commencing with the Fiscal Year ending June 30, 2007, the Capex Limit referenced above will be increased in any period by the positive amount equal to the lesser of (i) the Capex Limit for the immediately prior period, and (ii) the amount (if any), equal to the difference obtained by taking the Capex Limit minus the actual amount of any Consolidated Capital Expenditures expended during such prior period (the “Carry Over Amount”), and for purposes of measuring compliance herewith, the Carry Over Amount shall be deemed to be the last amount spent on Consolidated Capital Expenditures in that succeeding period.

4.2.                            Minimum Interest Coverage Ratio.  Borrower and its Subsidiaries on a consolidated basis shall have at the end of each Fiscal Quarter set forth below, an Interest Coverage Ratio for the 12-month period then ended of not less than the following:

1.60 to 1.00	for each Fiscal Quarter ending on or after December 31, 2005 and on or prior to June 30, 2006;

1.70 to 1.00	for each Fiscal Quarter ending on or after September 30, 2006 and on or prior to June 30, 2007; and

1.80 to 1.00	for each Fiscal Quarter ending on or after September 30, 2007 and on or prior to June 30, 2008; and

1.90 to 1.00	for each Fiscal Quarter ending on or after September 30, 2008 and on or prior to June 30, 2009; and

2.00 to 1.00	for each Fiscal Quarter ending on or after September 30, 2009.

4.3.                            Maximum Leverage Ratio.  Borrower and its Subsidiaries on a consolidated basis shall have at the end of each Fiscal Quarter set forth below, a Leverage Ratio for the 12-month period then ended, of not more than the following:

5.50 to 1.00	for each Fiscal Quarter ending on or after December 31, 2005 and on or prior to June 30, 2006;

5.25 to 1.00	for each Fiscal Quarter ending on or after September 30, 2006 and on or prior to June 30, 2007;

5.00 to 1.00	for each Fiscal Quarter ending on or after September 30, 2007 and on or prior to June 30, 2008; and

4.75 to 1.00	for each Fiscal Quarter ending on or after September 30, 2008.

4.4.                            Financial Statements and Other Reports.  Borrower will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of Financial Statements in conformity with GAAP (it being understood that monthly Financial Statements are not required to have footnote disclosures).  Borrower will deliver each of the Financial Statements and other reports described below to Agent.

(a)                                 Monthly Financials.  As soon as available and in any event within thirty (30) days after the end of each month (including the last month of Borrower’s Fiscal Year), Borrower will deliver (1) the consolidated and consolidating balance sheets of Borrower and its Subsidiaries, as at the end of such month, and the related consolidated and consolidating statements of income, stockholders’ equity and cash flow for such month and for the period from the beginning of the then current Fiscal Year of Borrower to the end of such month, (2) a report setting forth in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the most recent Projections for the current Fiscal Year delivered pursuant to Section 4.4(e) and (3) a schedule of the outstanding Indebtedness for borrowed money of Borrower and its Subsidiaries describing in reasonable detail each such debt issue or loan outstanding and the principal amount and amount of accrued and unpaid interest with respect to each such debt issue or loan.

(b)                                 Quarterly Financials.  As soon as available and in any event within forty-five (45) days after the end of each Fiscal Quarter of Borrower, Borrower will deliver (1) the consolidated and consolidating balance sheets of Borrower and its Subsidiaries, as at the end of such quarter, and the related consolidated and consolidating statements of income, stockholders’ equity and cash flow for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year of Borrower to the end of such Fiscal Quarter, (2) a report setting forth in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the most recent Projections for the current Fiscal Year delivered pursuant to Section 4.4(e) and (3) a schedule of the outstanding Indebtedness for borrowed money of Borrower and its Subsidiaries describing in reasonable detail each such debt issue or loan outstanding and the principal amount and amount of accrued and unpaid interest with respect to each such debt issue or loan.

(c)                                  Year-End Financials.  As soon as available and in any event within ninety (90) days after the end of each Fiscal Year of Borrower, Borrower will deliver (1) the consolidated and consolidating balance sheets of Borrower and its Subsidiaries, as at the end of such year, and the related consolidated and consolidating statements of income, stockholders’ equity and cash flow for such Fiscal Year, (2) a schedule of the outstanding Indebtedness for borrowed money of Borrower and its Subsidiaries describing in reasonable detail each such debt issue or loan outstanding and the principal amount and amount of accrued and unpaid interest with respect to each such debt issue or loan and (3) a report with respect to the consolidated Financial Statements from a firm of Certified Public Accountants selected by Borrower and reasonably acceptable to Agent, which report shall be prepared in accordance with Statement of Auditing Standards No. 58 (the “Statement”) “Reports on Audited Financial Statements” and such report shall be “Unqualified” (as such term is defined in such Statement).

(d)                                 Accountants’ Reports.  Promptly upon receipt thereof, Borrower will deliver copies of all significant reports submitted by Borrower’s firm of Certified Public Accountants in connection with each annual, interim or special audit or review of any type of the Financial Statements or related internal control systems of Borrower or its Subsidiaries made by such accountants, including any comment letter submitted by such accountants to management in connection with their services.

(e)                                  Projections.  As soon as available and in any event no later than the 60th day following the first day of each of Borrower’s Fiscal Years, Borrower will deliver Projections of Borrower and its Subsidiaries for the forthcoming Fiscal Year prepared on a quarterly basis.

(f)                                   SEC Filings and Press Releases.  Promptly upon their becoming available, Borrower will deliver copies of (1) all Financial Statements, reports, notices and proxy statements sent or made available by Borrower or any of its Subsidiaries to their Stockholders (which are similar to the reports described in clause (2)), (2) all regular and periodic reports and all registration statements and prospectuses, if any, filed by Borrower or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission, any Governmental Authority or any private regulatory authority, and (3) all press releases and other statements made available by Borrower or any of its Subsidiaries to the public concerning developments in the business of any such Person.

(g)                                  Events of Default, Etc.  Promptly upon any officer of Borrower or any of its Subsidiaries obtaining knowledge of (1) any Default or Event of Default, Borrower shall deliver a certificate of a Responsible Officer specifying the nature and period of existence of such event or condition and what action Borrower or such Subsidiary thereof has taken, is taking and proposes to take with respect thereto; or (2) any event or condition that could reasonably be expected to result in any Material Adverse Effect, Borrower shall deliver a certificate of a Responsible Officer specifying the nature and period of existence of such event or condition.

(h)                                 Litigation.  Promptly upon any officer of Borrower or any of its Subsidiaries obtaining knowledge of (1) the institution of any action, charge, claim, demand, suit, proceeding, petition, governmental investigation, tax audit or arbitration now pending or, to the best knowledge of Borrower after due inquiry, threatened against or affecting Borrower or any of its Subsidiaries or any property of any Credit Party or any of its Subsidiaries (“Litigation”)

which could reasonably be expected to have a Material Adverse Effect or result in liability to Borrower and its Subsidiaries in excess of $1,000,000 and which has not previously disclosed by Borrower to Agent or (2) any material development in any action, suit, proceeding, governmental investigation or arbitration at any time pending against or affecting Borrower or any of its Subsidiaries or any property of any of them which, in each case, could reasonably be expected to have a Material Adverse Effect, Borrower will promptly give notice thereof to Agent and provide such other information as may be reasonably available to them to enable Agent and the Lenders to evaluate such matter.

(i)                                     Notice of Corporate and other Changes.  Borrower shall provide prompt written notice of (1) any change after the Closing Date in the authorized and issued Stock of Borrower or any Subsidiary of Borrower or any amendment to their articles or certificate of incorporation, by-laws, partnership agreement or other organizational documents, and (2) any Subsidiary created or acquired by Borrower or any of its Subsidiaries after the Closing Date, such notice, in each case, to identify the applicable jurisdictions, capital structures or Subsidiaries, as applicable.  The foregoing notice requirement shall not be construed to constitute consent by any of the Lenders to any transaction referred to above which is not otherwise permitted by the terms of this Agreement.

(j)                                    Compliance Certificate.  Together with each delivery of Financial Statements of Borrower and its Subsidiaries pursuant to Section 4.4(b) and Section 4.4(c), Borrower will deliver a fully and properly completed Compliance Certificate (in substantially the same form as Exhibit 4.4(j) (the “Compliance Certificate”) signed by Borrower’s chief executive officer or chief financial officer.

(k)                                 Other Information.  With reasonable promptness, Borrower will deliver such other information and data with respect to Borrower or any of its Subsidiaries as from time to time may be reasonably requested by Agent or any Lender.

(l)                                     Taxes.  Borrower shall provide prompt written notice of (i) the execution or filing with the IRS or any other Governmental Authority of any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Charges by the Credit Parties which could reasonably be expected to have a Material Adverse Effect and (ii) any agreement by the Credit Parties or request directed to the Credit Parties to make any adjustment under IRC Section 481(a), by reason of a change in accounting method or otherwise, which could reasonably be expected to have a Material Adverse Effect.

SECTION 5.

REPRESENTATIONS AND WARRANTIES

To induce Agent and Lenders to enter into the Loan Documents and to make Loans, Borrower represents and warrants as follows:

5.1.                            Disclosure.  No representation or warranty of any Credit Party contained in this Agreement, the Financial Statements referred to in Section 5.5, the other Related Transactions Documents or any other document, certificate or written statement furnished to Agent or any Lender by or on behalf of any such Person for use in connection with the Loan Documents or the Related Transactions Documents contains as of the date made or deemed remade or given any untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made.

5.2.                            No Material Adverse Effect.  Since June 30, 2005 there have been no events or changes in facts or circumstances affecting Borrower or any of its Subsidiaries which individually or in the aggregate have had or could reasonably be expected to have a Material Adverse Effect and that have not been disclosed herein or in the attached Disclosure Schedules.

5.3.                            No Conflict.  The consummation of the Related Transactions does not and will not violate or conflict with any laws, rules, regulations or orders of any Governmental Authority or violate, conflict with, result in a breach of, or constitute a default (with due notice or lapse of time or both) under any Contractual Obligation or organizational documents of Borrower or any of its Subsidiaries except if such violations, conflicts, breaches or defaults could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.  None of the Credit Parties is an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or a “holding company” or a “subsidiary company” of a “holding company” within the meaning of the Public Utility Holding Company Act of 1935, as amended.

5.4.                            Organization, Powers, Capitalization and Good Standing.

(a)                                 Organization and Powers.  Borrower and each of its Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and qualified to do business in all states where such qualification is required except where failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.  The jurisdiction of organization and all jurisdictions as of the Closing Date in which each Credit Party is qualified to do business are set forth on Schedule 5.4(a).  Borrower and each of its Subsidiaries has all requisite organizational power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted, to enter into each Related Transactions Document to which it is a party and to incur the Obligations, grant Liens and security interests in the Collateral and carry out the Related Transactions.

(b)                                 Capitalization.  As of the Closing Date:  (i) the authorized Stock of Borrower and each of its Subsidiaries is as set forth on Schedule 5.4(b); (ii) all issued and outstanding Stock of Borrower and each of its Subsidiaries is duly authorized and validly issued, fully paid, nonassessable, free and clear of all Liens other than those in favor of the First Lien

Agent and those in favor of Agent for the benefit of Agent and Lenders, and such Stock was issued in compliance with all applicable state, federal and foreign laws concerning the issuance of securities; (iii) the identity of the holders of the Stock of Borrower and each of its Subsidiaries and the percentage of their fully-diluted ownership of the Stock of Borrower and each of its Subsidiaries is set forth on Schedule 5.4(b); and (iv) no Stock of Borrower or any of its Subsidiaries, other than those described above, are issued and outstanding.  Except as provided in Schedule 5.4(b), as of the Closing Date, there are no preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition from Borrower or any of its Subsidiaries of any Stock of any such entity.

(c)                                  Binding Obligation.  This Agreement is, and the other Related Transactions Documents when executed and delivered will be, the legally valid and binding obligations of the applicable parties thereto, each enforceable against each of such parties, as applicable, in accordance with their respective terms.

5.5.                            Financial Statements and Projections.  All Financial Statements concerning Borrower and its Subsidiaries which have been or will hereafter be furnished to Agent pursuant to this Agreement, including those listed below, have been or will be prepared in accordance with GAAP consistently applied (except as disclosed therein) and do or will present fairly the financial condition of the entities covered thereby as at the dates thereof and the results of their operations for the periods then ended, subject to, in the case of unaudited Financial Statements, the absence of footnotes and normal year-end adjustments.

(a)                                 The consolidated balance sheets at June 30, 2005 and the related statement of income, cash flows and stockholders’ equity of Borrower and its Subsidiaries, for the Fiscal Year then ended, audited by KPMG LLP.

The Projections delivered on or prior to the Closing Date and the updated Projections delivered pursuant to Section 4.4(e) represent and will represent as of the date thereof the good faith estimate of Borrower and its senior management concerning the most probable course of its business.

5.6.                            Intellectual Property.  Borrower and its Subsidiaries own, are licensed to use or otherwise has the right to use, all Intellectual Property used in or necessary for the conduct of their businesses as currently conducted that is material to the condition (financial or other), business or operations of Borrower and its Subsidiaries.  All issued Patents, registered Trademarks, registered Copyrights and pending applications for any of the foregoing owned by a Credit Party on the Closing Date are identified on Schedule 5.6 and fully protected and/or duly and properly registered, filed or issued in the appropriate office and jurisdictions for such registrations, filings or issuances.  Except as disclosed in Schedule 5.6, to Borrower’s knowledge the use of such Intellectual Property by Borrower and its Subsidiaries and the conduct of their businesses does not and has not been alleged by any Person to infringe on the rights of any Person.

5.7.                            Investigations, Audits, Etc.  As of the Closing Date, except as set forth on Schedule 5.7, neither Borrower nor any of its Subsidiaries is the subject of any review or audit by the IRS or any governmental investigation concerning the violation or possible violation of any law.

5.8.                            Employee Matters.  Except as set forth on Schedule 5.8, (a) as of the Closing Date, neither Borrower nor any of its Subsidiaries nor any of their respective employees is subject to any collective bargaining agreement, (b) as of the Closing Date, no petition for certification or union election is pending with respect to the employees of Borrower or any of its Subsidiaries and no union or collective bargaining unit has sought such certification or recognition with respect to the employees of Borrower or any of its Subsidiaries, (c) there are no strikes, slowdowns, work stoppages or controversies pending or, to the best knowledge of Borrower after due inquiry, threatened between Borrower or any of its Subsidiaries and its respective employees, other than employee grievances arising in the ordinary course of business which could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect and (d) hours worked by and payment made to employees of Borrower and its Subsidiaries comply with the Fair Labor Standards Act and each other federal, state, local or foreign law applicable to such matters except where failure to comply will not have a Material Adverse Effect.  Except as set forth on Schedule 5.8, as of the Closing Date, neither Borrower nor any of its Subsidiaries is party to an employment contract.

5.9.                            Solvency.  Each of the Credit Parties is Solvent.

5.10.                     Litigation; Adverse Facts.  Except as set forth on Schedule 5.10, there are no judgments outstanding against Borrower or any of its Subsidiaries or affecting any property of Borrower or any of its Subsidiaries, nor is there any Litigation pending, or to the best knowledge of Borrower threatened, against Borrower or any of its Subsidiaries which could reasonably be expected to result in any Material Adverse Effect.

5.11.                     Use of Proceeds; Margin Regulations.

(a)                                 No part of the proceeds of any Loan will be used for “buying” or “carrying” “margin stock” within the respective meanings of such terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect or for any other purpose that violates the provisions of the regulations of the Board of Governors of the Federal Reserve System.  If requested by Agent, Borrower will furnish to Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form 0-1, as applicable, referred to in Regulation U.

(b)                                 Borrowers shall utilize the proceeds of the Loans solely for the Refinancing (and to pay any related transaction expenses).  Schedule 5.11 contains a description of Borrower’s sources and uses of funds as of the Closing Date, including Loans to be made or incurred on that date.

5.12.                     Ownership of Property; Liens.  As of the Closing Date, the real estate (together with any real estate acquired by any Credit Party after the Closing Date, “Real Estate”) listed in Schedule 5.12, as such Schedule may be updated from time to time upon thirty (30) days’ prior written notice to Agent, constitutes all of the real property owned, leased, subleased, or used by Borrower or any of its Subsidiaries.  Borrower and each of its Subsidiaries owns, subject to Permitted Encumbrances, good and marketable fee simple title to all of its owned Real Estate, and valid and marketable leasehold interests in all of its leased Real Estate, all as described on Schedule 5.12, and copies of all such leases or a summary of terms thereof reasonably satisfactory to Agent have been delivered to Agent.  Schedule 5.12 further describes any Real Estate with respect to which Borrower or any of its Subsidiaries is a lessor, sublessor or assignor as of the Closing Date.  As of the Closing Date, Borrower and each of its Subsidiaries also has good and marketable title to, or valid leasehold interests in, all of its personal property and assets, including, without limitation, those titled vehicles described in Schedule 5.12 (the “Titled Vehicles”).  As of the Closing Date, none of the properties and assets of Borrower or any of its Subsidiaries are subject to any Liens other than Permitted Encumbrances, and there are no facts, circumstances or conditions known to Borrower that may result in any Liens (including Liens arising under Environmental Laws) other than Permitted Encumbrances against the properties or assets of Borrower or any of its Subsidiaries.  Borrower and each of its Subsidiaries has received all deeds, certificates of title, assignments, waivers, consents, nondisturbance and attornment or similar agreements, bills of sale and other documents, and has duly effected all recordings, filings and other actions necessary to establish, protect and perfect Borrower’s or Subsidiary’s right, title and interest in and to all such Real Estate and other properties and assets.  Schedule 5.12 also describes any purchase options, rights of first refusal or other similar contractual rights pertaining to any Real Estate as of the Closing Date.  As of the Closing Date, no portion of Borrower’s or any of its Subsidiaries’ Real Estate has suffered any material damage by fire or other casualty loss that has not heretofore been repaired and restored in all material respects to its original condition or otherwise remedied.  As of the Closing Date, all material permits required to have been issued or appropriate to enable the Real Estate to be lawfully occupied and used for all of the purposes for which it is currently occupied and used have been lawfully issued and are in full force and effect.

5.13.                     Environmental Matters.

(a)                                 Except as set forth in Schedule 5.13, as of the Closing Date: (i) the Real Estate is free of contamination from any Hazardous Material except for such contamination that could not reasonably be expected to adversely impact the value or marketability of such Real Estate and that could not reasonably be expected to result in Environmental Liabilities of Borrower or its Subsidiaries in excess of $250,000 in the aggregate; (ii) neither Borrower nor any of its Subsidiaries has caused or suffered to occur any Release of Hazardous Materials on, at, in, under, above, to, from or about any of their Real Estate except for such Releases that could not reasonably be expected to result in Environmental Liabilities of Borrower and its Subsidiaries in excess of $250,000 in the aggregate; (iii) Borrower and its Subsidiaries are and have been in compliance with all Environmental Laws, except for such noncompliance that could not reasonably be expected to result in Environmental Liabilities of Borrower or its Subsidiaries in excess of $250,000 in the aggregate; (iv) Borrower and its Subsidiaries have obtained, and are in compliance with, all Environmental Permits required by Environmental Laws for the operations of their respective businesses as presently conducted or as proposed to be conducted, except where the failure to so obtain or comply with such Environmental Permits could not reasonably be expected to result in Environmental Liabilities of Borrower or its Subsidiaries in excess of $250,000 in the aggregate, and all such Environmental Permits are valid, uncontested and in good standing; (v) neither Borrower nor any of its Subsidiaries is involved in operations or knows of any facts, circumstances or conditions, including any Releases of Hazardous Materials, that are likely to result in any Environmental Liabilities of Borrower or any of its Subsidiaries that could reasonably be expected to be in excess of $250,000 in the aggregate, and neither Borrower nor any of its Subsidiaries has permitted any current or former tenant or occupant of the Real Estate to engage in any such operations; (vi) there is no pending Litigation arising under or related to any Environmental Laws, Environmental Permits or Hazardous Material that seeks damages, penalties, fines, costs or expenses in excess of $250,000 in the aggregate or injunctive relief against, or that alleges criminal misconduct by Borrower or any of its Subsidiaries; (vii) no notice has been received by Borrower or any of its Subsidiaries identifying any of them as a “potentially responsible party” or requesting information under CERCLA or analogous state statutes, and to the knowledge of Borrower, there are no facts, circumstances or conditions that may result in any of Borrower or any of its Subsidiaries being identified as a “potentially responsible party” under CERCLA or analogous state statutes; and (viii) Borrower has provided to Agent copies of all existing environmental reports prepared by or on behalf of Borrower or any of its Subsidiaries or in the possession or control of any of them, reviews and audits and all written information pertaining to actual or potential Environmental Liabilities, in each case relating to Borrower or any of its Subsidiaries.

(b)                                 Borrower hereby acknowledges and agrees that Agent (i) is not now in control of any of the Real Estate or environmental affairs of Borrower or its Subsidiaries, (ii) to the best of Borrower’s knowledge, before the possession or control by Borrower or its Subsidiaries of such Real Estate or environmental affairs, Agent was not in control of any such Real Estate of environmental affairs and (iii) does not have the capacity through the provisions of the Loan Documents or otherwise to control Borrower’s or its Subsidiaries’ conduct with respect to the ownership, operation or management of any of their Real Estate or compliance with Environmental Laws or Environmental Permits.

5.14.                     ERISA.

(a)                                 Schedule 5.14 lists all Plans and separately identifies all Pension Plans, including Title IV Plans, Multiemployer Plans, ESOPs and Welfare Plans, including all Retiree Welfare Plans.  Except with respect to Multiemployer Plans, each Qualified Plan has been determined by the IRS to qualify under Section 401 of the IRC, the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the IRC, and nothing has occurred that could reasonably be expected to cause the loss of such qualification or tax-exempt status.  Each Plan other than a Multiemployer Plan, is, and to the knowledge of Borrower each Multiemployer Plan is, in compliance in all material respects, with the applicable provisions of ERISA and the IRC, including the timely filing of all reports required under the IRC or ERISA, including the statement required by 29 CFR Section 2520.104-23.  Neither Borrower nor any ERISA Affiliate has failed in other than a de minimis respect, to make any contribution or pay any amount due as required by either Section 412 of the IRC or Section 302 of ERISA or the terms of any such Plan.  Neither Borrower nor any ERISA Affiliate has engaged in a “prohibited transaction,” as defined in Section 406 of ERISA and Section 4975 of the IRC, in connection with any Plan, that would subject any Credit Party to a material tax on prohibited transactions imposed by Section 502(i) of ERISA or Section 4975 of the IRC.

(b)                                 Except as set forth in Schedule 5.14: (i) no Title IV Plan has any Unfunded Pension Liability; (ii) no ERISA Event or event described in Section 4062(e) of ERISA with respect to any Title IV Plan has occurred or is reasonably expected to occur; (iii) there are no pending, or to the knowledge of Borrower, threatened claims (other than claims for benefits in the normal course), sanctions, actions or lawsuits, asserted or instituted against any Plan (other than a Multiemployer Plan) or any Person as fiduciary or sponsor of any Plan; (iv) no Credit Party or ERISA Affiliate has incurred or reasonably expects to incur any liability as a result of a complete or partial withdrawal from a Multiemployer Plan; (v) within the last five years no Title IV Plan of any Credit Party or ERISA Affiliate has been terminated, whether or not in a “standard termination” as that term is used in Section 404(b)(1) of ERISA, nor has any Title IV Plan of any Credit Party or ERISA Affiliate (determined at any time within the past five years) with Unfunded Pension Liabilities been transferred outside of the “controlled group” (within the meaning of Section 4001(a)(14) of ERISA) of any Credit Party or ERISA Affiliate; (vi) except in the case of any ESOP, Stock of all Credit Parties and their ERISA Affiliates makes up, in the aggregate, no more than 10% of fair market value of the assets of any Plan measured on the basis of fair market value as of the latest valuation date of any Plan; and (vii) no liability under any Title IV Plan has been satisfied with the purchase of a contract from an insurance company that is not rated AAA by the S&P or an equivalent rating by another nationally recognized rating agency.

5.15.                     Brokers.  No broker or finder acting on behalf of any Credit Party or Affiliate thereof brought about the obtaining, making or closing of the Loans or the Related Transactions, and no Credit Party or Affiliate thereof has any obligation to any Person in respect of any finder’s or brokerage fees in connection therewith, except as contemplated by Section 1.6.

5.16.                     Deposit Accounts.  Schedule 5.16 lists all banks and other financial institutions at which any Credit Party maintains deposit, securities or other accounts as of the Closing Date, and such Schedule correctly identifies the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor.

5.17.                     Agreements and Other Documents.  As of the Closing Date, each of the following licenses and agreements to which any Credit Party is a party is listed on Schedule 5.17:  supply agreements and purchase agreements not terminable by such Credit Party within sixty (60) days following written notice issued by such Credit Party and involving transactions in excess of $1,000,000 per annum; leases of Equipment having a remaining term of one year or longer and requiring aggregate rental and other payments in excess of $500,000 per annum; licenses and permits held by the Credit Parties, the absence of which could reasonably be expected to have a Material Adverse Effect; instruments and documents evidencing any Indebtedness or Guaranteed Indebtedness of such Credit Party and any Lien granted by such Credit Party with respect thereto; and instruments and agreements evidencing the issuance of any equity securities, warrants, rights or options to purchase equity securities of such Credit Party.

5.18.                     Insurance.  Schedule 5.18 lists all insurance policies of any nature maintained, as of the Closing Date, for current occurrences by each Credit Party, as well as a summary of the key business terms of each such policy such as deductibles, coverage limits and term of policy.

SECTION 6.

DEFAULT, RIGHTS AND REMEDIES

6.1.                            Event of Default.  “Event of Default” shall mean the occurrence or existence of any one or more of the following:

(a)                                 Payment.  (1) Failure to pay any installment or other payment of principal of any Loan when due or (2) failure to pay, within three (3) days after the due date, any interest on any Loan or any other amount due under this Agreement or any of the other Loan Documents; or

(b)                                 Default in Other Agreements.  (1) Borrower or any of its Subsidiaries fails to pay when due or within any applicable grace period any amount of principal of or any amount of interest on Indebtedness (other than the Loans) or any Contingent Obligations if such Indebtedness or Contingent Obligation is in excess of $2,000,000 or (2) breach or default of Borrower or any of its Subsidiaries, or the occurrence of any condition or event, with respect to any Indebtedness (other than the Loans) or any Contingent Obligations, if the effect of such breach, default or occurrence is to cause or to permit the holder or holders then to cause, Indebtedness and/or Contingent Obligations having an aggregate principal amount in excess of $2,000,000 to become or be declared due prior to their stated maturity; provided that with respect to any failure to observe or perform any term, covenant, condition or agreement under the First Lien Credit Agreement, such event shall not constitute an Event of Default pursuant to this clause (b) unless the obligations under the First Lien Credit Agreement have been accelerated or are otherwise presently due and payable; or

(c)                                  Breach of Certain Provisions.  Failure of Borrower or any of its Subsidiaries to perform or comply with any term or condition contained in Section 3 or Section 4; or

(d)                                 Breach of Warranty.  Any representation or warranty herein or in any Loan Document or in any written statement, report, financial statement or certificate made or delivered to Agent or any Lender by any Credit Party is untrue or incorrect in any material respect (without duplication of materiality qualifiers contained therein) as of the date when made or deemed made; or

(e)                                  Other Defaults Under Loan Documents. Any Credit Party defaults in the performance of or compliance with any term contained in this Agreement or the other Loan Documents (other than occurrences described in other provisions of this Section 6.1 for which a different grace or cure period is specified, or for which no cure period is specified and which constitute immediate Events of Default) and such default is not remedied or waived within thirty (30) days after the earlier of (1) receipt by Borrower of notice from Agent or Requisite Lenders of such default or (2) actual knowledge of Borrower or any other Credit Party of such default; or

(f)                                   Involuntary Bankruptcy; Appointment of Receiver, Etc.  (1) A court enters a decree or order for relief with respect to any Credit Party in an involuntary case under the Bankruptcy Code, which decree or order is not stayed or other similar relief is not granted under any applicable federal or state law; or (2) the continuance of any of the following events for forty-five (45) days unless dismissed, bonded or discharged:  (a) an involuntary case is commenced against any Credit Party, under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or (b) a decree or order of a court for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over any Credit Party, or over all or a substantial part of its property, is entered; or (c) a receiver, trustee or other custodian is appointed without the consent of a Credit Party, for all or a substantial part of the property of the Credit Party; or

(g)                                  Voluntary Bankruptcy; Appointment of Receiver, Etc.  (1) any Credit Party commences a voluntary case under the Bankruptcy Code, or consents to the entry of an order for relief in an involuntary case or to the conversion of an involuntary case to a voluntary case under any such law or consents to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or (2) any Credit Party makes any assignment for the benefit of creditors; or (3) the Board of Directors of any Credit Party adopts any resolution or otherwise authorizes action to approve any of the actions referred to in this Section 6.1(g); or

(h)                                 Judgment and Attachments.  Any money judgment, writ or warrant of attachment, or similar process (other than those described elsewhere in this Section 6.1) involving an amount in the aggregate at any time in excess of $2,000,000 for all such judgments, writs, warrants or similar process (to the extent not adequately covered by insurance as to which the insurance company has acknowledged coverage) is entered or filed against one or more of the Credit Parties or any of their respective assets and remains undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days or in any event later than five (5) Business Days prior to the date of any proposed sale thereunder; or

(i)                                     Dissolution.  Any order, judgment or decree is entered against any Credit Party decreeing the dissolution or split up of such Credit Party and such order remains undischarged or unstayed for a period in excess of fifteen (15) days; or

(j)                                    Solvency.  Any Credit Party ceases to be Solvent, fails to pay its debts as they become due or admits in writing its present or prospective inability to pay its debts as they become due; or

(k)                                 Invalidity of Loan Documents.  Any of the Loan Documents for any reason, other than a partial or full release in accordance with the terms thereof, ceases to be in full force and effect or is declared to be null and void, or any Credit Party denies that it has any further liability under any Loan Documents to which it is party, or gives notice to such effect; or

(l)                                     Change of Control.  A Change of Control occurs.

6.2.                            Acceleration and Other Remedies.  Upon the occurrence of any Event of Default described in Section 6.1(f) or 6.1(g), in each case, with respect to Borrower, all of the Obligations, including the Loans, shall automatically become immediately due and payable, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other requirements of any kind, all of which are hereby expressly waived by Borrower.  Upon the occurrence and during the continuance of any other Event of Default, Agent may, and at the request of the Requisite Lenders, Agent shall, by written notice to Borrower (a) declare all or any portion of the Loans and all or any portion of the other Obligations to be, and the same shall forthwith become, immediately due and payable together with accrued interest thereon, and (b) exercise any other remedies which may be available under the Loan Documents or applicable law.

6.3.                            Performance by Agent.  If any Credit Party shall fail to perform any covenant, duty or agreement contained in any of the Loan Documents, Agent may perform or attempt to perform such covenant, duty or agreement on behalf of such Credit Party after the expiration of any cure or grace periods set forth herein.  In such event, such Credit Party shall, at the request of Agent, promptly pay any amount reasonably expended by Agent in such performance or attempted performance to Agent, together with interest thereon at the highest rate of interest in effect upon the occurrence of an Event of Default as specified in Section 1.5 from the date of such expenditure until paid.  Notwithstanding the foregoing, it is expressly agreed that Agent shall not have any liability or responsibility for the performance of any obligation of any Credit Party under this Agreement or any other Loan Document.

6.4.                            Application of Proceeds.  Notwithstanding anything to the contrary contained in this Agreement, upon the occurrence and during the continuance of an Event of Default, (a) Borrower irrevocably waives the right to direct the application of any and all payments at any time or times thereafter received by Agent from or on behalf of Borrower, and Agent shall have the continuing and exclusive right to apply and to reapply any and all payments received at any time or times after the occurrence and during the continuance of an Event of Default against the Obligations in such manner as Agent may deem advisable notwithstanding any previous application by Agent and (b) in the absence of a specific determination by Agent with respect thereto, the proceeds of any sale of, or other realization upon, all or any part of the Collateral shall, subject to the terms of the Intercreditor Agreement, be applied:  first, to all fees, costs and expenses incurred by or owing to Agent and any Lender with respect to this Agreement, the other Loan Documents or the Collateral; second, to all fees, costs and expenses incurred by or owing to any Lender with respect to this Agreement, the other Loan Documents or the Collateral; third, to accrued and unpaid interest on the Obligations (including any interest which but for the provisions of the Bankruptcy Code, would have accrued on such amounts); fourth, to the principal amount of the Obligations outstanding and fifth to any other obligations of Credit Parties owing to Agent or any Lender under the Loan Documents.  Any balance remaining shall be delivered to Borrower or to whomever may be lawfully entitled to receive such balance or as a court of competent jurisdiction may direct.

SECTION 7.

CONDITIONS TO LOANS

The obligations of Lenders to make Loans are subject to satisfaction of all of the applicable conditions set forth below:

(a)                                 The obligations of Lenders to make the Loans on the Closing Date are, in addition to the conditions precedent specified in clauses (b) and (c) below, subject to the delivery of all documents listed on, the taking of all actions set forth on and the satisfaction of all other conditions precedent listed in the Closing Checklist attached hereto as Annex C (except as contemplated to be delivered post-closing pursuant to Section 2.8(b) hereto), all in form and substance, or in a manner, satisfactory to Agent and Lenders;

(b)                                 the representations and warranties by the Credit Parties contained herein and in the other Loan Documents shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of the Closing Date, except to the extent that such representation or warranty expressly relates to an earlier date; and

(c)                                  no Default shall have occurred and is continuing or would result after giving effect to the Related Transactions.

The request and acceptance by Borrower of the proceeds of any Loan shall be deemed to constitute, as of the date thereof, a representation and warranty by Borrower that the conditions in clauses (b) and (c) have been satisfied and the continuation or the conversion or continuation of any Loan into, or as, a Eurodollar Loan by Borrower shall be deemed to constitute, as of the date thereof, a representation and warranty that the condition in clause (c) has been satisfied.

SECTION 8.

THE AGENT

8.1.                            Appointment of Agent.  Each of the Lenders hereby irrevocably appoints DBTCA as the Agent.  The Agent hereby agrees to act upon the express conditions contained herein and the other Loan Documents, as applicable.  The provisions of this Section 8 are solely for the benefit of the Agents and the Lenders and no Credit Party shall have any rights as a third party beneficiary of any of the provisions thereof.  In performing its functions and duties hereunder, the Agent shall act solely as a representative and on behalf of the Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Borrower or any of its Subsidiaries.  The Agent, without consent of or notice to any party hereto, may assign any and all of its rights hereunder to any of its Affiliates.

8.2.                            Powers and Duties.  Each Lender irrevocably authorizes the Agent to take such action on such Lender’s behalf and to exercise such powers, rights and remedies hereunder and under the other Loan Documents as are specifically delegated or granted to the Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto.  The Agent shall have only those duties and responsibilities that are expressly specified herein and the other Loan Documents.  The Agent may exercise such powers, rights and remedies and perform such duties by or through any one or more sub-agents appointed by it.  The Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers by or through their Affiliates.  Section 8.3 shall apply to any such sub-agent and to the Affiliates of the Agent and any such sub-agent.  The Agent shall have, by reason hereof or any of the other Loan Documents, a fiduciary relationship with, or any other implied duties in respect of, any Lender; and nothing herein or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect hereof or any of the other Loan Documents except as expressly set forth herein or therein.  The Agent is further authorized by the Lenders to enter into agreements supplemental to this Agreement or any other Loan Documents for the purpose of curing any formal defect, inconsistency, omission or ambiguity in this Agreement or any other Loan Document to which it is a party (without any consent or approval by the Lenders).

8.3.                            General Immunity.

(a)                                 No Responsibility for Certain Matters.  The Agent shall not be responsible to any Lender for, or be required to ascertain or inquire as to, (i) any statement, recital, warranty or representation (in each case whether written or oral) made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document (including financial statements) delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the execution, validity, enforceability, effectiveness, genuineness, sufficiency or collectability of any Loan Document or any other agreement, instrument or document, (v) the use of proceeds of the Loans, (vi) the existence or possible existence of any Default, (vii) the financial condition or business affairs of any Credit Party or any other Person liable for the payment of any Obligations or (viii) the satisfaction of any condition set forth in Section 7 or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Agent, or, in each such case, to make any disclosures with respect to the foregoing.  Except as expressly set forth in the Loan Documents, the Agent shall have no duty to disclose, nor shall it be liable for the failure to disclose, any information relating to Borrower or any of its Subsidiaries that is communicated to or obtained by the entity serving as Agent or any of its Affiliates in any capacity.  Anything contained herein to the contrary notwithstanding, the Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or the component amounts thereof.

(b)                                 Exculpatory Provisions.  Neither Agent nor any of its officers, partners, directors, employees or agents shall be liable to the Lenders for any action taken or omitted by Agent under or in connection with any of the Loan Documents except to the extent caused by Agent’s gross negligence or willful misconduct (as determined by a court of competent jurisdiction by final and nonappealable judgment).  Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other Loan Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from the Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 9.8) and, upon receipt of such instructions from the Requisite Lenders (or such other Lenders, as the case may be), the Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions.  Without prejudice to the generality of the foregoing, (i) the Agent shall be entitled to rely, and shall be fully protected in relying, upon any notice, request, certificate, consent, communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Borrower and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or (where so instructed) refraining from acting hereunder or any of the other Loan Documents in accordance with the instructions of the Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 9.8).

(c)                                  To the extent that First Lien Agent acts as agent for perfection for the Agent and the Lenders as contemplated by the Intercreditor Agreement, each Lender agrees that the First Lien Agent shall be entitled to the limitation on liability and indemnity under Section 8 of the Revolving Credit Agreement as in effect on the Closing Date.

8.4.                            Notice of Default.  The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default hereunder unless the Agent has received notice from a Lender or Borrower referring to this Agreement, describing such Default and stating that such notice is a “notice of default”.  In the event that the Agent receives such a notice, the Agent shall promptly give notice thereof to the Lenders.  The Agent shall take such action with respect to such Default as shall be reasonably directed by the Requisite Lenders (or such other Lenders as may be required to give such direction pursuant to the terms of this Agreement); provided that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Lenders.

8.5.                            Agents Entitled to Act as Lender.  Being an Agent shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, the Agent in its individual capacity as a Lender hereunder.  With respect to its participation in the Loans, the Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as if it were not performing the duties and functions delegated to it hereunder, and the term “Lender” shall, unless the context clearly otherwise indicates, include the Agent, as the case may be, in its individual capacity.  The Agent and its Affiliates may accept deposits from, lend money to, own securities of, and generally engage in any kind of banking, trust, financial advisory or other business with Borrower or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Borrower for services in connection herewith and otherwise without having to account for the same to the Lenders.

8.6.                            Lenders’ Representations, Warranties and Acknowledgement.

(a)                                 Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Borrower and its Subsidiaries in connection with the Loans hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Borrower and its Subsidiaries.  The Agent shall have no duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of the Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and the Agent shall have no responsibility with respect to the accuracy of or the completeness of any information provided to the Lenders.

(b)                                 Each Lender, by delivering its signature page hereto and funding its Loan (or taking any Loan by assignment) shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be approved by any Agent or the Requisite Lenders (or such other Lenders as may be required to give such approvals), as applicable, on the date of delivery of such signature page.

(c)                                  Notwithstanding anything herein to the contrary, each Lender also acknowledges that the lien and security interest granted to the Agent pursuant to the Collateral Documents and the exercise of any right or remedy by the Agent thereunder are subject to the provisions of the Intercreditor Agreement.  In the event of any conflict between the terms of the Intercreditor Agreement and the terms of the Loan Documents, the terms of the Intercreditor Agreement shall govern and control.  Additionally, prior to the First Lien Loan Termination Date, any requirement for any Credit Party to deliver any item of Collateral to the Agent may be satisfied by the delivery of such item to the collateral agent under the First Lien Credit Agreement to the extent provided in the Intercreditor Agreement.

8.7.                            Right to Indemnity.  Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify the Agent, to the extent that the Agent shall not have been reimbursed by any Credit Party, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including reasonable counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Loan Documents or otherwise in its capacity as Agent in any way relating to or arising out of this Agreement or the other Loan Documents; provided no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to the extent resulting from the Agent’s gross negligence or willful misconduct.  If any indemnity furnished to the Agent for any purpose shall, in the opinion of the Agent, be insufficient or become impaired, the Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided in no event shall this sentence require any Lender to indemnify the Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender’s Pro Rata Share thereof; and provided, further, this sentence shall not be deemed to require any Lender to indemnify the Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted solely from the Agent’s gross negligence or willful misconduct.

8.8.                            Successor Agents.  The Agent may resign at any time by giving thirty days’ prior written notice thereof to the Lenders and Borrower, and the Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to Borrower and the Agent and signed by the Requisite Lenders.  Upon any such notice of resignation or any such removal, the Requisite Lenders shall have the right, upon five Business Days’ notice to Borrower, to appoint a successor Agent.  Upon the acceptance of any appointment as the Agent hereunder by an applicable successor, such successor shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Agent and the retiring or removed Agent shall promptly (i) transfer to such successor all sums, items of Collateral held by it under the Collateral Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Agent under the Loan Documents, and (ii) execute and deliver to such successor such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor of the security interests created under the Collateral Documents, whereupon such retiring or removed Agent shall be discharged from its duties and obligations hereunder.  After any retiring or removed Agent’s resignation or removal hereunder as the Agent, the provisions of this Section 8 shall inure to its benefit, as well as to the benefit of its sub-agents and their respective Affiliates, as to any actions taken or omitted to be taken by it while it was the Agent, as the case may be, hereunder.

8.9.                            Loan Documents.  Anything contained in any of the Loan Documents (other than Section 9.6) to the contrary notwithstanding, Borrower, the Agent and each Lender hereby agree that (i) no Lender shall have any right individually to realize upon any of the Collateral or to enforce the Security Agreement or any other Collateral Document, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by the Agent, on behalf of the Lenders in accordance with the terms hereof and thereof, and (ii) in the event of a foreclosure by the Agent on any of the Collateral pursuant to a public or private sale, the Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and the Agent, as representative of itself and the Lenders (but not any Lender or Lenders in its or their respective individual capacities unless the Requisite Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any Collateral payable by the Agent at such sale.  By making a Loan or taking a Loan by assignment pursuant to Section 9.4(c) each Lender hereby (i) agrees that the Loan Documents are subject to the terms of the Intercreditor Agreement and agrees to be bound by the terms thereof and (ii) authorizes the Agent to take any action required to be taken by it pursuant to the terms of the Intercreditor Agreement.

8.10.                     No Liability.  Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, none of the entities listed as Lead Arranger, Book Runner, Syndication Agent or Documentation Agent in their respective capacities as such, shall have any duties or responsibilities or shall incur any liability, under this Agreement or any other Loan Document.

8.11.                     Withholdings.  To the extent required by any applicable law, the Agent may withhold from any interest payment to any Lender an amount equivalent to any applicable withholding tax.  If the forms or other documentation required by Section 1.16(d) are not delivered to the Agent, then the Agent may withhold from any interest payment to any Lender not providing such forms or other documentation, an amount equivalent to the applicable withholding tax.  If the IRS or any other Governmental Authority asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify the Agent of a change in circumstance which rendered the exemption from, or reduction of, withholding tax ineffective or for any other reason, such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including any penalties or interest and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred.

SECTION 9.

MISCELLANEOUS

9.1.                            Notices.  All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of facsimile notice, when received, addressed (a) in the case of Borrower, the Guarantors the Agents and the other parties below, as follows and (b) in the case of the Lenders, as set forth on Annex B or, in the case of a Lender which becomes a party to this Agreement pursuant to an Assignment and Acceptance, in such Assignment and Acceptance or (c) in the case of any party, to such other address as such party may hereafter notify to the other parties hereto:

Borrower or any Guarantor:	c/o Penhall Company 1801 W. Penhall Way Anaheim, California 92801 Attention: Chief Financial Officer Facsimile: (714) 778-5638

or, for service of process:

c/o Penhall Company 933 Ransom Road Lancaster, New York 14806

with a copy to:	Dechert LLP 2929 Arch Street Philadelphia, Pennsylvania 19104 Attention: Gary Green Facsimile: (215) 994-2222 Telephone: (215) 994-2656

DBTCA as Agent:

Deutsche Bank Trust Company Americas
Global Credit Products
Leveraged Loan Portfolio
60 Wall Street, NYC60-1104
New York, NY 10005-2858
Attention:   Omayra Laucella
Facsimile:   (212) 797-5690
Telephone:  (212) 250-6106

with a copy to:	Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005 Attention: William M. Hartnett, Esq. Facsimile: (212) 269-5420 Telephone: (212) 701-3847

9.2.                            Survival of Agreement.  All covenants, agreements, representations and warranties made by Borrower herein and in the documents, certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans, regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid.  The agreements of the Credit Parties set forth in Sections 1.14(c), 1.15, 1.16, 9.5 and 9.6 and the agreements of the Lenders set forth in Sections 1.12, 8.3(b) and 8.7 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document or any investigation made by or on behalf of the Agent or any Lender.

9.3.                            Binding Effect.  This Agreement shall become effective when it shall have been executed by each of the parties hereto and when the Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto.

9.4.                            Successors and Assigns.

(a)                                 Whenever in this Agreement any of the parties hereto is referred to, such reference shall, unless the context other requires, be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of Borrower, the other Credit Parties, the Agent or the Lenders that are contained in this Agreement or the other Loan Documents shall bind and inure to the benefit of their respective successors and assigns.

(b)                                 Any Lender may, without the consent of Borrower or any other Person, in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities (each, a “Participant”) participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents.  In the event of any such sale by a Lender of a participating interest to a Participant, such Lender’s obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents.  In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Credit Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Loans or any fees payable hereunder, or postpone the date of the final maturity of the Loans, in each case to the extent subject to such participation.  Borrower agrees that if amounts outstanding under this Agreement and the Loans are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement (including pursuant to Section 9.6); provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 1.13 as fully as if it were a Lender hereunder.  Borrower also agrees that each Participant shall be entitled to the benefits of Sections 1.14(c), 1.15 and 1.16 with respect to its participation in the Loans outstanding from time to time as if it was a Lender; provided that, in the case of Section 1.16, such Participant shall have complied with the requirements of such Section; and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

(c)                                  Any Lender (an “Assignor”) may, in accordance with applicable law and upon written notice to the Agent, at any time and from time to time assign to any Eligible Assignee (an “Assignee”) all or any part of its rights and obligations under this Agreement pursuant to an Assignment and Acceptance, executed by such Assignee and such Assignor and delivered to the Agent for its acceptance and recording in the Register together with a registration and processing fee of $3,500 payable to the Agent; provided that no such assignment to an Assignee (other than any Lender or any Affiliate of the assigning Lender or of another Lender or any Approved Fund) shall be in an aggregate principal amount of less $1,000,000, unless otherwise agreed by Borrower and the Agent (provided that for purposes of the processing fee and minimum assignment amount only, any two or more Funds that concurrently invest in Loans and are managed by the same investment advisor, or investment advisors that are Affiliates of one another, shall be treated as a single Assignee).  Any such assignment shall be made as an assignment of a proportionate part of all of the Assignor’s rights and obligations under this Agreement with respect to the Loan so assigned.  Upon such execution, delivery, acceptance and recording (and if requested by the Agent, upon delivery to the Agent of an administrative questionnaire in the form provided by the Agent), from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with Loans as set forth therein, and (y) the Assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of an Assignor’s rights and obligations under this Agreement, such Assignor shall cease to be a party hereto).

(d)                                 Any assignment of any Loan, whether or not evidenced by a Note, shall be effective only upon appropriate entries with respect thereto being made in the Register (and each Note shall expressly so provide).  Any assignment or transfer of all or part of a Loan evidenced by a Note shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Loan, accompanied by a duly executed Assignment and Acceptance; thereupon one or more new Notes in the same aggregate principal amount shall, to the extent requested by the designated Assignee, be issued to the designated Assignee, and the old Notes shall be returned by the Agent to Borrower marked “canceled.”

(e)                                  Upon its receipt of an Assignment and Acceptance executed by an Assignor and an Assignee the Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to Borrower.  On or prior to such effective date, Borrower, at its own expense, upon request, shall execute and deliver to the Agent (in exchange for any Note of the assigning Lender) a new Note or Notes to such Assignee or its registered assigns in an amount equal to the share of outstanding Loans assumed or acquired by it pursuant to such Assignment and Acceptance and, if the Assignor has retained any portion of the outstanding Loans upon request, a new Note or Notes to the Assignor or its registered assigns in an amount equal to such portion of outstanding Loans, retained by it hereunder.  Such new Note or Notes shall be dated the Closing Date (or, in the case of New Loans, the date of the original making of such New Loans) and shall otherwise be in the form of the Note or Notes replaced thereby.

(f)                                   For the avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section 9.4 concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

(g)                                  Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”), identified as such in writing from time to time by the Granting Lender to the Agent and Borrower, the option to provide to Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to Borrower pursuant to this Agreement; provided that  (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof.  The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender.  Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender).  In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof.  In addition, notwithstanding anything to the contrary contained in this Section 9.4, any SPC may (i) with notice to, but without the prior written consent of, Borrower and the Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC.

(h)                                 Neither Borrower nor any other Credit Party shall assign or delegate any of its rights or duties hereunder or under any other Loan Document without the prior written consent of the Agent and each Lender, and any attempted assignment without such consent shall be null and void.

9.5.                            Expenses; Indemnity.

(a)                                 Whether or not the Transactions shall be consummated, Borrower agrees to pay promptly (i) all the actual and reasonable out-of pocket costs and expenses of the Agent and the Lead Arranger in connection with the syndication of the Loans and the negotiation, preparation and execution of the Loan Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby; (ii) all the reasonable out-of pocket costs of furnishing all opinions by counsel for Borrower and the other Credit Parties; (iii) the reasonable fees, expenses and disbursements of counsel to the Agent and the Lead Arranger in connection with the syndication of the Loans and negotiation, preparation, execution and administration of the Loan Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by Borrower; (iv) all the actual out-of pocket costs and reasonable expenses of creating and perfecting Liens on the Collateral in favor of the Agent, for the benefit of the itself and the Lenders, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums and reasonable fees, expenses and disbursements of counsel to the Agent and of counsel providing any opinions that the Agent or Requisite Lenders may request in respect of the Collateral or the Liens created pursuant to the Collateral Documents; (v) all the actual out-of pocket costs and reasonable fees, expenses and disbursements of any auditors, accountants, consultants or appraisers; (vi) all the actual costs and reasonable expenses (including the reasonable fees, expenses and disbursements of any appraisers, consultants, advisors and agents employed or retained by the Agents and their counsel) in connection with the custody or preservation of any of the Collateral; and (vii) after the occurrence of an Event of Default, all costs and expenses, including reasonable attorneys’ fees (including allocated costs of internal counsel) and costs of settlement, incurred by the Agent or any Lender in enforcing any Obligations of or in collecting any payments due from any Credit Party hereunder or under the other Loan Documents by reason of such Event of Default (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Security Agreement) or in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work-out” or pursuant to any insolvency or bankruptcy cases or proceedings.

(b)                                 Borrower agrees, whether or not the Transactions shall have been consummated, to indemnify the Agent, the Lead Arranger, each Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related costs and expenses, including reasonable counsel fees, disbursements and other charges, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the marketing and syndication of the Loans and execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated thereby, (ii) the use of the proceeds of the Loans, (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, or (iv) any actual or alleged presence or release of Hazardous Materials on any property owned or operated by Borrower or any of its Subsidiaries, or any Environmental Liabilities related in any way to Borrower or any of its Subsidiaries; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related costs and expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted solely from the gross negligence or willful misconduct of such Indemnitee (and, upon any such determination, any indemnification payments with respect to such losses, claims, damages, liabilities or related costs and expenses previously received by such Indemnitee shall be subject to reimbursement by such Indemnitee).  To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this Section 9.5(b) may be unenforceable in whole or in part because they are violative of any law or public policy, Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all indemnified liabilities incurred by Indemnitees or any of them.

(c)                                  To the extent that Borrower fails for any reason to pay any amount required to be paid by them or any other Credit Party to the Agent or the Lead Arranger under paragraph (a) or (b) of this Section 9.5, each Lender severally agrees to pay to the Agent or the Lead Arranger, as the case may be, such Lender’s Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Agent or the Lead Arranger in its capacity as such.

(d)                                 To the extent permitted by applicable law, Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof.

9.6.                            Adjustments; Setoff.  Notwithstanding Section 8.9(b), if an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, except to the extent prohibited by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of Borrower against any of and all the obligations of Borrower now or hereafter existing under this Agreement and other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured.  The rights of each Lender under this Section 9.6 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

9.7.                            Governing Law.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT

OF LAW RULES THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

9.8.                            Waivers; Amendment.

(a)                                 No failure or delay on the part of the Agent or any Lender in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by Borrower or any other Credit Party therefrom shall in any event be effective unless the same shall be permitted by Section 9.8(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances.

(b)                                 Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by Borrower and the Requisite Lenders.  Notwithstanding the foregoing, no such agreement shall (i) forgive or reduce the principal amount or extend the final scheduled date of maturity of any Loan, extend the scheduled date of any payment of in principal in respect of any Loan, reduce the stated rate of any repayment premium, interest or fee payable hereunder or forgive the payment of any repayment premium, interest or fee payable hereunder or extend the scheduled date of any payment thereof or amend or modify Section 1.12 or amend or modify Section 6.4, in each case without the consent of each Lender directly affected thereby (such consent being in lieu of the consent of the Requisite Lenders required pursuant to the first sentence of this Section 9.8(b)), (ii) increase or extend the Commitment of any Lender or require any Lender to make available Interest Periods with a duration longer than six months without the prior written consent of each Lender affected thereby (such consent being in lieu of the consent of the Requisite Lenders required pursuant to the first sentence of this Section 9.8(b)), (iii) amend the provisions of Section 9.4(h), the provisions of this Section 9.8 or the definition of the term “Pro Rata Share” or “Requisite Lenders,” or release all or substantially all of the Guarantors from their obligations under the Subsidiary Guaranty, in each case without the prior written consent of each Lender (provided that, with respect to any additional extensions of credit pursuant hereto as are approved by the Requisite Lenders, the consent of the Requisite Lenders only shall be required to include the Lenders advancing such additional funds in the determination of “Requisite Lenders” or “Pro Rata Share” on substantially the same basis as the Loans are included on the Closing Date), (iv) release all or substantially all of the Collateral (except to the extent such release is contemplated under this Agreement) without the prior written consent of each Lender; or (v) modify the protections afforded to an SPC pursuant to the provisions of Section 9.4(g) without the written consent of such SPC (such consent being in addition to the consent of the Requisite Lenders required pursuant to first sentence of this Section 9.8(b)); provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Agent hereunder or under any other Loan Document without the prior written consent of the Agent.  To the extent the Agent is entitled or required to make any determinations (whether a consent, waiver or otherwise) under the Intercreditor Agreement, the Agent shall make such determinations upon the advice of the Requisite Lenders.

(c)                                  The Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender.  Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.  No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances.  Any amendment, modification, termination, waiver or consent effected in accordance with this Section 9.8 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by a Credit Party, on such Credit Party.

9.9.                            Interest Rate Limitation.  Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Loan Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan or participation in accordance with applicable law, the rate of interest payable in respect of such Loan or participation hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan or participation but were not payable as a result of the operation of this Section 9.9 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or participations or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

9.10.                     Entire Agreement.  This Agreement and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof.  Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents.  Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any Person (other than the parties hereto and thereto, their respective successors and assigns permitted hereunder and, to the extent expressly contemplated hereby, the Related Parties of the Agent, the Lead Arranger and the Lenders) any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

9.11.                     WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY

RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS.  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

9.12.                     Severability.  In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction).  The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

9.13.                     Counterparts.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 9.3.  Delivery of an executed signature page to this Agreement shall be as effective as delivery of a manually signed counterpart of this Agreement.  A set of the copies of this Agreement signed by all the parties shall be lodged with Borrower and the Agent.

9.14.                     Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

9.15.                     Jurisdiction; Consent to Service of Process.

(a)                                 Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement shall affect any right that the Agent, the Lead Arranger or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against Borrower or its properties in the courts of any jurisdiction.

(b)                                 Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c)                                  Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.1.  Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

9.16.                     Confidentiality.  Each of the Agent and the Lenders agrees to maintain the confidentiality of the Information, except that Information may be disclosed (a) to its and its Affiliates’ officers, directors, employees, trustees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority or quasi-regulatory authority (such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) in connection with the exercise of any remedies hereunder or under the other Loan Documents or any suit, action or proceeding relating to the enforcement of its rights hereunder or thereunder, (e) subject to an agreement containing provisions substantially the same as those of this Section 9.16, to (i) any actual or prospective assignee of or participant in any of its rights or obligations under this Agreement and the other Loan Documents, (ii) any pledge referred to in Section 9.4(f) or (iii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to Borrower or any of its Subsidiaries or any of their respective obligations, (f) with the consent of Borrower, (g) to any rating agency when required by it, provided that, prior to any disclosure, such rating agency shall undertake in writing to preserve the confidentiality of any confidential information relating to the Credit Parties received by it from any of the Lead Arranger, Agent or Lenders or (h) to the extent such Information becomes publicly available other than as a result of a breach of this Section 9.16.  For the purposes of this Section, “Information” shall mean all information received from Borrower and related to Borrower or its business, other than any such information that was available to the Agent, the Lead Arranger or any Lender on a nonconfidential basis prior to its disclosure by Borrower.  Any Person required to maintain the confidentiality of Information as provided in this Section 9.16 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord its own confidential information.

9.17.                     Acknowledgments.  Borrower hereby acknowledges that:

(a)                                 it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

(b)                                 neither the Lead Arranger, the Agent or any Lender has any fiduciary relationship with or duty to Borrower or any other Credit Party arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Lead Arranger, the Agent and the Lenders, on one hand, and Borrower and the other Credit Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)                                  no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lead Arranger, the Agent and the Lenders or among Borrower, the other Credit Parties and the Lenders.  The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out hereof and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

9.18.                     Accounting Changes.  In the event that any Accounting Change shall occur and such change results in a change in the method of calculation of the Leverage Ratio or the Interest Coverage Ratio and all standards or terms in this Agreement, then the parties hereto agree, upon request by Borrower or the Requisite Lenders, to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating Borrower’s and the other Credit Parties’ financial condition (including the requirements and restrictions associated with the provisions of this Agreement applicable thereto) shall be the same after such Accounting Changes as if such Accounting Changes had not been made.  Following any such request by Borrower or the Requisite Lenders and until such time as such an amendment shall have been executed and delivered by Borrower, the Agent and the Requisite Lenders, the Leverage Ratio, the Interest Coverage Ratio and all standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred.

9.19.                     Construction.  Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant.  Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

9.20.                     Patriot Act.  Each Lender and the Agent (for itself and not on behalf of any Lender) hereby notifies Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies Borrower and the other Credit Parties, which information includes the name and address of Borrower and other information that will allow such Lender or the Agent, as applicable, to identify Borrower in accordance with the Patriot Act.

9.21.                     Delivery of Termination Statements and Mortgage Releases.

(a)                                 Upon payment in full in cash and performance of all of the Obligations (other than indemnification Obligations), termination of the Commitments and a release of all claims against Agent and Lenders, and so long as no suits, actions proceedings, or claims are pending or threatened against any Indemnitee asserting any damages, losses or liabilities that are indemnified liabilities hereunder, Agent shall deliver to Borrower termination statements, mortgage releases and other documents necessary or appropriate to evidence the termination of the Liens securing payment of the Obligations.

(b)                                 Upon the disposition of any Collateral in accordance with the terms and conditions provided herein, Agent shall deliver to Borrower termination statements, mortgage releases and other evidence necessary or appropriate to evidence the termination of Liens on such Collateral.

(c)                                  In the event that any Credit Party acquires any Equipment and in connection therewith grants a security interest in such Equipment to any Person providing purchase money financing to such Credit Party for such Equipment and such security interest and financing does not contravene any provision of this Agreement and prohibits the Lien of Agent therein, Agent, at the request of such Credit Party shall release its security interest in such Equipment or shall subordinate such Lien (as required by such Person) and shall at the cost and expense of such Credit Party execute such documents as may be necessary to release such Lien of record; provided, however, that upon any such prohibition ceasing to be binding on such Credit Party, the Lien of Agent in such Equipment shall automatically be reinstated and such Credit Party shall immediately notify Agent and shall take all steps as may be necessary to perfect such Lien of Agent within 20 Business Days following such prohibition ceasing to be effective.

9.22.                     Subordination of Intercompany Debt.

(a)                                 Each Credit Party hereby agrees that any intercompany Indebtedness or other intercompany payables or receivables, or intercompany advances directly or indirectly made by or owed to such Credit Party by any other Credit Party (collectively, “Intercompany Debt”), of whatever nature at any time outstanding shall be subordinate and subject in right of payment to the prior payment in full in cash of the Obligations.  Each Credit Party hereby agrees that it will not, while any Event of Default is continuing, accept any payment, including by offset, on any Intercompany Debt until the Maturity Date, in each case, except with the prior written consent of Agent.

(b)                                 In the event that any payment on any Intercompany Debt shall be received by a Credit Party other than as permitted by this Section 9.22 before the Maturity Date, such Credit Party shall receive such payments and hold the same in trust for, segregate the same from its own assets and shall immediately pay over to, the Agent for the benefit of the Agent and Lenders all such sums to the extent necessary so that Agent and the Lenders shall have been paid in full, in cash, all Obligations owed or which may become owing.

(c)                                  Upon any payment or distribution of any assets of any Credit Party of any kind or character, whether in cash, property or securities by set-off, recoupment or otherwise, to creditors in any liquidation or other winding-up of such Credit Party or in the event of any Proceeding, Agent and Lenders shall first be entitled to receive payment in full in cash, in accordance with the terms of the Obligations and of this Agreement, of all amounts payable under or in respect of such Obligations, before any payment or distribution is made on, or in respect of, any Intercompany Debt, in any such Proceeding, any distribution or payment, to which Agent or any Lender would be entitled except for the provisions hereof shall be paid by such Credit Party, or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution directly to Agent (for the benefit of Agent and the Lenders) to the extent necessary to pay all such Obligations in full in cash, after giving effect to any concurrent payment or distribution to Agent and Lenders (or to Agent for the benefit of Agent and Lenders).

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

PENHALL INTERNATIONAL CORP., an Arizona corporation

By:	/s/ Jeffrey E. Platt
Name: Jeffrey E. Platt
Title: Vice President

S-1

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Agent

By:	/s/ Omayra Laucella
Name: Omayra Laucella
Title: Vice President

By:	/s/ Evelyn Lazala
Name: Evelyn Lazala
Title: Vice President

DEUTSCHE BANK SECURITIES INC.,
as Lead Arranger and Book Runner

By:	(illegible)
Name:
Title:

By:	/s/ Stephanie L. Perry
Name: Stephanie L. Perry
Title: Director

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as a Lender

By:	/s/ Omayra Laucella
Name: Omayra Laucella
Title: Vice President

By:	/s/ Evelyn Lazala
Name: Evelyn Lazala
Title: Vice President

S-2

ANNEX A

to

SECOND LIEN TERM LOAN AGREEMENT

DEFINITIONS

Capitalized terms used in the Loan Documents shall have (unless otherwise provided elsewhere in the Loan Documents) the following respective meanings and all references to Sections, Exhibits, Schedules or Annexes in the following definitions shall refer to Sections, Exhibits, Schedules or Annexes of or to the Agreement:

“ABR”, when used in reference to any Loan, refers to whether such Loan is bearing interest at a rate determined by reference to the Alternate Base Rate.

“Account Debtor” means any Person who may become obligated to any Credit Party under, with respect to, or on account of, an Account, Chattel Paper or General Intangibles (including a payment intangible).

“Accounting Changes” means (a) changes in accounting principles required by GAAP and implemented by Borrower or any of its Subsidiaries; (b) changes in accounting principles recommended by Borrower’s certified public accountants and implemented by Borrower; and (c) changes in carrying value of Borrower’s or any of its Subsidiaries’ assets, liabilities or equity accounts resulting from (i) the application of purchase accounting principles (SFAS 141, A.P.B. 16 and/or 17 and EITF 88-16 and FASB 109) to the Related Transactions or (ii) as the result of any other adjustments that, in each case, were applicable to, but not included in, the Pro Forma.

“Accounts” means all “accounts,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, including (a) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper or Instruments), (including any such obligations that may be characterized as an account or contract right under the Code), (b) all of each Credit Party’s rights in, to and under all purchase orders or receipts for goods or services, (c) all of each Credit Party’s rights to any goods represented by any of the foregoing (including unpaid sellers’ rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), (d) all rights to payment due to any Credit Party for property sold, leased, licensed, assigned or otherwise disposed of, for a policy of insurance issued or to be issued, for a secondary obligation incurred or to be incurred, for energy provided or to be provided, for the use or hire of a vessel under a charter or other contract, arising out of the use of a credit card or charge card, or for services rendered or to be rendered by such Credit Party or in connection with any other transaction (whether or not yet earned by performance on the part of such Credit Party), (e) all healthcare insurance receivables, and (f) all collateral security of any kind, now or hereafter in existence, given by any Account Debtor or other Person with respect to any of the foregoing.

“Acquisition Pro Forma” has the meaning ascribed to it in Section 3.6(b)(v).

“Adjusted Eurodollar Rate” shall mean, with respect to any Eurodollar Loan for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the product of (a) the Eurodollar Rate in effect for such Interest Period and (b) Statutory Reserves.

“Affected Lender” has the meaning ascribed to it in Section 1.14(b).

“Affected Loans” has the meaning ascribed to it in Section 1.14(b).

“Affiliate” means, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, 5% or more of the Stock having ordinary voting power in the election of directors of such Person, (b) each Person that controls, is controlled by or is under common control with such Person, (c) each of such Person’s officers, directors, joint venturers and partners and (d) in the case of Borrower, the immediate family members, spouses and lineal descendants of individuals who are Affiliates of Borrower.  For the purposes of this definition, “control” of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise; provided, however, that the term “Affiliate” shall specifically exclude Agent and each Lender.

“Agent” means DBTCA in its capacity as Agent for Lenders or its successor appointed pursuant to Section 8.2; provided that any reference herein to the Agent with respect to any Lien on Collateral held by the First Lien Agent for the benefit of such Agent and the Lenders shall also be deemed to be a reference to the First Lien Agent.

“Aggregate Amounts Due” has the meaning ascribed to it in Section 1.13.

“Agreement” means this Second Lien Term Loan Agreement (including all schedules, subschedules, annexes and exhibits hereto), as the same may be amended, supplemented, restated or otherwise modified from time to time.

“Alternate Base Rate” shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 0.50%.  Any change in the Alternate Base Rate due to a change in the Prime Rate, the above-described secondary market rate for three-month certificates of deposit or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective date of such change.

“Applicable Margin” shall mean (a) for Eurodollar Loans, 6.75% per annum and (ii) for ABR Loans, 5.75% per annum.

“Approved Fund” shall mean any Fund that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity (including an investment advisor) or an Affiliate of any entity that administers, advises or manages a Lender.

“Asset Disposition” means the disposition whether by sale, lease, transfer, loss, damage, destruction, casualty, condemnation or otherwise of any of the following:  (a) any of the Stock or other equity or ownership interest of any of Borrower’s Subsidiaries or (b) any or all of

the assets of Borrower or any of its Subsidiaries other than sales of Equipment and Parts and Supplies in the ordinary course of business.  Without limitation of the foregoing, the term “Asset Disposition” shall include the sale or transfer of property by Borrower or a Subsidiary thereof in a Permitted Sale-Leaseback.

“Assignee” shall have the meaning given in Section 9.4(c).

“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an assignee (with the consent of any Person whose consent is required by Section 9.4(c)), and accepted by the Agent, substantially in the form of Exhibit 9.4(c) or such other form as shall be approved by the Agent (such approval not to be unreasonably withheld).  To the extent approved by the Agent, an Assignment and Acceptance may be electronically executed and delivered to the Agent via an electronic settlement system then acceptable to the Agent, which shall initially be the settlement system of ClearPar, LLC.

“Assignor” shall have the meaning given in Section 9.4(c).

“Authorized Officer” shall mean, as applied to any Person, any individual holding the position of chairman of the board (if an officer), chief executive officer, president or one of its vice presidents (or the equivalent thereof), and such Person’s chief financial officer or treasurer.

“Bankruptcy Code” means the provisions of Title 11 of the United States Code, 11 U.S.C. §§ 101 et seq. or other applicable bankruptcy, insolvency or similar laws.

“Borrower” shall have the meaning ascribed to it in the preamble to the Agreement.

“Borrowing” shall mean Loans of the same Type made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

“Breakage Event” shall have the meaning given in Section 1.14(c).

“BRS” means collectively Bruckmann, Rosser, Sherrill & Co., L.P., a Delaware limited partnership, BRS Partners, LP and BRSE LLP.

“BRS Management Services Agreement” means that Management Agreement dated as of August 4, 1998 by and between BRS and Borrower as amended, modified or supplemented from time to time in accordance with its terms.

“BRS Related Party” means (1) any stockholder having more than 5% of any class of stock of any entity that comprises BRS, any individual controlling any such stockholder, an immediate family member of any such stockholder (if an individual) or of any such individual and any majority owned Subsidiary, of BRS; or (2) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding a majority interest of any of the entities that comprise BRS and/or such other Persons referred to in the immediately preceding clause (1).

“Business Day” means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York or the State of California and in reference to Eurodollar Loans shall mean any such day that is also a Eurodollar Business Day.

“Capital Lease” means, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, would be required to be classified and accounted for as a capital lease on a balance sheet of such Person.

“Capital Lease Obligation” means, with respect to any Capital Lease of any Person, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease.

“Carry Over Amount” has the meaning ascribed to it Section 4.1.

“Cash Equivalents” means (i) marketable securities (A) issued or directly and unconditionally guaranteed as to interest and principal by the United States government or (B) issued by any agency of the United States government the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one (1) year after acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after acquisition thereof and having, at the time of acquisition, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (iii) commercial paper maturing no more than one year from the date of acquisition and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s; (iv) certificates of deposit or bankers’ acceptances issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (A) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator) and (B) has Tier 1 capital (as defined in such regulations) of not less than $250,000,000, in each case maturing within one year after issuance or acceptance thereof; and (v) shares of any money market mutual or similar funds that (A) has substantially all of its assets invested continuously in the types of investments referred to in clauses (i) through (iv) above, (B) has net assets of not less than $500,000,000 and (C) has the highest rating obtainable from either S&P or Moody’s.

“CFC” has the meaning ascribed to it in Section 2.8(f).

“Change of Control” means any event, transaction or occurrence as a result of which (a) BRS together with any BRS Related Party shall cease to own and control directly or indirectly all of the economic and voting rights associated with ownership of at least fifty-one percent (51%) of all classes of the outstanding Stock of Borrower on a fully diluted basis, (b) Borrower ceases to directly or indirectly own and control all of the economic and voting rights associated with all of the outstanding Stock of Penhall Company or (c) except as permitted by Section 3.3 or Section 3.6, Borrower ceases to directly or indirectly own and control all of the economic and voting rights associated with all of the outstanding Stock of any of its Subsidiaries.

“Change in Law” shall mean (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 1.15, by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

“Charges” means all federal, state, county, city, municipal, local, foreign or other governmental taxes (including premiums and other amounts owed to the PBGC at the time due and payable), levies, assessments, charges, liens, claims or encumbrances upon or relating to (a) the Collateral, (b) the Obligations, (c) the employees, payroll, income or gross receipts of any Credit Party, (d) any Credit Party’s ownership or use of any properties or other assets, or (e) any other aspect of any Credit Party’s business.

“Chattel Paper” means any “chattel paper,” as such term is defined in the Code, including electronic chattel paper, now owned or hereafter acquired by any Credit Party, wherever located.

“Closing Checklist” means the schedule, including all appendices, exhibits or schedules thereto, listing certain documents and information to be delivered in connection with the Agreement, the other Loan Documents and the transactions contemplated thereunder, substantially in the form attached hereto as Annex C.

“Closing Date” means the date on which the Loans are made hereunder.

“Code” means the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of New York; provided that to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided, further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Agent’s or any Lender’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

“Collateral” means the property covered by the Collateral Documents and any other property, real or personal, tangible or intangible, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of Agent, on behalf of itself and Lenders, to secure the Obligations or any portion thereof (excluding (i) the assets of any CFC and (ii) (x) any Stock in excess of 65% of the Stock of any CFC) directly owned by Borrower or a Domestic Subsidiary of Borrower and (y) all stock of any other CFC.

“Collateral Documents” means the Security Agreement, the Pledge Agreement, the Guaranties, the Mortgages, the Trademark Security Agreements and all similar agreements entered into guaranteeing payment of, or granting a Lien upon property as security for payment of, the Obligations or any portion thereof (including the Intercreditor Agreement to the extent relating to the grant of a Lien over titled vehicles to the First Lien Agent to secure the Obligations).

“Commitments” means (a) as to any Lender, the aggregate of such Lender’s Commitment as set forth on Annex B to the Agreement or in the most recent Assignment and Acceptance executed by such Lender and (b) as to all Lenders, the aggregate of all Lenders’ Commitments, which aggregate commitment shall be one hundred and five million dollars ($105,000,000) on the Closing Date.

“Compliance Certificate” has the meaning ascribed to it in Section 4.4(j).

“Consolidated Adjusted EBITDA” shall mean, for Borrower for any period, Consolidated Net Income of Borrower and its consolidated Subsidiaries for such period minus (in each case to the extent included in the calculation of Consolidated Net Income, but without duplication): (i) income tax credits, (ii) interest income, (iii) gain from extraordinary items (net of loss from extraordinary items), (iv) any aggregate net gain, net of any loss (other than gains, net of losses, arising from the disposition of equipment in the ordinary course of business) arising from the sale, exchange or other disposition of capital assets (including any fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets and all securities), (v) any other non-cash gains, (vi) expenditures pursuant to the last sentence of Section 4.10 of the Revolving Credit Agreement applicable to, but not included on, the Projections, including expenditures made in connection with Related Transactions and payment of liabilities on the Closing Date, plus (in each case to the extent deducted in the calculation of Consolidated Net Income, but without duplication) (i) any provision for income taxes, (ii) Consolidated Interest Expense, (iii) depreciation and amortization, (iv) amortized debt discount (but in the case of amortization and expenses of Related Transactions, only to the extent included in the Projections), (v) any deduction as the result of any grant to any members of the management of Borrower or any of its Subsidiaries of any Stock, (vi) any write-off of deferred financing fees in connection with the Related Transactions and (vii) expenses of the Related Transactions, provided that such expenses were included in the Projections, or disclosed in any notes thereto; provided that (x) Consolidated Adjusted EBITDA of Borrower for the fiscal quarters ended March 31, 2005, June 30, 2005 and September 30, 2005 shall be deemed to be $2.1 million, $9.4 million and $12.4 million, respectively (in each case, subject to adjustment as otherwise provided in this Agreement).

“Consolidated Capital Expenditures” shall mean, for any period, the aggregate of all expenditures of Borrower and its Subsidiaries during such period determined on a consolidated basis that, in accordance with GAAP, are or should be included in “purchase of property and equipment” or similar items reflected in the consolidated statement of cash flows of Borrower and its Subsidiaries.

“Consolidated Cash Interest Expense” shall mean, for any period, Consolidated Interest Expense for such period, excluding any amount not payable in cash.

“Consolidated Current Assets” shall mean, as at any date of determination, the total assets of Borrower and its Subsidiaries on a consolidated basis that may properly be classified as current assets in conformity with GAAP, excluding cash and cash equivalents.

“Consolidated Current Liabilities” shall mean, as at any date of determination, the total liabilities of Borrower and its Subsidiaries on a consolidated basis that may properly be classified as current liabilities in conformity with GAAP, excluding the current portion of long term debt and, without duplication, outstanding revolving Indebtedness under the First Lien Credit Agreement.

“Consolidated Interest Expense” shall mean, for any period, total interest expense (including that portion attributable to Capital Lease Obligations in accordance with GAAP and capitalized interest) of Borrower and its Subsidiaries on a consolidated basis with respect to all outstanding Funded Debt of Borrower and its Subsidiaries, including all unused commitment fees, commissions, discounts and other fees and charges owed with respect to letters of credit and net costs under interest rate hedging agreements; provided that Consolidated Interest Expense shall exclude any amounts attributable to amortization of deferred financing fees in connection with the Related Transactions.

“Consolidated Net Income” shall mean, for any period, (a) the net income (or loss) of Borrower and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP, excluding (b) (i) the income (or deficit) of any Person accrued prior to the date it became a Subsidiary of, or was merged or consolidated into, Borrower or any of its Subsidiaries, (ii) the income (or deficit) of any Person (other than a Subsidiary) in which Borrower has an ownership interest, except to the extent any such income has actually been received by Borrower or any of its Subsidiaries in the form of cash dividends or distributions, (iii) the undistributed earnings of any Subsidiary of Borrower to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation or requirement of law applicable to such Subsidiary, (iv) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period, (v) any net gain attributable to the write-up of any asset, (vi) any net gain from the collection of the proceeds of life insurance policies, (vii) any net gain arising from the acquisition of any securities, or the extinguishment of any Indebtedness, of Borrower or any of its Subsidiaries, (viii) in the case of a successor to Borrower or any of its Subsidiaries by consolidation or merger or as a transferee of its assets, any earnings of such successor prior to such consolidation, merger or transfer of assets and (ix) any deferred credit representing the excess of equity in any Subsidiary of Borrower at the date of acquisition of such Subsidiary over the cost to Borrower of the investment in such Subsidiary.

“Consolidated Total Debt” shall mean, as at any date of determination, the aggregate stated balance sheet amount of all Funded Debt of Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

“Consolidated Working Capital” shall mean, as at any date of determination, the excess of Consolidated Current Assets over Consolidated Current Liabilities.

“Consolidated Working Capital Adjustment” shall mean, for any period on a consolidated basis, the amount (which may be a negative number) by which Consolidated Working Capital as of the beginning of such period exceeds (or is less than) Consolidated Working Capital as of the end of such period.

“Contingent Obligation” means, as applied to any Person, any direct or indirect liability of that Person:  (i) with respect to Guaranteed Indebtedness and with respect to any Indebtedness, lease, dividend or other obligation of another Person if the purpose or intent of the Person incurring such liability, or the effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (iii) under any foreign exchange contract, currency swap agreement, interest rate swap agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates, (iv) any agreement, contract or transaction involving commodity options or future contracts, (v) to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement, or (vi) pursuant to any agreement to purchase, repurchase or otherwise acquire any obligation or any property constituting security therefor, to provide funds for the payment or discharge of such obligation or to maintain the solvency, financial condition or any balance sheet item or level of income of another.  The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if not a fixed and determined amount, the maximum amount so guaranteed.

“Contractual Obligations” means, as applied to any Person, any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject including the Related Transactions Documents.

“Control Agreements” means tri-party deposit account, securities account or commodities account control agreements by and among the applicable Credit Party, Agent (and, if applicable, First Lien Agent”) and the depository, securities intermediary or commodities intermediary, and each in form and substance satisfactory in all respects to Agent and in any event providing to Agent “control” of such deposit account, securities account or commodities account within the meaning of Articles 8 and 9 of the Code.

“Conversion/Continuation Date” shall mean the effective date of a conversion or continuation, as the case may be, as set forth in the applicable Notice of Conversion/Continuation.

“Copyright License” means any and all rights nor owned or hereafter acquired by any Credit Party under any written agreement granting any right to use any Copyright or Copyright registration.

“Copyright Security Agreements” means the Copyright Security Agreements made in favor of Agent, on behalf of itself and Lenders, by each applicable Credit Party, in each case as amended, modified or supplemented from time to time.

“Copyrights” means all of the following now owned or hereafter adopted or acquired by any Credit Party: (a) all copyrights and General Intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof; and (b) all reissues, extensions or renewals thereof.

“Credit Parties” means Borrower and each of its Subsidiaries and each other Person who executes a Guaranty or who grants a Lien on all or part of its assets to secure all of part of the Obligations.

“DBTCA” shall have the meaning given in the recitals.

“Default” means any event that, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

“Disclosure Schedules” means the Schedules prepared by Credit Parties and denominated as Schedules 2.8(b) through 5.18 in the index to the Agreement.

“Documents” means any “document,” as such term is defined in the Code, including electronic documents, now owned or hereafter acquired by any Credit Party, wherever located.

“Dollars” or “$” means lawful currency of the United States of America.

“Eligible Assignee” shall mean (i) any Lender, (ii) an Affiliate of any Lender, (iii) an Approved Fund and (iv) any other Person approved by the Agent (such approval not to be unreasonably withheld or delayed); provided that “Eligible Assignee” shall not include Borrower or any of its Affiliates or Subsidiaries or any natural person.

“Environmental Laws” means all applicable federal, state, local and foreign laws, statutes, ordinances, codes, rules, enforceable standards and regulations, now or hereafter in effect, and any applicable judicial or administrative interpretation thereof, including any applicable judicial or administrative order, consent decree, order or judgment, imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation).  Environmental Laws include the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. §§ 9601 et seq.) (“CERCLA”); the Hazardous Materials Transportation Authorization Act of 1994 (49 U.S.C. §§ 5101 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. §§ 136 et seq.); the Solid Waste Disposal Act (42 U.S.C. §§ 6901 et seq.); the Toxic Substance Control Act (15 U.S.C. §§ 2601 et seq.); the Clean Air Act (42 U.S.C. §§ 7401 et seq.); the Federal Water Pollution Control Act (33 U.S.C. §§ 1251 et seq.); the Occupational

Safety and Health Act (29 U.S.C. §§ 651 et seq.); and the Safe Drinking Water Act (42 U.S.C. §§ 300(f) et seq.), and any and all regulations promulgated thereunder, and all analogous state, local and foreign counterparts or equivalents and any transfer of ownership notification or approval statutes relating to environmental matters.

“Environmental Liabilities” means, with respect to any Person, all liabilities, obligations, responsibilities, response, remedial and removal costs, investigation and feasibility study costs, capital costs, operation and maintenance costs, losses, damages, punitive damages, property damages, natural resource damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants), fines, penalties, sanctions and interest incurred as a result of or related to any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, including any arising under or related to any Environmental Laws, Environmental Permits, or in connection with any Release or threatened Release or presence of a Hazardous Material whether on, at, in, under, from or about or in the vicinity of any real or personal property.

“Environmental Permits” means all permits, licenses, authorizations, certificates, approvals or registrations required by any Governmental Authority under any Environmental Laws.

“Equipment” means all “equipment,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located and, in any event, including all such Credit Party’s machinery and equipment, including processing equipment, conveyors, machine tools, data processing and computer equipment, including embedded software and peripheral equipment and all engineering, processing and manufacturing equipment, office machinery, furniture, materials handling equipment, tools, attachments, accessories, automotive equipment, trailers, trucks, forklifts, molds, dies, stamps, motor vehicles, rolling stock and other equipment of every kind and nature, trade fixtures and fixtures not forming a part of real property, together with all additions and accessions thereto, replacements therefor, all parts therefor, all substitutes for any of the foregoing, fuel therefor, and all manuals, drawings, instructions, warranties and rights with respect thereto, and all products and proceeds thereof and condemnation awards and insurance proceeds with respect thereto.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any regulations promulgated thereunder.

“ERISA Affiliate” means, with respect to any Credit Party, any trade or business (whether or not incorporated) that, together with such Credit Party, are treated as a single employer within the meaning of Sections 414(b), (c), (m) or (o) of the IRC.

“ERISA Event” means, with respect to any Credit Party or any ERISA Affiliate, (a) any event described in Section 4043(c) of ERISA with respect to a Title IV Plan; (b) the withdrawal of any Credit Party or ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (c) the complete or partial withdrawal of any Credit Party or any ERISA Affiliate from any Multiemployer Plan; (d) the filing of a notice of intent to terminate a Title IV

Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA; (e) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (f) the failure by any Credit Party or ERISA Affiliate to make when due required contributions to a Multiemployer Plan or Title IV Plan unless such failure is cured within 30 days; (g) any other event or condition that might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or for the imposition of liability under Section 4069 or 4212(c) of ERISA; (h) the termination of a Multiemployer Plan under Section 4041A of ERISA or the reorganization or insolvency of a Multiemployer Plan under Section 4241 or 4245 of ERISA; or (i) the loss of a Qualified Plan’s qualification or tax exempt status; or (j) the termination of a Plan described in Section 4064 of ERISA.

“ESOP” means a Plan that is intended to satisfy the requirements of Section 4975(e)(7) of the IRC.

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan or the Loans comprising such Borrowing are bearing interest at a rate determined by reference to the Adjusted Eurodollar Rate.

“Eurodollar Business Day” means a Business Day on which banks in the City of London are generally open for interbank or foreign exchange transactions.

“Eurodollar Rate” shall mean, with respect to any Eurodollar Borrowing for any Interest Period, the rate per annum determined by the Agent at approximately 11:00 a.m., London time, on the date that is two Business Days prior to the commencement of such Interest Period by reference to the rate for eurodollar deposits which appears on the page of the Telerate screen that displays an average British Bankers Association Interest Settlement Rate (such page currently being page number 3740 or page 3750 of the Telerate screen) for a period equal to such Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “Eurodollar Rate” shall be the interest rate per annum determined by the Agent to be the average of the rates per annum at which Eurodollar deposits in Eurodollars are offered for such relevant Interest Period to major banks in the London interbank market in London, England by the Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the beginning of such Interest Period.

“Event of Default” has the meaning ascribed to it in Section 6.1.

“Excess Cash Flow” shall mean, for any period, an amount (if positive) equal to:  (a) the sum, without duplication, of the amounts for such period of (i) Consolidated Adjusted EBITDA, plus (ii) the Consolidated Working Capital Adjustment, minus (b) the sum, without duplication, of the amounts for such period of (i) voluntary and scheduled repayments of Funded Debt (excluding any repayment of revolving Indebtedness except to the extent the related commitments are permanently reduced in connection with such repayments), (ii) Consolidated Capital Expenditures, the amount of Permitted Acquisitions and the amount of Investments made in reliance on Section 3.3(i) (in each case, net of any proceeds of (A) any related financings with respect to such expenditures, (B) any sales of assets used to finance such expenditures and (C) any casualty or condemnation to the extent such net proceeds are not included in the calculation of Consolidated Adjusted EBITDA), (iii) Consolidated Cash Interest Expense, and (iv) provisions for current taxes based on income of Borrower and its Subsidiaries and payable in cash with respect to such period.

“Excess Cash Flow Period” shall mean (i) initially, the period commencing on and including October 1, 2005 and ending on and including June 30, 2006 and (ii) thereafter, each Fiscal Year of Borrower.

“Excluded Accounts” shall mean (i) accounts used solely to fund current payroll requirements of Borrower and its Subsidiaries, and (ii) medical savings accounts and similar employee benefit accounts.

“Excluded Taxes” shall mean, with respect to the Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income, net capital or net profits (including any minimum tax or alternative minimum tax) by the United States of America, or by the jurisdiction under the laws of which such recipient is organized (or any political subdivision thereof), or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located or in which such Lender carries on business, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction (or any political subdivision thereof) described in clause (a) above, and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by Borrower under Section 1.17(a)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender’s failure to comply with Section 1.16(d), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or such assignment), to receive additional amounts from Borrower with respect to such withholding tax pursuant to Section 1.16(a).

“Fair Labor Standards Act” means the Fair Labor Standards Act, 29 U.S.C. § 201 et seq.

“Federal Funds Effective Rate” shall mean, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for the day for such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System.

“Financial Statements” means the consolidated and consolidating income statements, statements of cash flows and balance sheets of Borrower and its Subsidiaries delivered in accordance with Section 4.4.

“First Lien Agent” shall mean General Electric Capital Corporation, in its capacity as administrative agent under the First Lien Credit Agreement together with its successors and assigns in such capacity.

“First Lien Credit Agreement” shall mean the Revolving Credit Agreement and any other replacement, refinancing, substitute or supplemental agreement governing any Indebtedness permitted by Section 3.1(d).

“First Lien Lenders” shall mean the financial institutions from time to time party to the First Lien Credit Agreement as “Lenders.”

“First Lien Obligations” shall have the meaning given in the Intercreditor Agreement.

“First Lien Loan Termination Date” shall have the meaning given in the Intercreditor Agreement.

“Fiscal Quarter” means any of the quarterly accounting periods of Borrower, ending on March 31, June 30, September 30 and December 31 of each year.

“Fiscal Year” means any of the annual accounting periods of Borrower ending on June 30 of each year.

“Fixtures” means all “fixtures” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party.

“Foreign Lender” shall mean any Lender that is organized under the laws of a jurisdiction other than that in which Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Fund” shall mean any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and/or similar extensions of credit in the ordinary course.

“Funded Debt” means, with respect to any Person, without duplication, all Indebtedness for borrowed money (other than the Senior Unsecured Notes) evidenced by notes, bonds, debentures, or similar evidences of Indebtedness and that by its terms matures more than one year from, or is directly or indirectly renewable or extendible at such Person’s option under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year from the date of creation thereof, and specifically including Capital Lease Obligations, current maturities of long-term debt, revolving credit and short-term debt extendible beyond one year at the option of the debtor, and also including, in the case of Borrower, the Obligations and, without duplication, Guaranteed Indebtedness consisting of guaranties of Funded Debt of other Persons.

“GAAP” means generally accepted accounting principles in the United States of America, consistently applied.

“General Intangibles” means “general intangibles,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, including all right, title and interest that such Credit Party may now or hereafter have in or under any Contractual Obligation, all payment intangibles, customer lists, Licenses, Copyrights, Trademarks, Patents, and all applications therefor and reissues, extensions or renewals thereof, rights in Intellectual Property, interests in partnerships, joint ventures and other business associations, licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill (including the goodwill associated with any Trademark or Trademark License), all rights and claims in or under insurance policies (including insurance for fire, damage, loss and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key man and business interruption insurance, and all unearned premiums), uncertificated securities, chooses in action, deposit, checking and other bank accounts, rights to receive tax refunds and other payments, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged Stock and Investment Property, rights of indemnification, all books and records, correspondence, credit files, invoices and other papers, including all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Credit Party or any computer bureau or service company from time to time acting for such Credit Party.

“Goods” means any “goods,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, including embedded software to the extent included in “goods” as defined in the Code, manufactured homes, standing timber that is cut and removed for sale and unborn young of animals.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Granting Lender” shall have the meaning given in Section 9.4(g).

“Guaranteed Indebtedness” means, as to any Person, any obligation of such Person guaranteeing, providing comfort or otherwise supporting any Indebtedness, lease, dividend, or other obligation (“primary obligation”) of any other Person (the “primary obligor”) in any manner, including any obligation or arrangement of such Person to (a) purchase or repurchase any such primary obligation, (b) advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (c) purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (d) protect the beneficiary of such arrangement from loss (other than product warranties given in the ordinary course of business) or (e) indemnify the owner of such primary obligation against loss in respect thereof.  The amount of any Guaranteed Indebtedness at any time shall be deemed to be an amount equal to the lesser at such time of (x) the stated or determinable amount of the primary obligation in respect of which such Guaranteed Indebtedness is incurred and (y) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Guaranteed Indebtedness, or, if not stated or determinable, the maximum reasonably anticipated liability (assuming full performance) in respect thereof.

“Guarantors” means each Subsidiary of Borrower that executes a guaranty or other similar agreement in favor of Agent, for itself and the ratable benefit of Lenders, in connection with the transactions contemplated by the Agreement and the other Loan Documents.

“Guaranty” means the Guaranty Agreement entered into by each of the Guarantors on the Closing Date substantially in the form of Exhibit A-1 hereto, as the same may be amended or supplemented in accordance with its terms.

“Hazardous Material” means any substance, material or waste that is regulated by, or forms the basis of liability now or hereafter under, any Environmental Laws, including any material or substance that is (a) defined as a “solid waste,” “hazardous waste,” “hazardous material,” “hazardous substance,” “extremely hazardous waste,”  “restricted hazardous waste,” “pollutant,” “contaminant,” “hazardous constituent,” “special waste,” “toxic substance” or other similar term or phrase under any Environmental Laws, or (b) petroleum or any fraction or by-product thereof, asbestos, polychlorinated biphenyls (PCB’s), or any radioactive substance.

“Increased-Cost Lenders” shall have the meaning given in Section 1.18.

“Indebtedness” means, with respect to any Person, without duplication (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property payment for which is deferred six (6) months or more, but excluding obligations to trade creditors incurred in the ordinary course of business that are unsecured and not overdue by more than six (6) months unless being contested in good faith, (b) all reimbursement and other obligations with respect to letters of credit, bankers’ acceptances and surety bonds, whether or not matured, (c) all obligations evidenced by notes, bonds, debentures or similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations and the present value (discounted at the Prime Rate as in effect on the Closing Date) of future rental payments under all synthetic leases, (f) all obligations of such Person under commodity purchase or option agreements or other commodity price hedging arrangements, in each case whether contingent or matured, (g) all obligations of such Person under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates, in each case whether contingent or matured, (h) all Indebtedness referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property or other assets (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, (i) ”earnouts” and similar payment obligations, and (j) the Obligations. For the avoidance of doubt, “Indebtedness” of Borrower or any of its Subsidiaries shall not include any Stock, or any liabilities or obligations in respect of any Stock (or any security into which such Stock is convertible or for which it is exchangeable at the option of the holder thereof) of Borrower or any of its Subsidiaries, so long as neither Borrower nor any such Subsidiary is or, upon the passage of time or the occurrence of any event, may become obligated to (notwithstanding any prohibition in this Agreement to the contrary) redeem, purchase, retire, defease or otherwise make any cash payment in respect of such Stock or security at any time prior to February 2, 2011, except as permitted by Section 3.5(f).

“Indemnified Taxes” shall mean Taxes other than Excluded Taxes and Other Taxes.

“Indemnitee” shall have the meaning given in Section 9.5(b).

“Information” shall have the meaning given in Section 9.16.

“Instruments” means all “instruments,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, and, in any event, including all certificated securities, all certificates of deposit, and all promissory notes and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

“Intellectual Property” means any and all Licenses, Patents, Copyrights, Trademarks, and the goodwill associated with such Trademarks.

“Intercompany Debt” has the meaning ascribed to it in Section 9.22.

“Intercompany Notes” has the meaning ascribed to it in Section 3.1.

“Intercreditor Agreement” shall mean the Intercreditor Agreement, substantially in the form of Exhibit A-2 dated as of the date hereof, among the Agent and the First Lien Agent.

“Interest Coverage Ratio” shall mean, for any period, the ratio of (a) Consolidated Adjusted EBITDA of Borrower for such period, taken as one accounting period, to (b) Consolidated Interest Expense of Borrower for such period, taken as one accounting period; provided that (x) for purposes of determining the Interest Coverage Ratio for any period ending prior to December 31, 2006, Consolidated Interest Expense of Borrower shall be determined on a pro forma basis as though the Related Transactions had occurred on the day prior to the first day of such period (and for avoidance of doubt, shall exclude any items on the balance sheet related to debt issuance costs to be written off due to the Related Transactions) and (y) for purposes of calculating the Interest Coverage Ratio for Borrower for any period (A) the Consolidated Adjusted EBITDA and interest expense of any Person acquired by Borrower or any of its Subsidiaries pursuant to a Permitted Acquisition during such period shall be included on a pro forma basis for such period (assuming the consummation of such acquisition and the incurrence, assumption or repayment of any Indebtedness in connection therewith occurred as of the first day of such period) and (B) the Consolidated Adjusted EBITDA and interest expense of any Person or line of business sold or otherwise disposed of by Borrower or any of its Subsidiaries during such period shall be excluded for such period (assuming the consummation of such sale or other disposition and the incurrence, assumption or repayment of any Indebtedness in connection therewith occurred as of the first day of such period).

“Interest Payment Date” shall mean (a) with respect to any ABR Loan, the last Business Day of each March, June, September and December and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to such Loan and, in the case of a Eurodollar Loan with an Interest Period of more than three months’ duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months’ duration been applicable to such Loan.

“Interest Period” shall mean, in connection with a Eurodollar Loan, an interest period of one, two, three or six months (or, to the extent requested by Borrower and with the prior written consent of each Lender, nine or twelve months), as selected by Borrower in the applicable Notice of Borrowing or Notice of Conversion/Continuation, (x) initially, commencing on the borrowing date or Conversion/Continuation Date thereof, as the case may be; and (y) thereafter, commencing on the day on which the immediately preceding Interest Period expires; provided (a) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless no further Business Day occurs in such month, in which case such Interest Period shall expire on the immediately preceding Business Day; (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) of this definition, end on the last Business Day of a calendar month; and (c) no Interest Period with respect to any portion of the Loans shall extend beyond the Maturity Date.

“Interest Rate Determination Date” shall mean, with respect to any Interest Period, the date that is two Business Days prior to the first day of such Interest Period.

“Interest Rate Obligations” means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

“Inventory” means any “inventory,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, including inventory, merchandise, goods and other personal property that are held by or on behalf of any Credit Party for sale or lease or are furnished or are to be furnished under a contract of service, or that constitute raw materials, work in process, finished goods, returned goods, supplies or materials of any kind, nature or description used or consumed or to be used or consumed in such Credit Party’s business or in the processing, production, packaging, promotion, delivery or shipping of the same, including all supplies and embedded software.

“Investment” means (i) any direct or indirect purchase or other acquisition by Borrower or any of its Subsidiaries of any Stock, or other ownership interest in, any other Person, and (ii) any direct or indirect loan, advance or capital contribution by Borrower or any of their Subsidiaries to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business.

“Investment Property” means all “investment property,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, including: (i) all securities, whether certificated or uncertificated, including stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit, and mutual fund shares; (ii) all securities entitlements of any Credit Party, including the rights of such Credit Party to any securities account and the financial assets held by a securities intermediary in such securities account and any free credit balance or other money owing by any securities intermediary with respect to that account; (iii) all securities accounts of any Credit Party; (iv) all commodity contracts of any Credit Party; and (v) all commodity accounts held by any Credit Party.

“IRC” means the Internal Revenue Code of 1986, as amended, and all regulations promulgated thereunder.

“IRS” means the Internal Revenue Service.

“Lead Arranger” shall mean Deutsche Bank Securities Inc, in its capacity as sole lead arranger and sole bookrunner for the Loans.

“Loan Charges” shall have the meaning given in Section 9.9.

“Lenders” means the Lenders named on the signature pages of this Agreement, and any Assignee pursuant to Section 9.4(c).

“Leverage Ratio” shall mean, on any date, the ratio of (a) Consolidated Total Debt on such date to (b) Consolidated Adjusted EBITDA for the period of four consecutive Fiscal Quarters most recently ended on or prior to such date taken as one accounting period; provided that for purposes of calculating the Leverage Ratio for Borrower for any period (A) the Consolidated Adjusted EBITDA of any Person acquired by Borrower or any of its Subsidiaries pursuant to a Permitted Acquisition during such period shall be included on a pro forma basis for such period (assuming the consummation of such acquisition and the incurrence, assumption or repayment of any Indebtedness in connection therewith occurred as of the first day of such period) and (B) the Consolidated Adjusted EBITDA of any Person or line of business sold or otherwise disposed of by Borrower or any of its Subsidiaries during such period shall be excluded for such period (assuming the consummation of such sale or other disposition and the incurrence, assumption or repayment of any Indebtedness in connection therewith occurred as of the first day of such period).

“License” means any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by any Credit Party.

“Lien” means any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable law of any jurisdiction).

“Litigation” has the meaning ascribed to it in Section 4.4(h).

“Loan Documents” means the Agreement, the Notes, the Collateral Documents, the Intercreditor Agreement and all other agreements, instruments, documents and certificates identified in the Closing Checklist executed and delivered to, or in favor of, Agent or any Lenders and including all other pledges, powers of attorney, consents, assignments, contracts, notices, and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Credit Party, or any employee of any Credit Party, and delivered to Agent or any Lender in connection with the Agreement or the transactions contemplated thereby.  Any reference in the Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to the Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

“Loans” means a loan made by a Lender pursuant to Section 1.1(a).

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations, prospects or financial or other condition of the Credit Parties considered as a whole, (b) Borrower’s ability to pay any of the Loans or any of the other Obligations in accordance with the terms of the Agreement, (c) the Collateral or Agent’s Liens, on behalf of itself and Lenders, on the Collateral or the priority of such Liens, or (d) Agent’s or any Lender’s rights and remedies under the Agreement and the other Loan Documents.

“Maturity Date”  means November 1, 2010.

“Maximum Rate” shall have the meaning given in Section 9.9.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgages” means each of the mortgages, deeds of trust, leasehold mortgages, leasehold deeds of trust, collateral assignments of leases or other real estate security documents delivered by any Credit Party to Agent on behalf of itself and Lenders with respect to the Real Estate, in each case as amended, modified or supplemented from time to time.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA, and to which any Credit Party or ERISA Affiliate is making, is obligated to make or has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

“Net Proceeds” shall mean (a) with respect to any Specified Asset Disposition or Specified Recovery Event, the proceeds thereof in the form of cash or cash equivalents (including any such proceeds subsequently received (as and when received) in respect of non-cash consideration initially received), net of (i) selling expenses (including reasonable and customary broker’s fees or commissions, legal fees, transfer and similar taxes incurred by Borrower or any of its Subsidiaries in connection therewith and Borrower’s good faith estimate of income taxes paid or payable in connection with such sale, after taking into account any available tax credits or deductions and any tax sharing arrangements, in each case to the extent attributable to such sale); (ii) amounts provided as a reserve, in accordance with GAAP, against any liabilities under any indemnification obligations or purchase price adjustment associated with such Specified Asset Disposition (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Proceeds); (iii) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness for borrowed money which is secured by the asset sold in such Specified Asset Disposition and which is required to be repaid with such proceeds (other than any such Indebtedness assumed by the purchaser of such asset); (iv) reserves for withdrawal liability or severance estimated by Borrower to be payable arising from such Specified Asset Disposition; and (v) amounts required to be paid to any person (other than Borrower and its Subsidiaries) owning a beneficial interest in the subject asset; and (b) with respect to any issuance or disposition of Indebtedness or any Specified Equity Issuance, the cash proceeds thereof, net of all taxes and reasonable and customary fees, commissions, costs and other expenses incurred by Borrower or any of its Subsidiaries in connection therewith.

“Non-Consenting Lender” has the meaning ascribed to it in Section 1.18.

“Note” means a Note substantially in the form of Exhibit 1.1(a), executed by Borrower and evidencing the Loans of a Lender.

“Notice of Borrowing” shall mean a notice substantially in the form of Exhibit 1.1(b).

“Notice of Conversion/Continuation” shall mean a Conversion/Continuation Notice substantially in the form of Exhibit 1.3(b).

“Obligations” means all loans, advances, debts, liabilities and obligations, for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable) owing by any Credit Party to Agent or any Lender, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, arising under the Agreement or any of the other Loan Documents.  This term includes all principal, interest (including all interest that accrues after the commencement of any case or proceeding by or against any Credit Party in bankruptcy, whether or not allowed in such case or proceeding), Charges, expenses, attorneys’ fees and any other sum chargeable to any Credit Party under the Agreement or any of the other Loan Documents.

“Other Taxes” shall mean any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies (including interest, fines, penalties and additions to tax) arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

“Participant” shall have the meaning given in Section 9.4(b).

“Parts and Supplies” means as to any of the Credit Parties, its fuel, diamond blades and diamond grinders used by such Credit Party in conjunction with such Credit Party’s Equipment in the ordinary course of business.

“Patent License” means rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right with respect to any invention on which a Patent is in existence.

“Patent Security Agreements” means the Patent Security Agreements made in favor of Agent, on behalf of itself and Lenders, by each applicable Credit Party, in each case as amended, modified or supplemented from time to time.

“Patents” means all of the following in which any Credit Party now holds or hereafter acquires any interest: (a) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or of any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State or any other country, and (b) all reissues, continuations, continuations-in-part or extensions thereof.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means a Plan described in Section 3(2) of ERISA.

“Permitted Acquisition” has the meaning ascribed to it in Section 3.6(b).

“Permitted Encumbrances” means the following encumbrances: (a) Liens for taxes or assessments or other governmental Charges (i) not yet due and payable or (ii) due and payable but being contested in a manner consistent with Section 2.1 so long as such Lien is not being enforced and does not (except in the case of Liens on Real Estate) have priority over any Lien of Agent; (b) pledges or deposits of money securing statutory obligations under workmen’s compensation, unemployment insurance, social security or public liability laws or similar legislation (excluding Liens under ERISA); (c) pledges or deposits of money securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which any Credit Party is a party as lessee made in the ordinary course of business; (d) inchoate and unperfected workers’, mechanics’ or similar liens arising in the ordinary course of business, so long as such Liens attach only to Equipment, Fixtures and/or Real Estate; (e) carriers’, warehousemen’s, suppliers’ or other similar possessory liens arising in the ordinary course of business; (f) deposits securing, or in lieu of, surety, appeal or customs bonds in proceedings to which any Credit Party is a party; (g) any attachment or judgment lien not constituting an Event of Default under Section 6.1; (h) zoning restrictions, easements, licenses, or other restrictions on the use of any Real Estate or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value, or marketability of such Real Estate or are declared on the title reports delivered on behalf of the Credit Parties pursuant to the Loan Documents; (i) presently existing or hereafter created Liens in favor of Agent, on behalf of Lenders; (j) Liens existing on the date hereof and renewal, and extensions thereof which Liens are set forth on Schedule 3.2; (k) Liens securing Indebtedness permitted by Section 3.1(f) and Section 3.1(g); provided that the Liens attach only to the assets financed by such Indebtedness (in the case of Section 3.1(f)) or the assets specified therein (in the case of Section 3.1(g)), (l) other Liens securing obligations in an amount not to exceed $2,500,000 at any time outstanding; and (m) Liens on the Collateral securing the First Lien Obligations.

“Permitted Refinancing Indebtedness” shall mean Indebtedness issued or incurred (including by means of the extension or renewal of existing Indebtedness) to refinance, refund, extend, renew or replace existing Indebtedness (“Refinanced Indebtedness”); provided that (a) the principal amount of such refinancing, refunding, extending, renewing or replacing Indebtedness is not greater than the principal amount of such Refinanced Indebtedness plus the amount of any premiums or penalties and accrued and unpaid interest paid thereon and reasonable fees and expenses, in each case associated with such refinancing, refunding, extension, renewal or replacement, (b) such refinancing, refunding, extending, renewing or replacing Indebtedness has a final maturity that is no sooner than, and a weighted average life to maturity that is no shorter than, such Refinanced Indebtedness, (c) if such Refinanced Indebtedness or any guarantees thereof are subordinated to the Obligations, such refinancing, refunding, extending, renewing or replacing Indebtedness and any guarantees thereof remain so subordinated on terms no less favorable to the Lenders, (d) the obligors in respect of such Refinanced Indebtedness immediately prior to such refinancing, refunding, extending, renewing or replacing are, and/or Borrower is, the only obligors on such refinancing, refunding extending, renewing or replacing Indebtedness and (e) such refinancing, refunding, extending, renewing or replacing Indebtedness contains covenants and events of default and is benefited by guarantees, if any, which, taken as a whole, are no less favorable to Borrower or the applicable Subsidiary and the Lenders in any material respect than the covenants and events of default or guarantees, if any, in respect of such Refinanced Indebtedness; provided, further, that notwithstanding the foregoing, a refinancing of Indebtedness under Section 3.1(d) with Indebtedness which is secured by a Lien on any Collateral, shall constitute Permitted Refinancing Indebtedness to the extent such refinancing, refunding, extending, renewing or replacing Indebtedness is permitted under the terms of the Intercreditor Agreement and the relevant holders of such refinancing, refunding, extending, renewing or replacing Indebtedness become party to the Intercreditor Agreement.

“Permitted Sale-Leaseback” means any sale of real property (with or without improvements thereon) by Borrower to a Person who is not an Affiliate of Borrower and the entering into by Borrower as lessee of a lease of such real property (and, if included in such transfer) the improvements thereon so long as (i) the consideration received by Borrower for such sale is at least equal to the fair market value of such real property (and any included improvements thereon), (ii) the sole consideration received for such sale is cash, (iii) the Net Proceeds of such sale are applied as required by Section 1.9, (iv) such lease is on current market terms for the area in which such real property is located as reasonably determined by Borrower, (v) after giving effect to such sale and lease and the repayment of Indebtedness with the proceeds of such sale, Borrower is in compliance on a pro forma basis with the covenants set forth in Section 4 recomputed for the most recently ended Fiscal Quarter for which information is available and (vi) no Default or Event of Default then exists or would result from such sale or lease.

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

“Plan” means, at any time, an “employee benefit plan,” as defined in Section 3(3) of ERISA, that any Credit Party or ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any Credit Party.

“Pledge Agreement” means the Pledge Agreement of even date herewith entered into by and among Agent, on behalf of itself and Lenders, Borrower and Penhall Company, as amended, modified or supplemented from time to time.

“Preferred Stock to be Redeemed” means 10,000 shares of Borrower’s Senior Exchangeable 10.50% Preferred Stock, par value $0.01 per share, outstanding on the Closing Date

“Prime Rate” shall mean the rate which DBTCA announces, from time to time, as its prime lending rate, the Prime Rate to change when and as such prime lending rate changes.  The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged by DBTCA to any customer of DBTCA.  Borrower acknowledges that DBTCA may, from time to time, make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

“Principal Office” shall mean the Agent’s “Principal Office” as set forth on Annex E, or such other office as the Agent may from time to time designate in writing to Borrower and each applicable Lender.

“Pro Forma” means the unaudited consolidated and consolidating balance sheets of Borrower and its Subsidiaries prepared in accordance with GAAP as of September 30, 2005 after giving effect to the Related Transactions.  The Pro Forma is annexed hereto as Annex D.

“Pro Rata Share” means with respect to all matters relating to any Lender, the percentage obtained by dividing (i) the aggregate outstanding principal balance of the Loans held by that Lender, by (ii) the outstanding principal balance of the Loans held by all Lenders, as such percentages may be adjusted by assignments pursuant to Section 8.1.

“Projections” means Borrower’s forecasted consolidated and consolidating:  (a) balance sheets; (b) profit and loss statements; and (c) cash flow statements and otherwise consistent with the historical Financial Statements of Borrower, together with appropriate supporting details and a statement of underlying assumptions.  Notwithstanding the foregoing, to the extent Borrower provides projections containing more detail than is required above to the First Lien Agent, Borrower shall also provide such projections to the Lenders.

“Qualified Plan” means a Pension Plan that is intended to be tax-qualified under Section 401(a) of the IRC.

“Qualified Subordinated Debt” means, Indebtedness of Borrower and any Guarantor which is subordinated to the prior payment in full of the Obligations on terms customary for high yield senior subordinated debt or mezzanine debt and on terms otherwise reasonably satisfactory to the Agent; provided that each of the following conditions is met: (i) such Indebtedness does not mature prior to the date that is one year following the Maturity Date, (ii) no payments of principal with respect to such Indebtedness (including without limitation scheduled amortization payments and mandatory prepayments) are required to be made prior to the date that is one year following the Maturity Date, (iii) the terms and conditions governing such Indebtedness (including without limitation covenants and events of default) are no more restrictive in any material respect than the terms and conditions of this Agreement and (iv) such Indebtedness otherwise is issued on market terms.

“Real Estate” has the meaning ascribed to it in Section 5.12.

“Refinancing” means the redemption by Borrower of the Senior Unsecured Notes and the Preferred Stock to be Redeemed.

“Register” has the meaning ascribed to it in Section 1.2(b).

“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Related Transactions” means the initial borrowing under the Revolving Loan on the Closing Date, the Refinancing, the amendment of the Borrower’s preferred stock contemplated by Section 3.19, the payment of all fees, costs and expenses associated with all of the foregoing and the execution and delivery of all of the Related Transactions Documents.

“Related Transactions Documents” means the Loan Documents, the documents evidencing, creating or governing the Refinancing, and all other agreements or instruments executed in connection with the Related Transactions.

“Release” means any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material in the indoor or outdoor environment, including the movement of Hazardous Material through or in the air, soil, surface water, ground water or property.

“Replacement Lender” has the meaning ascribed to it in Section 1.18.

“Requirement of Law” shall mean as to any Person, the governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Real Property or personal property or to which such Person or any of its property of any nature is subject.

“Requisite Lenders” means Lenders having more than 50% of the aggregate outstanding amount of the Loans.

“Responsible Officer” of any Person shall mean any executive officer or financial officer of such Person and any other officer or similar official thereof responsible for the administration of the obligations of such Person in respect of this Agreement.

“Restricted Payment” means, with respect to any Credit Party, (a) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of Stock; (b) any payment on account of the purchase, redemption, defeasance, sinking fund or other retirement of such Credit Party’s Stock or any other payment or distribution made in respect thereof, either directly or indirectly; (c) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire Stock of such Credit Party now or hereafter outstanding; (d) any payment of a claim for the rescission of the purchase or sale of, or for material damages arising from the purchase or sale of, any shares of such Credit Party’s Stock or of a claim for reimbursement, indemnification or contribution arising out of or related to any such claim for damages or rescission; (e) any payment, loan, contribution, or other transfer of funds or other property to any Stockholder of such Credit Party other than payment of compensation in the ordinary course of business to Stockholders who are employees of such Credit Party; and (f) any payment of management fees (or other fees of a similar nature) or out-of-pocket expenses in connection therewith by such Credit Party to any Stockholder of such Credit Party or its Affiliates.

“Retiree Welfare Plan” means, at any time, a Welfare Plan that provides for continuing coverage or benefits for any participant or any beneficiary of a participant after such participant’s termination of employment, other than continuation coverage provided pursuant to Section 4980B of the IRC and at the sole expense of the participant or the beneficiary of the participant.

“Revolving Credit Agreement” shall mean the Amended and Restated Credit agreement, dated as of the Closing Date, among Borrower, the other credit parties thereto,  each of the financial institutions from time to time party thereto as lenders, the First Lien Agent and the other parties from time to time party thereto.

“Revolving Credit Documents” shall mean, collectively, the Revolving Credit Agreement and “Loan Documents” under and as defined in the Revolving Credit Agreement or any agreements, documents or instruments associated with Permitted Refinancing Indebtedness related thereto.

“Revolving Credit Facility” shall mean the revolving credit facility obtained by Borrower pursuant to the terms of the Revolving Credit Agreement.

“S&P” means Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc.

“Security Agreement” means the Security Agreement of even date herewith entered into by and among Agent, on behalf of itself and Lenders, and each Credit Party that is a signatory thereto, as amended, modified or supplemented from time to time.

“Senior Unsecured Notes” means those certain 12% Senior Unsecured Notes due 2006 issued by Borrower pursuant to the Senior Unsecured Notes Indenture in an aggregate original principal amount of $100,000,000.

“Senior Unsecured Notes Indenture” means the Indenture, dated August 1, 1998, between Penhall International Corporation (as successor to Penhall Acquisition Corp.) and United States Trust Company, as Trustee, as supplemented through the Closing Date.

“Short Term Rentals” means rental payments due to Borrower or any of its Subsidiaries from the rental of tools and like property leased by such Person as lessor under leases of not more than one year’s duration.

“Solvent” means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including subordinated and contingent liabilities, of such Person; (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts and liabilities, including subordinated and contingent liabilities as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person’s property would constitute an unreasonably small capital.  The amount of contingent liabilities (such as Litigation, guaranties and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that can be reasonably be expected to become an actual or matured liability.

“SPC” shall have the meaning given in Section 9.4(g).

“Specified Asset Disposition” means any Asset Disposition or series or related series of Asset Dispositions involving assets with a fair market value in excess of $500,000.

“Specified Equity Issuance” shall mean any issuance or sale by Borrower of any Capital Stock of Borrower or the receipt by Borrower of any capital contribution, as applicable, except (a) any issuance of directors’ qualifying shares, (b) sales or issuances of common stock of Borrower to management or employees of Borrower or any of its Subsidiaries, and (c) any capital contribution from, or issuance of Capital Stock of Borrower to, BRS or any BRS Related Party.

“Specified Recovery Event” shall mean any settlement of or payment in respect of any property or casualty insurance claim or any taking under power of eminent domain or by condemnation or similar proceeding of or relating to any property or asset of Borrower or any of its Subsidiaries; provided that any such event or series of related events causing damage or destruction in an amount, or a taking of property having a fair market value, not in excess of $500,000 in the aggregate in any Fiscal Year of Borrower shall be deemed not to be a Specified Recovery Event for purposes of this Agreement.

“Statement” has the meaning ascribed to it in Section 4.4(c).

“Statutory Reserves” shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Federal Reserve Board and any other banking authority, domestic or foreign, to which the Agent or any Lender (including any branch, Affiliate or other fronting office making or holding a Loan) is subject for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board).  Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation.  Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Stock” means all shares, options, warrants, general or limited partnership interests, membership interests or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934).

“Stockholder” means, with respect to any Person, each holder of Stock of such Person.

“Subsidiary” means, with respect to any Person, (a) any corporation of which an aggregate of more than 50% of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of 50% or more of such Stock whether by proxy, agreement, operation of law or otherwise, and (b) any partnership or limited liability company in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than 50% or of which any such Person is a general partner or may exercise the powers of a general partner.  Unless the context otherwise requires, each reference to a Subsidiary shall be a reference to a Subsidiary of Borrower.

“Subsidiary Guaranty” means the Subsidiary Guaranty of even date herewith executed by each of the Guarantors in favor of Agent, on behalf of itself and Lenders, as amended, modified or supplemented from time to time.

“Target” has the meaning ascribed to it in Section 3.6(b).

“Tax” shall mean any present or future tax, levy, impost, duty, assessment, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed.

“Terminated Lender” shall have the meaning given in Section 1.18.

“Title IV Plan” means a Pension Plan (other than a Multiemployer Plan), that is covered by Title IV of ERISA, and that any Credit Party or ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

“Trademark Security Agreements” means the Trademark Security Agreements made in favor of Agent, on behalf of itself and Lenders, by each applicable Credit Party, in each case, as amended, modified or supplemented from time to time.

“Trademark License” means rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right to use any Trademark.

“Trademarks” means all of the following now owned or hereafter adopted or acquired by any Credit Party: (a) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, internet domain names, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof; (b) all reissues, extensions or renewals thereof; and (c) all goodwill associated with or symbolized by any of the foregoing.

“Type” with respect to any Loan, shall refer to such Loan’s status as an ABR Loan or a Eurodollar Loan.

“Unfunded Pension Liability” means, at any time, the aggregate amount, if any, of the sum of (a) the amount by which the present value of all accrued benefits under each Title IV Plan exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, all determined as of the most recent valuation date for each such Title IV Plan using the actuarial assumptions for funding purposes in effect under such Title IV Plan, and (b) for a period of 5 years following a transaction which might reasonably be expected to be covered by Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by any Credit Party or any ERISA Affiliate as a result of such transaction.

“Welfare Plan” means a Plan described in Section 3(1) of ERISA.

Rules of construction with respect to accounting terms used in the Agreement or the other Loan Documents shall be as set forth or referred to in this Annex A.  All other undefined terms contained in any of the Loan Documents shall, unless the context indicates otherwise, have the meanings provided for by the Code to the extent the same are used or defined therein; in the event that any term is defined differently in different Articles or Divisions of the Code, the definition contained in Article or Division 9 shall control.  Unless otherwise specified, references in the Agreement or any of the Appendices to a Section, subsection or clause refer to such Section, subsection or clause as contained in the Agreement.  The words “herein,” “hereof” and “hereunder” and other words of similar import refer to the Agreement as a whole, including all Annexes, Exhibits and Schedules, as the same may from time to time be amended, restated, modified or supplemented, and not to any particular section, subsection or clause contained in the Agreement or any such Annex, Exhibit or Schedule.

Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders.  The words “including”, “includes” and “include” shall be deemed to be followed by the words “without limitation”; the word “or” is not exclusive; references to Persons include their respective successors and assigns (to the extent and only to the extent permitted by the Loan Documents) or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of the same and any successor statutes and regulations.  Whenever any provision in any Loan Document refers to the knowledge (or an analogous phrase) of any Credit Party, such words are intended to signify that such Credit Party has actual knowledge or awareness of a particular fact or circumstance or that such Credit Party, if it had exercised reasonable diligence, would have known or been aware of such fact or circumstance.

ANNEX B

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CREDIT AGREEMENT

PRO RATA SHARES AND COMMITMENT AMOUNTS

Lender	Commitment	Pro Rata Share

Deutsche Bank Trust Company Americas	$105,000,000	100%

S-1

ANNEX C

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CREDIT AGREEMENT

CLOSING CHECKLIST

1.                                       Credit Agreement:  This Agreement or counterparts hereof shall have been duly executed by, and delivered to, Borrower, Agent and Lenders.

2.                                       Term Notes:  Duly executed originals of the Notes for each Lender, dated the Closing Date, shall have been delivered to Agent.

3.                                       Subsidiary Guaranty:  Duly executed originals of the Guaranty from each Subsidiary of Borrower dated the Closing Date, and all documents, instruments and agreements executed pursuant thereto shall have been delivered to Agent.

4.                                       Security Agreement:  Duly executed originals of the Security Agreement executed by each Credit Party, dated the Closing Date, and all instruments, documents and agreements executed pursuant thereto shall have been delivered to Agent.

5.                                       Pledge Agreement:  Duly executed originals of the Pledge Agreement, and duly executed control letters from each of the Credit Parties that is a limited liability company shall have been delivered to Agent.

6.                                       Intercreditor Agreement. Duly executed originals of the Intercreditor Agreement executed by the Agent, the First Lien Agent and the Credit Parties shall have been delivered to the Agent.

7.                                       Insurance:  Satisfactory evidence shall have been delivered to Agent that the insurance policies required by Section 2.2 are in full force and effect, together with appropriate evidence showing loss payable and/or additional insured clauses or endorsements, as requested by Agent, in favor of Agent, on behalf of Lenders.

8.                                       [Assignment of Business Interruption Insurance:  A duly executed assignment of business interruption insurance policy to Agent in form and substance reasonably satisfactory to Agent, obtaining the insurer’s consent thereto.](1)

9.                                       Perfection Certificates  Duly executed originals of the perfection certificates, executed by each Credit Party, along with schedules attached thereto.

10.                                 Security Interests and Code Filings. Evidence satisfactory to Agent shall have been delivered to Agent that Agent (for the benefit of itself and Lenders) has a valid and perfected

(1)                                  TBD.

security interest in the Collateral, including (i) financing statements under the Code and other applicable documents as Agent may request in order to perfect its security interests in the Collateral and (ii) copies of Code search reports listing all effective financing statements that name any Credit Party as debtor, together with copies of such financing statements, none of which shall cover the Collateral, except for those relating to Permitted Encumbrances.

11.                                 Trademark Security Agreement:  Duly executed originals of the Trademark Security Agreement dated the Closing Date and signed by each Credit Party that owns Trademarks, in form and substance reasonably satisfactory to Agent, shall have been delivered to Agent.

12.                                 Control Agreements:  Duly executed originals of Control Agreements in form and substance reasonably satisfactory to Agent shall have been delivered to Agent with respect to all bank accounts (other than Excluded Accounts) of the Credit Parties as required by Section 2.9.

13.                                 Certificate of Formation and Good Standing:  For each Credit Party, (a) its articles or certificate of incorporation or certificate of formation, as applicable, and all amendments thereto, and (b) good standing certificates in its state of incorporation or formation, as applicable certified by the applicable Secretary of State or other authorized Governmental Authority shall have been delivered to Agent.

14.                                 By-laws and Resolutions:  For each Credit Party, (a) its by-laws or operating agreement, as applicable, together with all amendments thereto and (b) resolutions of such Person’s Board of Directors or Board of Members, as applicable, approving and authorizing the execution, delivery and performance of the Loan Documents to which it is a party and the transactions to be consummated in connection therewith, each certified as of the Closing Date by such Person’s secretary or an assistant secretary as being in full force and effect without any modification or amendment shall have been delivered to Agent.

15.                                 Incumbency Certificates:  For each Credit Party, signature and incumbency certificates of the officers of such Person executing any of the Loan Documents, certified as of the Closing Date by such Person’s secretary or an assistant secretary as being true, accurate, correct and complete shall have been delivered to Agent.

16.                                 Opinions of Counsel:  Duly executed originals of an opinion of Dechert LLP (“Dechert”), special New York counsel for the Credit Parties, duly executed originals of an opinion of Heller Ehrman, LLP special California counsel for the Credit Parties, duly executed originals of an opinion of Lewis & Roca LLP, special Arizona counsel for the Credit Parties; duly executed originals of an opinion of Oppenheimer, Wolff & Donnelly LLP, special Minnesota counsel for the Credit Parties and duly executed originals of an opinion of Barnes & Thornburg LLP, special Indiana counsel for the Credit Parties, each dated the Closing Date, shall have been delivered to Agent.

17.                                 Officer’s Certificate:  Duly executed originals of a certificate of an authorized officer of each Credit Party, dated the Closing Date, stating that, since June 30, 2005 (a) no event or condition has occurred or is existing which could reasonably be expected to have a Material Adverse Effect; (b) there has been no material adverse change in the assets, liabilities, properties, prospects or condition, financial or otherwise of any Credit party; (c) no Litigation has been commenced against such Credit Party which, if successful, would have a Material Adverse Effect or could challenge any of the transactions contemplated by the Agreement and the other Loan Documents; (d) there have been no Restricted Payments made by any Credit Party except as provided by the Revolving Credit Agreement; (e) there has been no material increase in liabilities, liquidated or contingent, and no material decrease in assets of Borrower or any of its Subsidiaries; and (f) (i) Consolidated Total Debt (other than the Preferred Stock to be Redeemed and the Senior Unsecured Notes), after giving effect to the initial fundings under the Revolving Credit Agreement and fundings under the Credit Agreement and the application of proceeds thereof, does not exceed $122,000,000, Borrower shall have a minimum trailing twelve month Consolidated Adjusted EBITDA of not less than $26,800,000 for the most recently ended month for which financial statements are available and (iii) the ratio of Consolidated Total Debt to Consolidated Adjusted EBITDA shall be less than 4.75:1.0 as of the Closing Date.  Borrower owns 100% of the Stock of Penhall, that BRS owns approximately 70% and that management owns approximately 30% of the voting Stock of Borrower and that Borrower is capitalized with approximately $28,600,000 in liquidation preference of preferred stock plus accreted dividends (excluding the Preferred Stock to be Redeemed) and approximately $1,000,000 (in book value) of common stock.

18.                                 Waivers:  Landlord’s waivers and consents, bailee letters and mortgagee agreements in form and substance reasonably satisfactory to Agent, in each case, as required pursuant to Section 2.6 shall have been delivered to Agent.

19.                                 Audited Financials; Financial Condition:  The Financial Statements, Projections and other materials set forth in Section 5.5, all certified by an authorized officer of Holdings, shall have been delivered to Agent.  Agent shall have further received a certificate of an authorized officer of each Credit Party to the effect that (a) such Credit Party will be Solvent upon the consummation of the transactions contemplated herein; (b) the Projections are based upon estimates and assumptions stated therein, all of which such Credit Party believes to be reasonable and fair in light of current conditions and current facts known to such Credit Party and, as of the Closing Date, reflect such Credit Party’s good faith and reasonable estimates of its future financial performance and of the other information projected therein for the period set forth therein; and (c) containing such other statements with respect to the solvency of such Credit Party and matters related thereto as Agent shall request.

20.                                 Projections    Agent shall have received Projections for the Borrower through the end of the fifth year after the Closing Date.

21.                                 Pro Forma:  Copies of the Pro Forma shall have been delivered to Agent.

22.                                 Evidence of Irrevocable Deposit of Funds to Retire the Senior Unsecured Notes:  Agent shall have received evidence satisfactory to it that the Senior Unsecured Notes have been irrevocably called for redemption and that funds sufficient to pay the redemption price thereto are deposited with the trustee under the Senior Unsecured Notes Indenture.

23.                                 Evidence of Notice of Redemption of Preferred Stock to be Redeemed. Agent shall have received evidence satisfactory to it that the Borrower’s Preferred Stock to be Redeemed has been irrevocably called for redemption.

24.                                 Amendment and Restatement of Revolving Credit Facility. Agent shall have received evidence (i) satisfactory to it that the Credit Parties have entered into the Revolving Credit Facility which provides for up to $55,000,000 in availability and such Revolving Credit Facility shall have become effective and (ii) duly executed copies of the other First Lien Loan Documents.

25.                                 Management Services Agreement. Agent shall have received a copy of the Management Services Agreement, dated as of August 4, 1998, that shall have been certified by an Officer of the Borrower as being accurate and complete.

26.                                 Other Documents:  Agent shall have received such other certificates, documents and agreements respecting any Credit Party as Agent may, in its sole discretion, request.

ANNEX D

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CREDIT AGREEMENT

PRO FORMA

[Please See Attached]

ANNEX E

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CREDIT AGREEMENT

PRINCIPAL OFFICE

Deutsche Bank Trust Company Americas

Global Credit Products

Leveraged Loan Portfolio

60 Wall Street, NYC60-1104

New York, NY 10005-2858

Fax: (212) 797-5690